Registration No. 811-08928

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2011

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-lA

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☐

Amendment No. 19	☒
(Check appropriate box or boxes)

HSBC INVESTOR PORTFOLIOS
(Exact name of registrant as specified in charter)
3435 Stelzer Road
Columbus, Ohio 43219-3035
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (617) 470-8000

Richard A. Fabietti, President
452 Fifth Avenue
New York, New York 10018
(Name and address of agent for service)
Please send copies of all communications to:

David Harris
Dechert LLP
1775 I Street, N.W.
Washington, D.C. 20006-2401

PART A

HSBC INVESTOR SHORT DURATION FIXED INCOME PORTFOLIO
HSBC INVESTOR GROWTH PORTFOLIO
HSBC INVESTOR INTERNATIONAL EQUITY PORTFOLIO
HSBC INVESTOR OPPORTUNITY PORTFOLIO
HSBC INVESTOR VALUE PORTFOLIO

March 1, 2011

          HSBC Investor Portfolios (the “Portfolio Trust”) is an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. Beneficial interests of the Portfolio Trust are divided into the following series, the HSBC Investor Short Duration Fixed Income Portfolio (“Short Duration Fixed Income Portfolio”), HSBC Investor Growth Portfolio (“Growth Portfolio”), HSBC Investor International Equity Portfolio (“International Equity Portfolio”), HSBC Investor Opportunity Portfolio (“Opportunity Portfolio”) and HSBC Investor Value Portfolio (“Value Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”), which are described herein. Additional series may be established in the future.

          Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          Responses to Items 1, 2, 3, 4 and 13 of Form N-1A have been omitted pursuant to Instruction B(2)(b) of the General Instructions to Form N-1A.

SHORT DURATION FIXED INCOME PORTFOLIO

Investment Adviser
HSBC Global Asset Management (USA) Inc. is the Portfolio’s investment adviser (“HSBC”).

Portfolio Managers

The management and investment decisions for the Portfolio are made by John F. Chiodi, Jr., Senior Portfolio Manager, Kenneth Carty, Senior Portfolio Manager and Jason E. Moshos, Senior Portfolio Manager. Messrs. Chiodi, Carty and Moshos will serve as managers of the Portfolio as of its commencement.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open.There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

GROWTH PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. Winslow Capital Management, Inc. (“Winslow”) is the Portfolio’s subadviser.

Portfolio Managers

The management and investment decisions for the Portfolio are made by Clark J. Winslow, Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow; Justin H. Kelly, CFA, Senior Managing Director and portfolio manager of Winslow; and R. Bartlett Wear, CFA, Senior Managing Director and portfolio manager of Winslow. Messrs. Winslow, Kelly and Wear have been co-managers of the Portfolio since May 16, 2008.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open.There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INTERNATIONAL EQUITY PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. Lord, Abbett & Co. LLC (“Lord Abbett”) is the Portfolio’s subadviser.

Portfolio Managers

The management and investment decisions for the Portfolio are made jointly and primarily by Harold E. Sharon, Partner and Director of Lord Abbett, and Vincent J. McBride, Partner and Director of Lord Abbett. Messrs. Sharon and McBride have co-managed the Portfolio since January 12, 2011.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open.There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of

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each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

OPPORTUNITY PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. Westfield Capital Management Company, L.P. (“Westfield”) is the Portfolio’s subadviser.

Portfolio Managers

The investment decisions for the Portfolio are made by Westfield’s Investment Committee. William A. Muggia, President, Chief Executive Officer and Chief Investment Officer of Westfield; Matthew W. Strobeck, a Partner of Westfield; Ethan J. Meyers, a Partner of Westfield; John M. Montgomery, a Partner of Westfield; and D. Hamlen Thompson, a Partner of Westfield, are the members of the Investment Committee with primary portfolio management responsibilities. Messrs. Muggia, Strobeck, Meyers and Thompson have been managers of the Portfolio since 2003 and Mr. Montgomery has been a manager of the Portfolio since 2006.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open.There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

VALUE PORTFOLIO

Investment Advisers
HSBC is the Portfolio’s investment adviser. NWQ Investment Management Co., LLC (“NWQ”) is the Portfolio’s subadviser

Portfolio Managers

The management and investment decisions for the Portfolio are made by Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ. He is assisted by Chip Bailey, Managing Director and Client Portfolio Manager of NWQ. Mr. Bosse has been manager of the Portfolio since March 10, 2004. Mr. Bailey has assisted him since November 2007.

Purchasing and Selling Your Shares

Beneficial interests in the Portfolio are not offered to the public. Each investor may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open.There is no minimum initial or subsequent investment in the Portfolio.

Tax Information

The Portfolio intends to operate as a partnership for federal income tax purposes. Therefore, the Portfolio will not be subject to federal income tax. Each investor will take into account its share of the Portfolio’s ordinary income and losses and capital gains and losses in determining its income tax liability and, for investors that are regulated investment companies, its qualifications as a regulated investment company under Subchapter M of the Code. The determination of

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each investor’s share of the Portfolio’s ordinary income and losses and capital gains and losses will be made in accordance with the Code and the regulations promulgated thereunder.

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES,
RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

Investment Objectives, Policies and Strategies

          The following summary describes the investment objectives and principal investment strategies of each Portfolio. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios’ Part B provides more information about the securities, investment strategies and risks described in this Part A.

          There can be no assurance that the Portfolios will achieve their investment objectives. The investment objective of each Portfolio may be changed without investor approval. If there is a change in the investment objective of a Portfolio, investors in such Portfolio should consider whether the Portfolio remains an appropriate investment in light of their then-current financial position and needs.

          For purposes of the discussions of each Portfolio’s investment objectives and principal investment strategies, unless otherwise indicated, “investment grade” debt securities are defined as those rated by one or more nationally recognized statistical rating organizations (“NRSROs”) within one of the four highest quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”) or Fitch Investors Service, Inc. (“Fitch”) or Aaa, Aa, A or Baa by Moody’s Investors Service, Inc. (“Moody’s”)), or in the case of unrated securities, determined by HSBC Global Asset Management (USA) Inc., the Portfolio’s investment adviser, to be of comparable quality.

Short Duration Fixed Income Portfolio

          The investment objective of the Short Duration Fixed Income Portfolio (the “Portfolio”) is to maximize total return, consistent with preservation of capital and prudent investment management. The “total return’’ sought by the Portfolio consists of income earned on the Portfolio’s investments, plus capital appreciation, if any, which generally arises from decreases in interest rates or improving credit fundamentals for a particular sector or security.

          Under normal market conditions, the Portfolio invests at least 80% of its net assets in fixed income securities issued by governments, government agencies or corporations. The Portfolio may purchase securities of various maturities, but expects to maintain an average portfolio duration of 1 to 3 years. Duration refers to the range within which the modified duration of a portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer).

          The Portfolio invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds’’) rated B or higher by Moody’s or S&P, or, if unrated, determined by HSBC to be of comparable quality. The Portfolio may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

          The Portfolio may invest in derivative instruments, such as options, futures contracts or swap agreements, or in mortgage- or asset-backed securities. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques.

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          In managing the Portfolio HSBC focuses on sector rotation, security selection, and the yield curve. Duration management is also considered. HSBC will select investments for purchase or sale by evaluating issuers based on (i) general economic and financial conditions; (ii) the specific issuer’s: (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, and (e) fair market value of assets; (iii) any unique political, economic or social conditions applicable to such issuer’s country; and (iv) other considerations HSBC deems appropriate. HSBC selects securities for the Portfolio based on various factors, including the outlook for the economy, and anticipated changes in interest rates and inflation. HSBC may sell securities when it believes that expected risk-adjusted return is low compared to other investment opportunities.

Consistent with its investment objective, the Portfolio:

•	may invest in investment grade debt securities.

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may invest without limitation in mortgage-related securities including mortgage-backed and asset-backed securities (which are debt securities backed by pools of mortgages, including passthrough certificates and other senior classes of collateralized mortgage obligations (“CMOs”), or other receivables).

•	may invest in fixed- and floating-rate loans, including in the form of loan participations, assignments and structured notes.

•	may invest in convertible securities (including preferred stocks), and may hold common stock or warrants received as a result of an exchange or tender of fixed income securities.

•	may invest in municipal securities, including residual interest bonds.

•	may invest in variable and floating rate securities, including up to 5% of total assets in any combination of interest-only, principal-only or inverse floater securities.

•	may invest up to 30% of its total assets in securities of foreign (non-U.S.) issuers, including, up to 5% of its assets in securities of issuers in emerging or developing markets.

•	may invest in loan participations, assignments and structured notes, and may hold common stock or warrants received as the result of an exchange or tender of fixed income securities.

•	may invest in “event-linked’’ bonds and other securities.

•

may lend its securities to qualified brokers, dealers, and other financial institutions for the purpose of realizing additional income. The Portfolio may also borrow money for temporary or emergency purposes.

•

may invest in derivative instruments, including, but not limited to, financial futures, foreign currency futures, foreign currency contracts, options on futures contracts, options on securities, swaps, and credit default swaps, and similar types of instruments that provide exposure to investment returns of the bond market.

•	may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

•	may invest in debt obligations of commercial banks and savings and loan associations, such as certificates of deposit, time deposits, and bankers’ acceptances.

•

may purchase and sell securities on a when-issued or forward commitment basis, in which a security’s price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

•

may take short positions by selling borrowed securities with the intention of repurchasing them at a profit on the expectation that the market price will fall. The Portfolio will only take short positions if its exposure on

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the short sale is covered by way of ownership of the security sold short, an equivalent security, or a security convertible into such security.

Growth Portfolio

          The investment objective of the Growth Portfolio is long-term growth of capital.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in U.S. and foreign equity securities of high quality companies with market capitalizations generally in excess of $2 billion, which Winslow believes have the potential to generate superior levels of long-term profitability and growth. Equity securities include common or preferred stock; rights or warrants to purchase common or preferred stock; securities convertible into common or preferred stock such as convertible preferred stock, bonds or debentures; American Depositary Receipts (“ADRs”); and other securities with equity characteristics. Winslow’s selection process is a blend of quantitative and fundamental research. In addition to its internal research, Winslow concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates.

          The Portfolio may invest in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, and commercial paper of U.S. and foreign issuers.

          In addition, the Portfolio may invest up to 20% of its assets in bonds and other debt securities, including lower rated, high yield bonds, commonly referred to as “junk bonds.” The Portfolio may also invest in derivative instruments, including, but not limited to, futures contracts and options on securities, securities indices and foreign currencies, to help achieve its investment objective. The Portfolio may do so only for hedging purposes or for cash management purposes, as a substitute for investing in equity or fixed income securities.

          Winslow uses a “growth” style of investing, selecting growth companies which it anticipates will create superior wealth over time and potentially have sustainable competitive advantages. Winslow’s selection process is a blend of quantitative and fundamental research. From a quantitative standpoint, Winslow concentrates on profitability, capital intensity, cash flow and valuation measures, as well as earnings growth rates. Once the quantitative research is completed, Winslow conducts its internal research. Winslow searches to identify those companies that it believes possess a sustainable competitive advantage. Winslow seeks to outperform the Russell 1000® Growth Index.

International Equity Portfolio

          The International Equity Portfolio’s investment objective is to seek long-term growth of capital and future income.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in equity securities of companies organized and domiciled in developed nations outside of the United States or for which the principal trading market is outside of the United States, including Europe, Canada, Australia and the Far East. For purposes of this test, the Portfolio treats common stocks and other securities with equity characteristics as equity securities of foreign corporations, including, but not limited to, depositary receipts, preferred stock, warrants, rights, securities convertible into common stock, trust certificates, limited partnership interests and equity participations.

          Additionally, the Portfolio intends to have at least three different countries other than the United States represented and also intends to invest, under normal market conditions, primarily (at least 65% of its assets) in companies with large market capitalizations. For purposes of this policy, a large company is defined as a company included among the largest 80% of companies in terms of market capitalization in the Morgan Stanley Capital

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International EAFE (Europe, Australasia and Far East) Index. The Portfolio may invest up to 20% of its assets in equity securities of companies in emerging markets.

          Lord Abbett is the Portfolio’s subadviser. Lord Abbett seeks to invest in companies of all capitalizations that it believes to be undervalued according to certain financial measurements of intrinsic worth or business prospects and have the potential for capital appreciation. Lord Abbett will generally sell a security when it believes the security seems less likely to benefit from the current market and economic environment, shows signs of deteriorating fundamentals, or has reached its valuation target.

          The Portfolio may, under exceptional circumstances, seek a temporary defensive position and invest part or all of its assets in fixed income securities denominated in foreign currencies, domestic or foreign government securities, and nonconvertible preferred stock, or hold its assets in cash or cash equivalents. The Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

          The Portfolio may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date. Additionally, the Portfolio may purchase and sell securities on a “when-issued” basis, in which a security’s price and yield are fixed on the date of the commitment but payment and delivery are scheduled for a future date.

          In addition, the Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities, but may also do so to enhance return when Lord Abbett believes the investment will assist the Portfolio in achieving its investment objectives.

Opportunity Portfolio

          The Opportunity Portfolio’s investment objective is to seek long-term growth of capital.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those that have market capitalizations within the range of market capitalizations represented in the Russell 2500TM Growth Index (as of September 30, 2010, between approximately $4.2 million and $6.2 billion). The Portfolio may also invest in equity securities of larger, more established companies whose rates of earnings growth are expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment. The Portfolio may invest up to 20% of its assets in securities of foreign companies.

          Westfield selects securities based upon fundamental analysis of a company’s cash flow, industry position, potential for high-profit margins, and strength of management, as well as other factors. Westfield uses a bottom-up, as opposed to a top-down, investment style to select investments that it believes offer superior prospects for growth and are either:

• early in their cycle but which Westfield believes have the potential to become major enterprises, or

• are major enterprises whose rates of earnings growth Westfield expects to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand, or basic changes in the economic environment.

          Westfield believes these companies to have products, technologies, management, markets or opportunities which will potentially facilitate earnings growth over time that may be above the growth rate of the overall economy and the rate of inflation. Investments in growth companies may include securities listed on a securities exchange or traded in the over-the-counter markets.

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          The Portfolio will invest primarily in common stocks, but may, to a limited extent, seek appreciation in other types of securities when relative values and market conditions make such purchases appear attractive. As such, the Portfolio may invest in fixed income securities, which may include bonds, debentures, mortgage securities, notes, bills, commercial paper, and U.S. Government securities.

          The Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities, but may also do so to enhance return when Westfield believes the investment will assist the Portfolio in achieving its investment objectives.

          Investments will be sold if they no longer meet the Portfolio’s criteria for investment.When Westfield believes market conditions are unfavorable or when suitable investments are not otherwise available, the Portfolio may seek a temporary defensive position and invest all or part of its assets in cash (including foreign currency) or short-term obligations during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests. These investments may include certificates of deposit, commercial paper, short-term notes and U.S. Government securities. The Portfolio’s investment objective may not be achieved while it is invested in a temporary defensive position.

HSBC Investor Value Portfolio

          The investment objective of the Value Portfolio is long-term growth of capital and income.

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, primarily in U.S. and foreign equity securities of companies with large and medium capitalizations that NWQ believes possess opportunities underappreciated or misperceived by the market. The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange and/or ADRs and up to 20% of its assets in bonds and other debt securities.

          NWQ is a disciplined, opportunistic, bottom-up/research driven firm. Its investment philosophy emphasizes the following three critical factors with respect to the purchase and sale of individual securities for the Portfolio: attractive valuation; downside protection; and identifying catalysts or inflection points. The investment process seeks to add value through active management. The process is fluid and dynamic; the Portfolio is constantly monitored using, and strictly adhering to, NWQ’s research and analyst driven process. NWQ also recognizes that active management requires taking independent, non-consensus views on companies and industries. Therefore, NWQ attempts to build downside protection into its process by evaluating and quantifying the risks versus the reward opportunity of every investment in the Portfolio.

          In pursuing its objective, the Portfolio may invest in a broad range of equity securities of U.S. and foreign companies, including warrants or rights that can be converted into common stock. Equity securities include common or preferred stock; rights or warrants to purchase common or preferred stock; securities convertible into common or preferred stock such as convertible preferred stock, bonds or debentures; ADRs; and other securities with equity characteristics. The Portfolio may also invest, without limit, in short-term debt and other high-quality, fixed income securities, including U.S. and foreign government securities, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, and commercial paper of U.S. or foreign issuers if these instruments have been identified by NWQ as having the potential to provide long-term growth of capital or income.

          In addition, the Portfolio may engage in repurchase transactions, where the Portfolio purchases a security and simultaneously commits to resell that security to the seller at an agreed upon price on an agreed upon date.

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          The Portfolio may invest in derivative instruments, including, but not limited to, financial and foreign currency futures contracts as well as options on securities, foreign currencies, and foreign currency futures. The Portfolio intends to do so primarily for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income securities, but may also do so to enhance return when NWQ believes the investment will assist the Portfolio in achieving its investment objective.

Risk Factors

An investment in a Portfolio is subject to investment risks, including the possible loss of the principal amount invested. This section provides more detailed information about the Portfolios’ principal investments and risks. This Part A does not disclose all the types of securities or investment strategies that the Portfolios may use. The Portfolios’ Part B provides more detailed information about the securities, investment strategies and risks described in this Part A.

Principal Investment Risks

Each of the Portfolios is subject to one or more of the following principal risks:

• Equity Securities Risk: The risk that the prices of equity securities held by a Portfolio may fall over short or extended periods of time. Equity securities have greater price volatility than fixed income instruments. The value of a Portfolio that invests principally in stocks will fluctuate as the market price of its investments increases or decreases.

• Style Risk: The risk that use of a growth or value investing style may fall out of favor in the marketplace for various periods of time and result in significant declines in the value of a Portfolio’s securities. Securities of companies considered to be growth investments held by a Portfolio may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

• Capitalization Risk: Stocks of large capitalization companies held by a Portfolio may be volatile in the event of earnings disappointments or other financial developments. Medium and smaller capitalization companies held by a Portfolio may involve greater risks due to limited product lines, market and financial or managerial resources, as well as have more volatile stock prices and the potential for greater declines in stock prices in response to selling pressure. Small capitalization companies generally have more risk than medium capitalization companies.

• Market Risk: Issuer, political, or economic developments can affect a single issuer, issuers within an industry or economic sector or geographic region, or the market as a whole. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments. For example, large-cap stocks can react differently from small-cap or mid-cap stocks, and “growth” stocks can react differently from “value” stocks.

• Issuer Risk: The value of a security may fluctuate for a variety of reasons that relate to the issuer, including, but not limited to, management performance and reduced demand for the issuer’s products and services.

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• ADR Risk: Investments in depositary receipts such as ADRs, may entail the special risks of international investing, including currency exchange fluctuations, government regulations, and the potential for political and economic stability.

• Currency Risk: Fluctuations in exchange rates between the U.S. dollar and foreign currencies, or between various foreign currencies, may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency denominated investments and may widen any losses. A Portfolio may seek to reduce currency risk by hedging part or all of its exposure to various foreign currencies; however, if such hedging techniques are employed, there is no assurance that they will be successful.

• Fixed Income Securities Risk: A Portfolio could lose money or experience a lower rate of return if the Portfolio holds a fixed income security whose issuer is unable to meet its financial obligations, or in the event that interest rates decrease or increase, depending on the Portfolio’s investments. In addition, these securities may accrue income that is distributable to shareholders even though the income may not yet have been paid to the Portfolio. If so, the Portfolio may need to liquidate some of its holdings and forego the purchase of additional income-producing assets. Regarding certain federal agency securities or government sponsored entity securities (such as debt securities or mortgage-backed securities issued by Freddie Mac, Fannie Mae, Federal Home Loan Banks, and other government sponsored agencies), you should be aware that although the issuer may be chartered or sponsored by an Act of Congress, the issuer is not funded by Congressional appropriations, and its securities are neither issued nor explicitly guaranteed by the U.S. Department of the Treasury.

• Interest Rate Risk: Fluctuations in interest rates may affect the yield and value of a Portfolio’s investments in income producing or fixed income or debt securities. Generally, if interest rates rise, the value of a Portfolio’s investments may fall.

• Credit Risk: A Portfolio could lose money if the Portfolio holds a fixed income security whose issuer is unable to meet its financial obligations. This risk is greater for lower-quality bonds than for high-yield bonds that are investment grade.

• High Yield (“Junk Bond”) Risk: The risk that a Portfolio could lose money or experience a lower rate of return if the Portfolio holds high yield securities that are subject to higher credit risks and are less liquid than other fixed income securities. A Portfolio could lose money if it is unable to dispose of these investments at an appropriate time. Junk bonds have more credit risk than investment grade bonds.

• Prepayment Risk: With respect to mortgage-backed securities, the risk that the principal amount of the underlying mortgages will be repaid prior to the bond’s maturity date. When such repayment occurs, no additional interest will be paid on the investment.

• Extension Risk: An issuer may exercise its right to pay principal on an obligation held by the Short Duration Fixed Income Portfolio (such as an asset-backed security) later than expected. This may happen during a period of rising interest rates.

• Derivatives/Leverage Risk: A Portfolio may invest in derivative instruments (e.g., swaps, options and futures contracts) to help achieve its investment objective. Some Portfolios may do so for hedging purposes or for cash management purposes, as a substitute for investing directly in equity or fixed income instruments, or to enhance returns. Gains and losses from speculative positions in a derivative may be much greater than the derivative’s original cost. If derivatives are used for leverage, their use would involve leveraging risk. Leverage, including borrowing, may cause the net asset value of a Portfolio to be more volatile than if the Portfolio had not been leveraged. Leverage tends to exaggerate the effect of any increase or decrease in the value of a Portfolio’s portfolio securities. These investments could increase the volatility of a Portfolio’s net asset value per share and cause you to lose or reduce the return on your investment.

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• Foreign Securities/Emerging Markets Risk: Investments in foreign securities are generally considered riskier than investments in U.S. securities. Investments in foreign securities may lose value due to unstable international political and economic conditions, fluctuations in currency exchange rates, lack of adequate company information and other factors. The prices of securities in emerging markets can fluctuate more significantly than the prices of securities of companies in more developed countries. The less developed the country, the greater affect the risks may have in an investment, and as a result, an investment may exhibit a higher degree of volatility than either the general domestic securities market or the securities markets of developed foreign countries.

• Temporary Defensive Position Risk: A Portfolio may temporarily depart from its principal investment strategies by making short-term investments in cash, cash equivalents, high-quality, short term debt securities and money market instruments for temporary defensive purposes in response to adverse market, economic or political conditions. This may result in a Portfolio not achieving its investment objective during that period. If the market advances during periods when a Portfolio is holding a large cash position, the Portfolio may not participate to the extent it would have if the Portfolio had been more fully invested.

• Exchange Traded Fund Risk: The risks of owning shares in an ETF, including the risks of the underlying investments held by the ETF, and the risks that an investment in an ETF may become illiquid in the event that trading is halted for the ETF or that the share price of the ETF may be more volatile than the prices of the investments the ETF holds.

• Mortgage-Backed Securities Risk: Mortgage- and asset-backed securities are debt instruments that are secured by interests in pools of mortgage loans or other financial assets. Mortgage- and asset-backed securities are subject to prepayment, extension, market, and credit risks, all of which are described elsewhere in this prospectus. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Conversely, an extension risk is present during periods of rising interest rates, when a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

• Short Sale Risk: A short sale involves the sale by the Short Duration Fixed Income Portfolio of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Portfolio may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Portfolio will incur a loss equal to the increase in price from the time that the short sale was entered into plus any premiums and interest paid to the third party. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. Also, there is the risk that the third party to the short sale may fail to honor its contract terms, causing a loss to the Portfolio.

• Portfolio Turnover: Each Portfolio is actively managed and, in some cases a Portfolio’s portfolio turnover may exceed 100%. A higher rate of portfolio turnover increases brokerage and other expenses, which must be borne by a Portfolio and its shareholders and may result in a lower net asset value. High portfolio turnover (over 100%) also may result in the realization of substantial net short-term capital gains, which when distributed are taxable to shareholders. The trading costs and tax effects associated with turnover may adversely affect a Portfolio’s performance.

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Additional Risks

Generally, the Portfolios will be subject to one or more of the following additional risks:

• Liquidity Risk/Illiquidity Risk: Each Portfolio may, at times, hold illiquid securities, by virtue of the absence of a readily available market for certain of its investments, or because of legal or contractual restrictions on sales. A Portfolio will not make investments of illiquid securities, to the extent that it would hold 15% of its net assets in securities deemed to be illiquid following the investment. A Portfolio could lose money if it is unable to dispose of an investment at a time that is most beneficial to the Portfolio.

• Securities Lending: In order to generate additional income, a Portfolio may lend securities to qualified broker-dealers, major banks or other recognized domestic institutional borrowers of securities for the purpose of realizing additional income. Risks include the potential insolvency of the borrower that could result in delays in recovering securities as well as capital losses. Additionally, losses could result from the reinvestment of collateral received on loaned securities in investments that default or do not perform as anticipated. It is also possible that if a security on loan is sold and a Portfolio is unable to timely recall the security, the Portfolio may be required to repurchase the security in the market place, which may result in a potential loss to shareholders. As securities on loan may not be voted by a Portfolio, there is a risk that a Portfolio may not be able to recall the securities in sufficient time to vote on material proxy matters.

• Repurchase Agreement Risk: The use of repurchase agreements, which are agreements where a party buys a security from another party (“seller”) and the seller agrees to repurchase the security at an agreed-upon date and price (which reflects a market rate of interest), involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of the securities. There is also the risk that the seller of the agreement may become insolvent and subject to liquidation.

• “When-Issued” Securities: The price and yield of securities purchased on a “when-issued” basis is fixed on the date of the commitment but payment and delivery are scheduled for a future date. Consequently, these securities present a risk of loss if the other party to a “when-issued” transaction fails to deliver or pay for the security. In addition, purchasing securities on a “when issued” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” security may have a lesser (or greater) value at the time of settlement than a Portfolio’s payment obligation with respect to that security.

• Variable Rate Securities Risk: Variable (and floating) rate instruments have interest rates that are periodically adjusted either at set intervals or that float at a margin above a generally recognized rate. Variable (and floating) rate instruments are subject to the same risks as fixed income investments, particularly interest rate risk and credit risk. Due to a lack of secondary market activity for certain variable and floating rate instruments, these securities may be more difficult to sell if an issuer defaults on its financial obligation or when a Portfolio is not entitled to exercise its demand rights.

• Exposure to Technology Risk: The mid-cap sector of the stock market includes a significant number of companies the securities of which may be characterized as technology or technology-related investments. The value of a Portfolio’s investments in the mid cap sector of the stock market may be impacted by developments affecting technology and technology-related stocks generally. Each Portfolio does not as a matter of investment strategy seek to invest disproportionately in such securities.

• Municipal Risk: The Short Duration Fixed Income Portfolio’s investments in municipal securities will be sensitive to events that affect municipal markets, including legislative or political changes and the financial condition of the issuers of municipal securities. Adverse conditions affecting the issuers of municipal

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securities may impact the Portfolio’s net asset value more than if the Portfolio invested in more geographically diverse investments.

• Banking Risk: To the extent that the Short Duration Fixed Income Portfolio invests in securities issued by U.S. Banks, U.S. branches of foreign banks and foreign branches of U.S. banks, the Portfolio’s performance will be susceptible to the risks associated with the financial services sector. The financial services sector is highly dependent on the supply of short-term financing. The value of securities of issuers in the banking and financial services sector can be sensitive to changes in government regulation and interest rates and to economic downturns in the United States and abroad.

• Government Securities Risk: There are different types of U.S. government securities with different levels of credit risk. U.S. government securities issued or guaranteed by the U.S. Treasury and/or supported by the full faith and credit of the United States have the lowest credit risk. A U.S. government-sponsored entity, although chartered or sponsored by an Act of Congress, may issue securities that are neither insured nor guaranteed by the U.S. Treasury and are riskier than those that are.

More Information About Portfolio Investments

          This Part A describes the Portfolios’ primary strategies, and the Portfolios will normally invest in the types of securities described in this Part A. However, in addition to the investments and strategies described in this Part A, each Portfolio also may invest in other securities, use other strategies and engage in other investment practices. These investments and strategies, as well as those described in this Part A, are described in detail in the Part B. Of course, a Portfolio cannot guarantee that it will achieve its investment goal.

Portfolio Holdings

          A description of the Portfolios’ policies and procedures with respect to the disclosure of the Portfolios’ portfolio securities is available in the Portfolios’ Part B.

MANAGEMENT OF THE TRUST

The Investment Adviser

          HSBC Global Asset Management (USA) Inc. (the “Adviser”), 452 Fifth Avenue, New York, New York 10018, is the investment adviser for the Portfolios pursuant to an Investment Advisory Contract with the Portfolio Trust. The Adviser is a wholly owned subsidiary of HSBC Bank USA, NA, which is a wholly owned subsidiary of HSBC USA, Inc., a registered bank holding company (collectively, “HSBC”). HSBC currently provides investment advisory services for individuals, trusts, estates and institutions. As of December 31, 2010, the Adviser managed approximately $20.4 billion in the HSBC Investor Family of Funds.

          The Portfolio Trust and the Adviser have received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows the Adviser to implement new investment sub-advisory contracts and to make material changes to existing sub-advisory contacts with the approval of the Board of Trustees, but without shareholder approval. Subject to the terms of the exemptive order, each Portfolio, with the exception of the Short Duration Fixed Income Portfolio, may currently hire and/or terminate subadvisers without shareholder approval. The Short Duration Fixed Income Portfolio does not currently use the services of a subadviser. However, the exemptive order could be applied to the use of one or more unaffiliated subadvisers at a future time.

          The following companies serve as investment subadvisers of the Portfolios indicated below. The investment subadvisers make the day-to-day investment decisions and continuously review, supervise and administer the relevant Portfolio’s investment program.

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The Growth Portfolio: Winslow, located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as subadviser to the Growth Portfolio. Winslow has been an investment adviser since 1992, and was privately held until December 2008, when it became a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”). Nuveen Investments is controlled by an investor group led by Madison Dearborn Partners LLC (“MDP”), a private equity firm. As of December 31, 2010, Winslow managed approximately $17 billion in assets under management.

The International Equity Portfolio: Lord, Abbett & Co. LLC (“Lord Abbett”), located at 90 Hudson Street, Jersey City, NJ 07302-3973, serves as subadviser to the International Equity Portfolio. Founded in 1929, Lord Abbett manages one of the nation’s oldest mutual fund complexes. As of December 31, 2010, Lord Abbett managed approximately $109.9 billion in assets across a range of mutual funds, institutional and separately managed accounts, $3.3 billion of which Lord Abbett provided investment models to managed account sponsors. Prior to the close of business on January 12, 2011, Alliance Bernstein L.P. served as the Portfolio’s Subadviser. There has been no change in the management fee paid by the Portfolio as a result of this change.

The Opportunity Portfolio: Westfield serves as subadviser to the Opportunity Portfolio. As of December 14, 2009, Westfield in 100% employee owned. Westfield was founded in 1989 and supervises domestic growth equity portfolios. Its principal office is located at One Financial Center, Boston MA 02111. As of December 31, 2010, Westfield had approximately $15.1 billion in assets under management, representing approximately 614 accounts.

The Value Portfolio: NWQ, located at 2049 Century Park East, 16th Floor, Los Angeles, California 90067, serves as subadviser to the Value Portfolio. NWQ is a subsidiary of Nuveen Investments (“Nuveen”). See below for NWQ ownership description. As of December 31, 2010, NWQ had approximately $22 billion in assets under management.

On November 13, 2007, Nuveen Investments was acquired by equity investors led by MDP, a private equity firm based in Chicago, Illinois. The investor group led by MDP includes affiliates of Merrill Lynch, which has since been acquired by Bank of America Corporation.

          For these advisory and management services (including any sub-advisory services), during the last fiscal year the Portfolios paid management fees (net of fee waivers) as follows:

Portfolio	Percentage of average net assets for the Fiscal Year Ended 10/31/2010
Short Duration Fixed Income Portfolio	*
Growth Portfolio	0.57%
International Equity Portfolio	0.71%
Opportunity Portfolio	0.80%
Value Portfolio	0.52%

* Short Duration Portfolio has not commenced operations as of the most recent fiscal year. The Adviser is entitled to receive a collective management fee from the Short Duration Fixed Income Portfolio at the annual rate of 0.40% of the Portfolio’s average daily net assets.

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          A discussion regarding the basis for the Board of Trustees’ approval of the investment advisory and/or sub-advisory agreements of the Portfolios is available in the April 30, 2010 semi-annual report and will be available in the April 30, 2011 semi-annual report.

Portfolio Managers

The Short Duration Fixed Income Portfolio:

          The management and investment decisions for the Portfolio are made by John F. Chiodi, Jr., Kenneth Carty, and Jason E. Moshos; each as Senior Portfolio Manager of HSBC. The professional and educational background of each portfolio manager is set forth below:

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John F. Chiodi, Jr., Senior Portfolio Manager, joined the Adviser in June 2006 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, John spent 16 years at AllianceBernstein managing taxable money market funds, low duration and short duration mandates. He was also responsible for overseeing third-party securities lending as well as the issuance of a company sponsored commercial paper program. John holds an MBA in Finance from Fordham University and a BS in Accounting from Bucknell University.

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Kenneth Carty, Senior Portfolio Manager, joined the Adviser in October 2007 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser in 2007, Kenneth worked for AllianceBernstein in a similar capacity for over fifteen years. Kenneth received a BS in Accounting from the City University of New York, Queens College.

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Jason E Moshos, Senior Portfolio Manager, joined the Adviser in March 2008 and is responsible for managing money market funds, low duration and short duration mandates. Prior to joining the Adviser, Jason spent over 7 years at AllianceBernstein managing taxable money market funds, fixed-income securities financing and the issuance of a company sponsored commercial paper program. Jason holds a BS in Finance from California State University Long Beach.

The Growth Portfolio:

          The management and investment decisions for the Growth Portfolio are made by Clark J. Winslow, Justin H. Kelly, CFA and R. Bartlett Wear, CFA. The professional experience and educational background of each portfolio manager is set forth below:

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Clark J. Winslow has served as the Chief Executive Officer, Chief Investment Officer and a portfolio manager of Winslow since 1992. Mr. Winslow has 45 years of investment experience and has managed portfolios since 1975. He began his career as an institutional research analyst in 1966. Mr. Winslow has a BA from Yale University and an MBA from the Harvard Business School.

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Justin H. Kelly, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1999. Previously Mr. Kelly was a Vice President and co-head of the Technology Team at Investment Advisers, Inc. in Minneapolis from 1997-1999. For the prior four years, he was an investment banker in New York City for Prudential Securities and then Salomon Brothers. Mr. Kelly received a BS degree Summa Cum Laude in 1993 from Babson College where he majored in Finance/Investments. Mr. Kelly has 19 years of investment experience.

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R. Bartlett Wear, CFA, is a Senior Managing Director and portfolio manager of Winslow and has been with the firm since 1997. He previously was a partner and equity manager at Baird Capital Management in Milwaukee, Wisconsin. Prior to that, he was the lead equity manager and analyst of the mid-to-large capitalization growth product at Firstar Investment Research and Management Company. Mr. Wear graduated with honors from Arizona State University in 1982 where he majored in finance. Mr. Wear has 29 years of investment experience.

The Opportunity Portfolio:

Investment decisions for the Opportunity Portfolio are made by consensus of the Investment Committee of Westfield which consists of Westfield’s security analysts and the primary portfolio management team members listed below. While each member of the Westfield Investment Committee has input into the investment process and overall product portfolio construction, investment decisions are made under the supervision of William A. Muggia.

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William A. Muggia is President, Chief Executive Officer and Chief Investment Officer of Westfield covering Healthcare and Energy, and providing market strategy. Mr. Muggia has been at Westfield since 1994 and has been Chief Investment Officer since 2001. He has 26 years of investment experience. Mr. Muggia earned his MBA degree from Harvard Business School and received a BA from Middlebury College.

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Matthew W. Strobeck is a Partner of Westfield, and covers Healthcare. Mr. Strobeck joined Westfield in 2003. Mr. Strobeck was also a post-doctorate fellow at MIT Center for Cancer Research. He has 12 years of investment experience. Mr. Strobeck holds an MS/MBA from Massachusetts Institute of Technology, an MS from Harvard Medical School, a PhD from the University of Cincinnati and a BS from St. Lawrence University.

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Ethan J. Meyers is a Partner of Westfield, and covers Consumer Discretionary, Industrials, and Information Technology. Mr. Meyers joined Westfield in 1999. He has 14 years of investment experience. Mr. Meyers earned his BS from AB Freeman School of Business at Tulane University. Mr. Meyers is a Chartered Financial Analyst.

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John M. Montgomery is a Partner and Portfolio Strategist of Westfield. Mr. Montgomery joined Westfield in 2006. He has 16 years of investment experience. Mr. Montgomery holds an MM from J.L. Kellogg Graduate School of Management at Northwestern University and a BA from Trinity College.

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D. Hamlen Thompson is a Partner of Westfield and covers Energy and Industrials. Mr. Thompson joined Westfield in 2003. He has 16 years of investment experience. Mr. Thompson holds an MBA from the Carroll School of Management at Boston College and a BA from Colby College.

The International Equity Portfolio:

The International Equity Portfolio is managed by an experienced team of portfolio managers responsible for investment decisions together with a team of research analysts who provide company, industry, sector and macroeconomic research and analysis. Harold Sharon and Vincent J. McBride head the team and are jointly and primarily responsible for the day-to-day management of the Portfolio. Their professional experience and educational background are set forth below:

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Mr. Sharon is a lead portfolio manager of the international core and value equity strategies at Lord Abbett and also contributes as a research analyst to the international small cap core equity strategy. Mr. Sharon joined Lord Abbett in 2003 and was named Partner in 2006. His prior experience includes: Board of Directors, Financial Consultant at Passeport Media International; Managing Director/Partner/Head of

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International Equity Group at Warburg Pincus Asset Management/CSAM; Executive Director at Oppenheimer; Vice President, Investment Officer at Credit Suisse Asset Management; and Associate at Batterymarch Financial Management. Mr. Sharon received a BA from the University of Rochester and an MBA from Massachusetts Institute of Technology. Mr. Sharon has 27 years of investment experience.

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Mr. McBride is a lead portfolio manager of the international core and value equity strategies at Lord Abbett and also contributes as a research analyst to the international small cap core equity strategy. Mr. McBride joined Lord Abbett in 2003 and was named Partner in 2006. His prior experience includes: Managing Director and Head of International Equity Management at Warburg Pincus Asset Management/CSAM; International Equity Analyst at Smith Barney; International Equity Analyst at GE Asset Management; Portfolio Manager/Analyst at United Jersey Bank; and Portfolio Manager at First Fidelity Bank. Mr. McBride received a BS from the University of Delaware and an MBA from Rutgers University. Mr. McBride has 23 years of investment experience.

The Value Portfolio:

The investment decisions for the Value Portfolio are made by Jon D. Bosse, CFA. He is assisted by Craig (Chip) O. Bailey, Jr. The professional experience and educational background of each portfolio manager is set forth below:

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Jon D. Bosse, CFA, Co-President and Chief Investment Officer of NWQ, heads the investment team and is the primary decision maker for the Value Portfolio. Mr. Bosse joined NWQ in 1996. He earned his BA from Washington University and his MBA degree from the University of Pennsylvania, Wharton School of Business.

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Craig (Chip) O. Bailey, Jr., Managing Director and Portfolio Manager of NWQ, assists Mr. Bosse in the management of the Value Portfolio. Prior to joining NWQ in 2007, Mr. Bailey served as Managing Principal of Westbourne Capital Management, LLC, a registered investment adviser he founded in 1997. He earned a BA from UCLA and an MBA in Finance and Environmental Policy from Northwestern University’s Kellogg School of Management.

          Additional information about the portfolio managers’ compensation, other accounts managed by these individuals, and their ownership of securities in the Portfolios they manage is available in the Part B.

The Administrator and the Sub-Administrator

          The Adviser also serves as the Portfolios’ administrator (the “Administrator”), and in that role, oversees and coordinates the activities of other service providers, and monitors certain aspects of the Portfolios’ operations. The Administrator has retained Citi Fund Services Ohio, Inc., whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Administrative services provided by the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

          The Part B has more detailed information about the Adviser, Administrator and Sub-Administrator, and other service providers.

Placement Agent

          The Portfolios have not retained the services of a principal underwriter or distributor since interests in the Portfolios are offered solely in private placement transactions. Citi Fund Services (Ireland), Limited, acting as agent for the Portfolios, serves as the placement agent of interests in the Portfolios. Citi Ireland receives no compensation for serving as placement agent.

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PRICING, PURCHASE AND REDEMPTION OF INTERESTS

Determination of Value of Portfolio Interests

          The net income and realized capital gains and losses, if any, of each Portfolio are determined as of the “Valuation Time,” which is the close of regular trading on the New York Stock Exchange (“Exchange”), normally, 4:00 p.m. Eastern Time, on each day the Exchange is open (a “Portfolio Business Day”). The Exchange is generally not open on most national holidays and on Good Friday.

          Net income for days other than Portfolio Business Days is determined as of 4:00 p.m. New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated among the investors in each Portfolio at the time of such determination. For this purpose, the net income of a Portfolio in proportion to the number of beneficial interests held (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by such Portfolio, less (ii) all actual and accrued expenses of such Portfolio (including the fees payable to the Adviser and Administrator of the Portfolio).

          Each investor in each Portfolio may add to or reduce its investment in a Portfolio on a Portfolio Business Day. As of the Valuation Time, the value of each investor’s beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor’s percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the Portfolio as of Valuation Time on the following the Portfolio Business Day.

          The value of assets in a Portfolio’s portfolio or held by a Portfolio is determined on the basis of their market value, or where market quotations are not readily available or are deemed unreliable due to a significant event or otherwise, based on fair value as determined in good faith in accordance with the procedures established by, and under the general supervision of, the Portfolios’ Board of Trustees. Certain of the Portfolios may invest in securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price their shares. The value of portfolio securities held by those Portfolios may change on days when investors will not be able to purchase or redeem shares.

          The Exchange is generally not open on most national holidays and Good Friday. The value of securities traded in markets outside the United States or denominated in currencies other than U.S. dollars may be affected significantly on a day that the Exchange is closed and an investor is not able to purchase or redeem Portfolio interests.

Fair Value Pricing Policies

          A Portfolio will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) will be reviewed on a quarterly basis. In these situations, Board-approved methodologies are employed to determine a fair value for the securities. Fair valuations

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will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of a Portfolio’s net asset value price, which should eliminate the potential for stale pricing arbitrage opportunities in the Portfolios. However, fair value pricing involves the risk that the values used by a Portfolio to price its investments may be different from those used by other investment companies and investors to price the same investments.

          A “significant event” is one that occurred prior to a Portfolio’s valuation time, is not reflected in the most recent market price of a security, and may affect the value of a security. Generally, such “significant events” relate to developments in foreign securities that occur after the close of trading in their respective markets. The Portfolio’s accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Board.

Purchase of Portfolio Interests

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

          An investment in each Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in “good order” by the Portfolio. The net asset value of each Portfolio is determined once on each business day.

          There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

          The Portfolios and the Placement Agent reserve the right to cease accepting investments at any time or to reject any investment order.

Delivery of Shareholder Documents

          In an effort to reduce the cost associated with the printing and mailing of Part A and annual reports and semi-annual reports, as well as reduce the likelihood of our shareholders receiving duplicative mailings, the Portfolios intend to mail only one Part A and shareholder report to shareholders having the same last name and residing at a common address. If you wish to receive separate copies of Part A and shareholder reports, please mail your request to:

HSBC Brokerage Mutual Funds
452 Fifth Avenue - 2nd Floor
New York, NY 10018

          The Portfolios will begin sending you individual copies of the Part A and shareholder reports thirty days after receiving your request.

          If you have any questions regarding the delivery of shareholder documents, please call 1-888-525-5757.

Market Timing

          In accordance with policies and procedures adopted by the Board of Trustees, the Portfolios discourage market timing and other excessive trading practices. The Portfolios are intended primarily for use as a long-term investment vehicle. Frequent short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm Portfolio performance and result in dilution in the value of Portfolio shares held by longer-term shareholders.

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          The Portfolios do not impose redemption fees, however redemption fees may be charged by the underlying investors in a Portfolio that are themselves investment companies, in which case the amount of any such redemption fees collected will be added to the interest of such investment company in the Portfolio. The Portfolios also may be adversely affected by short-term trading in shares of Feeder Funds (as defined under the section “Master/Feeder Structure” below). To deter market timing, a Feeder Fund may impose redemption fees on Feeder Fund shares sold or exchanged within 30 days (or other specified period) from purchase.

          As a deterrent to excessive trading, many foreign securities held by the International Equity Portfolio are priced by an independent pricing service using fair valuation methodologies approved and monitored by the Board of Trustees. For more information on fair valuation, see “Fair Value Pricing Policies” above.

          It is the practice of the Portfolios to monitor purchases, sales and exchanges of Portfolio shares, and to take appropriate action if it is determined that there is transactional activity in the Portfolios’ shares that is deemed inappropriate. The Portfolios and the Adviser reserve the right to reject or restrict purchase or exchange requests from any investor and also reserve the right to close any account in which a pattern of excessive trading has been identified.

          The Portfolios cannot guarantee that they will detect every market timer due to the limitations inherent in their technological systems. The Portfolios reserve the right to modify their policies and procedures at any time without prior notice as the Portfolios deem necessary in their sole discretion to be in the best interests of Portfolio shareholders, or to comply with state or Federal legal requirements.

Redemption of Portfolio Interests

          An investor in a Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio Trust by the designated cutoff time for each accredited investor. The proceeds of a reduction or withdrawal will be paid by the Portfolio Trust in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio Trust, on behalf of each Portfolio, reserves the right to pay redemptions in kind. Investments in the Portfolios may not be transferred.

          The Portfolios may suspend the right of redemption and postpone for more than seven days the date of payment upon redemption: (i) during periods when the Exchange is closed (other than for weekends or certain holidays) or when trading on such Exchange is restricted, (ii) during periods in which, as a result of emergency, disposal, or evaluation of the net asset value of the portfolio securities is not reasonably practicable or (iii) for such other periods as the SEC may permit.

Distribution and Shareholder Servicing Arrangements – Revenue Sharing

          The Adviser and/its affiliates may, out of its own resources, and without cost to any Portfolio, make payments to selected financial intermediaries for shareholder recordkeeping, processing, accounting and/or other administrative services in connection with the sale or servicing of shares of the Feeder Funds. Historically, these payments have generally been structured as a percentage of net assets attributable to the financial intermediary, but may also be structured as a percentage of gross sales, a fixed dollar amount, or a combination of the three. The making of these payments could create a conflict of interest for a financial intermediary receiving such payments.

Dividends, Distributions and Taxes

          The following information is meant as a general summary for U.S. taxpayers. Please see the Portfolios’ Part B for more information. Because everyone’s tax situation is unique, each shareholder should rely on its own tax advisor for advice about the particular federal, state and local tax consequences of investing in the Portfolios.

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It is intended that the Portfolio’s assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

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It is intended that the Portfolios will be operated in such a way that they will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, each Portfolio will have no more than 100 shareholders. If a Portfolio so qualifies, it generally will not have to pay income tax on amounts it distributes to shareholders, although shareholders may be taxed on distributions they receive. Shareholders in each Portfolio will generally have to include their distributive share of the Portfolio’s taxable income and losses in their taxable income. As a non-publicly traded partnership, each Portfolio will be deemed to have “passed through” to shareholders all of the Portfolio’s interest, dividends, gains or losses realized on its investments, regardless of whether the Portfolio makes any distributions.

•	Any income a Portfolio receives in the form of interest and dividends is paid out, less expenses, to its shareholders. Shares begin accruing interest and dividends on the day they are purchased.

•

Distributions on the Short Duration Fixed Income Portfolio are declared daily and paid monthly. Distributions on the Growth Portfolio, Opportunity Portfolio and Value Portfolio are declared daily and paid semi-annually. Distributions on the International Equity Portfolio are declared daily and paid annually. Net capital gains for the Portfolio are distributed at least annually. Unless a shareholder elects to receive distributions in cash, distributions will be automatically invested in additional shares of the Portfolios.

MASTER/FEEDER STRUCTURE

          The Portfolio Trust and Portfolios are part of master/feeder structures. A non-accredited investor may not directly purchase an interest in a Portfolio, but instead may purchase shares in an investment company that is an accredited investor and invests all of its assets in the Portfolio (a “Feeder Fund”). Each Feeder Fund acquires an indirect interest in the securities owned by a Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

          The Board of Trustees of the Portfolio Trust believes that the “master/feeder” fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for the Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from a Portfolios’ portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

          A Feeder Fund’s investment in a Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from the Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from a Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

          The Portfolio Trust normally will not hold meetings of investors except as required by the Investment Company Act of 1940. Each Feeder Fund will be entitled to vote in proportion to its interest in a Portfolio. When a Feeder Fund is requested to vote on matters pertaining to a Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund.

21

PART B

HSBC Investor Short Duration Fixed Income Portfolio
HSBC Investor Growth Portfolio
HSBC Investor International Equity Portfolio
HSBC Investor Opportunity Portfolio
HSBC Investor Value Portfolio

each a series of

HSBC INVESTOR PORTFOLIOS
P.O. Box 182845
Columbus, Ohio 43218-2845

General and Account Information - (800) 782-8183 (Toll Free)

HSBC Global Asset Management (USA) Inc.	Citi Fund Services Ohio, Inc.
Investment Adviser and Administrator	Sub-Administrator
(“HSBC” or “Adviser” and “Administrator”)	(“Citi” or “Sub-Administrator”)

Lord, Abbett & Co. LLC, Subadviser to HSBC	Westfield Capital Management Company, L.P.,
Investor International Portfolio (“Lord Abbett”)	Subadviser to HSBC Investor Opportunity Portfolio (“Westfield”)

NWQ Investment Management Co., LLC,	Winslow Capital Management, Inc., Subadviser to
Subadviser to HSBC Investor Value Portfolio (“NWQ”)	HSBC Investor Growth Portfolio (“Winslow”)

THIS PART B IS NOT A PROSPECTUS AND IS ONLY AUTHORIZED FOR DISTRIBUTION WHEN PRECEDED OR ACCOMPANIED BY THE PART A FOR THE HSBC INVESTOR PORTFOLIOS DATED MARCH 1, 2011. This Part B contains additional and more detailed information than that set forth in the Part A and should be read in conjunction with the Part A. The Part A and Part B may be obtained without charge by writing or calling the HSBC Investor Portfolios at the address and telephone number printed above.

References in this Part B to the “Part A” are to the Part A dated March 1, 2011 of the HSBC Investor Portfolios, by which interests in the Portfolios are being offered. Unless the context otherwise requires, terms defined in the Part A have the same meaning in this Part B as in the Part A.

Each Portfolio’s current audited financial statements dated October 31, 2010, are hereby incorporated herein by reference from the Annual Report of the Portfolios dated October 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”). The Annual Report of the Portfolios may be obtained without charge by writing or calling the HSBC Investor Portfolios at the address and telephone number printed above.

March 1, 2011

iii

iv

GENERAL INFORMATION

HSBC Investor Portfolios

          The HSBC Investor Short Duration Fixed Income Portfolio (“Short Duration Portfolio”), HSBC Investor Growth Portfolio (“Growth Portfolio”), HSBC Investor International Equity Portfolio (“International Equity Portfolio”), HSBC Investor Opportunity Portfolio (“Opportunity Portfolio”) and HSBC Investor Value Portfolio (“Value Portfolio”) (each, a “Portfolio” and, collectively, the “Portfolios”) are series of HSBC Investor Portfolios (the “Trust” or the “Portfolio Trust”), an open-end management investment company that was organized as a trust under the laws of the State of New York on November 1, 1994. The Portfolio Trust currently consists of multiple series, each of which has its own distinct investment objectives and policies. Additional series may be established in the future. Each Portfolio is diversified, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”).

          The Short Duration Portfolio has not yet commenced operations at the date of this Part B.

          Beneficial interests in the Portfolio Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Portfolios may only be made by investment companies, insurance separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          The Growth Portfolio, International Equity Portfolio, Opportunity Portfolio and Value Portfolio are collectively referred to herein as the “Equity Portfolios.”

INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS

          The following information supplements the information about the investment objectives, strategies, policies, and risks of the Portfolios set forth in the Portfolio’s Part A and should be read in conjunction with the Part A.

          The Portfolio Trust, with respect to each Portfolio, has adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding shares” of a Portfolio, which, as used in this Part B, means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities” of the Portfolio. The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act. See “Investment Restrictions.”

          The following descriptions are provided with respect to the information below describing the investment strategies, policies and risks of the Portfolios. For purposes of these descriptions, unless otherwise indicated:

          “Investment grade” debt securities are those debt securities that are rated by one or more nationally recognized statistical rating organizations (“NRSROs”) within one of the four highest long-term quality grades at the time of purchase (e.g., AAA, AA, A or BBB by Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”) or Fitch Investor Services, Inc. (“Fitch”) or Aaa, Aa, A or Baa by Moody’s Investors Service (“Moody’s”)), or in the case of unrated securities, determined by the Adviser to be of comparable quality.

          For purposes of this Part B, references to a Portfolio’s subadviser (each, a “Subadviser”) should be understood as referring to the relevant Subadviser.

SHORT DURATION PORTFOLIO

          The Short Duration Portfolio has adopted the following investment policy: The Portfolio will invest, under normal market conditions, at least 80% of its net assets, plus any borrowings for investment purposes, in fixed income securities issued by governments, government agencies or corporations. These fixed income securities may be issued by governments, government agencies or corporations. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days prior written notice.

          The Portfolio may invest in U.S. dollar-denominated debt obligations issued or guaranteed by U.S. corporations or U.S. commercial banks and U.S. dollar-denominated obligations of foreign issuers, and the Portfolio may invest in debt obligations of foreign issuers denominated in foreign currencies. Such debt obligations include, among others, bonds, notes, debentures, commercial paper and variable rate demand notes. The bank obligations in which the Portfolio may invest are certificates of deposit, bankers’ acceptances and fixed time deposits.

          In choosing corporate debt securities on behalf of the Portfolio, the Adviser will evaluate each issuer based on (i) general economic and financial conditions; (ii) the specific issuer’s (a) business and management, (b) cash flow, (c) earnings coverage of interest and dividends, (d) ability to operate under adverse economic conditions, (e) fair market value of assets, (iii) in the case of foreign issuers, any unique political, economic or social conditions applicable to such issuer’s country; and (iv) other considerations the Adviser deems appropriate.

          A portion of the Portfolio’s assets (to the extent of any limitation set forth in Part A) may be invested in bonds and other fixed income securities denominated in foreign currencies if, in the opinion of the Adviser, the combination of current yield and currency value offer attractive expected returns. These holdings may be in as few as one foreign currency bond market (such as the United Kingdom gilt market), or may be spread across several foreign bond markets. The Portfolio may also purchase securities of developing countries. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but where, in the Adviser’s judgment, unacceptable currency risk exists, currency futures, forwards and options and swaps may be used to hedge the currency risk. The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations, and may also invest in Brady Bonds, which are issued as a result of a restructuring of a country’s debt obligations to commercial banks under the “Brady Plan.”

          The Portfolio may also invest in the following instruments on a temporary basis when economic or market conditions are such that the Adviser deems a temporary defensive position to be appropriate: time deposits, certificates of deposit and bankers’ acceptances issued by a commercial bank or savings and loan association; commercial paper rated at the time of purchase by one or more NRSRO in one of the two highest categories or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated high-grade by an NRSRO; short-term corporate obligations rated high-grade by an NRSRO; U.S. Government obligations; Government agency securities issued or guaranteed by U.S. Government-sponsored instrumentalities and federal agencies; and repurchase agreements collateralized by the securities listed above.

          The Portfolio may use derivatives to the extent set forth in Part A, as supplemented by the additional disclosures in this Part B. While the Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance return when the Adviser believes the investment will assist the Portfolio in achieving its investment objective.

GROWTH PORTFOLIO

          In addition to the permissible investments described in Part A, the Growth Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, and (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries. The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds, commonly referred to as “junk bonds.” The Portfolio may retain a bond when its rating drops below investment grade if it is in the best interest of its shareholders. Securities rated BB/Ba or lower by an NRSRO are considered to have speculative characteristics.

          The Portfolio will not purchase securities for short term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

          When Winslow, the Subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association), some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks), and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

INTERNATIONAL EQUITY PORTFOLIO

          The Portfolio seeks to achieve its investment objective by investing, under normal market conditions, at least 80% of its net assets in equity securities of companies organized and domiciled in developed nations outside of the United States or for which the principal trading market is outside of the United States, including Europe, Canada, Australia and the Far East. For purposes of this test, the Portfolio treats common stocks and other securities with equity characteristics as equity securities of foreign corporations, including, but not limited to, depositary receipts, preferred stock, warrants, rights, securities convertible into common stock, trust certificates, limited partnership interests and equity participations. This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders, upon 60 days prior written notice to shareholders. Additionally, the Portfolio intends to have at least three different countries other than the United States represented and also intends to invest, under normal conditions, primarily (at least 65% of its assets) in companies with large market capitalizations. For purposes of this policy, a large company is defined as a company included among the largest 80% of companies in terms of market capitalization in the Morgan Stanley Capital International EAFE (Europe, Australasia and Far East) Index (“MSCI EAFE® Index”). The Portfolio may invest up to 20% of its assets in equity securities of companies in emerging markets.

          The common stock in which the Portfolio may invest includes the common stock of any class or series or any similar equity interest, such as trust or limited partnership interests. These equity investments may or may not pay dividends and may or may not carry voting rights. The principal investments of the Portfolio will be in equity securities of companies organized and domiciled in developed nations outside the United States or for which the principal trading market is outside of the United States, including Europe, Canada, Australia and the Far East, although, as noted above, the Portfolio may invest up to 20% of its total assets in equity securities of companies in emerging markets.

          The Portfolio seeks to outperform the MSCI EAFE® Index, which is a free float-adjusted market capitalization index that is designed to measure developed market equity performance, excluding the United States and Canada. As of May 27, 2010, the MSCI EAFE® Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The Portfolio invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in certain restricted or unlisted securities.

          Under exceptional conditions abroad or when, in the opinion of Lord Abbett, the Subadviser to the Portfolio, economic or market conditions warrant, the Portfolio may seek a temporary defensive position and invest part or all of its assets in fixed income securities denominated in foreign currencies, obligations of domestic or foreign governments and their political subdivisions, and nonconvertible preferred stock, or hold its assets in cash or equivalents. Debt securities purchased by the Portfolio will be limited to those rated, at the time of investment, in the four highest long-term rating categories by an NRSRO or, if unrated, determined by the Subadviser to be of comparable quality. Securities rated by an NRSRO in the fourth highest rating category are considered to have some speculative characteristics. When the total return opportunities in a foreign bond market appear attractive in local currency terms, but, in the Subadviser’s judgment, unacceptable currency risk exists, currency futures, forwards and options may be used to hedge the currency risk. The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes that the investment will assist the Portfolio in achieving its investment objective.

          Because of the risks associated with common stocks and other equity investments, the Portfolio is intended to be a long-term investment vehicle and is not designed to provide investors with a means of speculating on short-term stock market movements. The Subadviser seeks to reduce these risks by diversifying the portfolio as well as by monitoring broad economic trends and corporate and legislative developments.

OPPORTUNITY PORTFOLIO

          Under normal market conditions, the Opportunity Portfolio primarily invests in equity securities of small and mid-cap companies. Small and mid-cap companies generally are defined as those that have market capitalizations within the range of market capitalizations represented in the Russell 2500® Growth Index (as of September 30, 2010) between approximately $4.2 million and $6.2 billion). This is not a fundamental policy and may be changed by the Board of Trustees, without a vote of shareholders. Equity securities include common stocks and related securities, such as preferred stocks, convertible securities (such as bonds warrants or rights that are convertible into stocks) and depositary receipts for those securities. The Portfolio may also invest in bonds, notes, commercial paper, U.S. Government securities and foreign securities.

          Although the Portfolio will invest primarily in common stocks, the Portfolio may, to a limited extent, seek appreciation in other types of securities, such as foreign or convertible securities and warrants, when relative values make such purchases appear attractive, either as individual issues or as types of securities in certain economic environments. The Portfolio may invest up to 20% of its assets (and generally expects to invest between 5% and 10%) in foreign securities (excluding American Depositary Receipts (“ADRs”)).

          The Portfolio may lend portfolio securities in an amount up to 30% of total assets.

          When Westfield, the Subadviser to the Portfolio, believes that investing for temporary defensive reasons is appropriate, such as during times of international, political or economic uncertainty or turmoil, or in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes the investment will assist the Portfolio in achieving its investment objective.

VALUE PORTFOLIO

          In addition to the permissible investments described in Part A, the Value Portfolio also may (a) invest in options on securities, securities indices or foreign currencies, (b) invest in futures contracts and options on futures contracts, (c) enter into forward foreign currency exchange contracts, (d) invest up to 10% of its net assets (at the time of investment) in debt and equity securities which are traded in developed foreign countries, and (e) invest up to 20%

of its assets in bonds and other debt securities, including lower rated, high-yield bonds, commonly referred to as “junk bonds.” The Portfolio does not intend to write covered call options with respect to securities with an aggregate market value of more than 10% of its total assets at the time an option is written. The Portfolio will not invest more than 5% of its net assets (at the time of investment) in lower rated (BB/Ba or lower), high-yield bonds. The Portfolio may retain any bond whose rating drops below investment grade if, in the opinion of NWQ, the Subadviser to the Portfolio, doing so would be in the best interest of the Portfolio’s shareholders. Securities rated BB/Ba by an NRSRO are considered to have speculative characteristics.

          The Portfolio may also invest up to 25% of its assets in dollar-denominated securities of non-U.S. issuers that are traded on a U.S. stock exchange, and ADRs.

          The Portfolio will not purchase securities for short-term trading purposes. Pending investment in equity and debt and also for temporary defensive purposes, the Portfolio may invest in short-term debt and other high-quality, fixed-income securities and cash equivalents, which may include, but are not limited to: (i) short-term obligations of the U.S. and foreign sovereign governments and their agencies and instrumentalities, (ii) interest bearing savings deposits, certificates of deposit and bankers’ acceptances of U.S. and foreign banks, (iii) high-quality rated commercial paper of U.S. or foreign issuers, and (iv) repurchase agreements related to the foregoing.

          When the Subadviser believes that holding cash is appropriate, such as in order to meet anticipated redemption requests, part or all of the Portfolio’s assets may be invested in cash (including foreign currency) or cash equivalent short-term obligations including, but not limited to, certificates of deposit, commercial paper, short-term notes and U.S. Government securities. U.S. Government securities that the Portfolio may invest in includes: (1) U.S. Treasury obligations, which differ only in their interest rates, maturities and times of issuance, including: U.S. Treasury bills (maturities of one year or less); U.S. Treasury notes (maturities of one to ten years); and U.S. Treasury bonds (generally maturities of greater than ten years), all of which are backed by the full faith and credit of the U.S. Government; and (2) obligations issued or guaranteed by U.S. Government agencies, authorities or instrumentalities, some of which are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some of which are supported by the right of the issuer to borrow from the U.S. Government (e.g., obligations of Federal Home Loan Banks); and some of which are backed only by the credit of the issuer itself (e.g., obligations of the Federal Farm Credit Bank). The Portfolio’s investment objective may not be achieved when it is invested in a temporary defensive position.

          The Portfolio may use derivatives to the extent set forth in Part A, as supplemented by this Part B. While the Portfolio may use derivatives primarily for hedging or cash management purposes, it may also do so to enhance returns when the Subadviser believes the investment will assist the Portfolio in achieving its investment objective.

INVESTMENT TECHNIQUES

          Each Portfolio invests in a variety of securities in accordance with its investment objectives and policies (as described in Part A and above in this Part B) and employs a number of investment techniques. Each type of security and technique involves certain risks. The following is an alphabetical list of the investment techniques used by the Portfolios and the main risks associated with those techniques.

          The Portfolios indicated in the heading for each investment type or technique indicated below are those to which the section of disclosure is directly relevant. In some cases, the omission of certain Portfolios or types of Portfolios is not intended to imply that those Portfolios are excluded from using the particular investment type or technique – for example, the sections on certain types of fixed income securities are more detailed for the Short Duration Portfolio than for the Equity Portfolios, given the greater emphasis on such investments in the investment program of the Short Duration Portfolio. Generally, if a particular investment type or technique is not indicated as being applicable to particular Portfolios, the particular investment type or technique will not be material to the investment strategies employed by such Portfolios, although any risk factors that are stated more generally with respect to any broader category of investment types or techniques covering such investments may still apply.

AMERICAN DEPOSITARY RECEIPTS (EQUITY PORTFOLIOS)

          The Portfolios may invest in ADRs. ADRs are certificates issued by a U.S. depository (usually a bank) and represent a specified quantity of shares of an underlying non-U.S. stock on deposit with a custodian bank as collateral. ADRs may be sponsored or unsponsored. A sponsored ADR is issued by a depository which has an exclusive relationship with the issuer of the underlying security. An unsponsored ADR may be issued by any number of U.S. depositories. Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The depository of an unsponsored ADR, on the other hand, is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders in respect of the deposited securities. The Portfolios may invest in either type of ADR.

          Although a U.S. investor (such as a Portfolio) holds a substitute receipt of ownership rather than direct stock certificates, the use of the depositary receipts in the United States can reduce costs and delays as well as potential currency exchange and other difficulties. The Portfolios may purchase securities in local markets and direct delivery of these ordinary shares to the local depository of an ADR agent bank in the foreign country. Simultaneously, the ADR agents create a certificate which settles at the Portfolios’ custodian in five days. The Portfolios may also execute trades on the U.S. markets using existing ADRs. A foreign issuer of the security underlying an ADR is generally not subject to the same reporting requirements in the United States as a domestic issuer. Accordingly, the information available to a U.S. investor will be limited to the information the foreign issuer is required to disclose in its own country and the market value of an ADR may not reflect undisclosed material information concerning the issuer of the underlying security. ADRs may also be subject to exchange rate risks if the underlying foreign securities are denominated in foreign currency. Other types of depositary receipts are discussed under “Other Depositary Receipts” in this section.

ASSET-BACKED SECURITIES (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in asset-backed securities. Through the use of trusts and special purpose subsidiaries, various types of assets, primarily home equity loans and automobile and credit card receivables, are being securitized in pass-through structures similar to the mortgage pass-through structures described below or in a pay-through structure similar to the collateralized mortgage structure. Consistent with the investment objective, policies and quality standards of the Portfolio, the Portfolio may invest in these and other types of asset-backed securities which may be developed in the future.

          Asset-backed securities involve certain risks that are not posed by mortgage-related securities, resulting mainly from the fact that asset-backed securities do not usually contain the complete benefit of a security interest in the related collateral. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. In the case of automobile receivables, due to various legal and economic factors, proceeds from repossessed collateral may not always be sufficient to support payments on these securities. The risks associated with asset-backed securities are often reduced by the addition of credit enhancements, such as a letter of credit from a bank, excess collateral or a third-party guarantee.

BANKING INDUSTRY AND SAVINGS AND LOAN INDUSTRY OBLIGATIONS (SHORT DURATION PORTFOLIO)

          As a temporary defensive measure, the Portfolio may invest in certificates of deposit, time deposits, bankers’ acceptances and other short-term debt obligations issued by commercial banks and savings and loan associations (“S&Ls”). Certificates of deposit are receipts from a bank or S&L for funds deposited for a specified period of time at a specified rate of return. Time deposits in banks or S&Ls are generally similar to certificates of deposit but are uncertificated. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international commercial transactions. The Portfolio may not invest in time deposits maturing in more than seven days. The Portfolio will limit its investment in time deposits maturing from two business days through seven calendar days, and in securities deemed to be illiquid, to 15% of its total assets.

          The Portfolio will not invest in any obligation of a commercial bank unless (i) the bank has total assets of at least $1 billion, or the equivalent in other currencies or, in the case of domestic banks which do not have total assets of at least $1 billion, the aggregate investment made in any one such bank is limited to $100,000 and the principal amount of such investment is insured in full by the Federal Deposit Insurance Corporation (the “FDIC”), (ii) in the case of U.S. banks, it is a member of the FDIC and (iii) in the case of foreign branches of U.S. banks, the security is deemed by the Adviser to be of an investment quality comparable with other debt securities which may be purchased by the Portfolio.

          The Portfolio may also invest in obligations of U.S. banks, foreign branches of U.S. banks (Eurodollars) and U.S. branches of foreign banks (Yankee dollars) as a temporary defensive measure. Euro and Yankee dollar investments will involve some of the same risks as investing in foreign securities, as described below.

BRADY BONDS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds are not considered U.S. Government securities.

          Brady Bonds may be collateralized or uncollateralized and are issued in various currencies (primarily the U.S. dollar). U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of’ fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (these uncollateralized amounts constitute the “residual risk”).

          Brady Bonds involve various risk factors, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. Investments in Brady Bonds are to be viewed as speculative. There can be no assurance that Brady Bonds in which the Portfolio may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Portfolio to suffer a loss of interest or principal on any of its holdings.

CASH SWEEP PROGRAM (ALL PORTFOLIOS)

          Each Portfolio may participate in a cash sweep program (the “Cash Sweep Program”). In the Cash Sweep Program, a Portfolio’s uninvested cash balances and/or cash collateral from a securities lending program are used to purchase Class I Shares of the HSBC Investor Prime Money Market Fund (the “Prime Money Market Fund”). The Cash Sweep Program can reduce exposure to the risk of counterparty default on repurchase agreements and the market risk associated with direct purchases of short-term obligations, while providing ready liquidity and increased diversity of holdings. Class I Shares of the Prime Money Market Fund sold to and redeemed from a Portfolio will not be subject to a sales charge, as defined in rule 2830(b)(8) of the Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), or service fee, as defined in rule 2380(b)(9) of the Conduct Rules of FINRA, in connection with the purchase, sale, or redemption of such shares by a Portfolio, or the advisory fee for the investing Portfolio will be waived in an amount that offsets the amount of such sales charges and/or service fees incurred by that Portfolio. More detailed information about the Prime Money Market Fund may be found in its current Prospectus and Statement of Additional Information.

CONVERTIBLE SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in securities that are convertible into common stock. Convertible bonds are issued with lower coupons than non-convertible bonds of the same quality and maturity, but they give holders the option to exchange their bonds for a specific number of shares of the company’s common stock at a predetermined price. This structure allows the convertible bond holder to participate in share price movements in the company’s common stock. The actual return on a convertible bond may exceed its stated yield if the company’s common stock appreciates in value, and the option to convert to common shares becomes more valuable. See “Equity Securities” in this section.

          Convertible preferred stocks are non-voting equity securities that pay a fixed dividend. These securities have a convertible feature similar to convertible bonds; however, they do not have a maturity date. Due to their fixed-income features, convertible issues typically are more sensitive to interest rate changes than the underlying common stock. In the event of liquidation, bondholders would have claims on company assets senior to those of stockholders; preferred stockholders would have claims senior to those of common stockholders.

DERIVATIVES (ALL PORTFOLIOS)

          The Portfolios may invest in various instruments that are commonly known as derivatives. Generally, a derivative is a financial arrangement the value of which is based on, or “derived” from, a traditional security, asset, or market index. Some “derivatives,” such as mortgage-related and other asset-backed securities, are in many respects like any other investment, although they may be more volatile or less liquid than more traditional debt securities. There are, in fact, many different types of derivatives and many different ways to use them. There is a range of risks associated with those uses, including the possibility of a total loss of the amount invested. Futures and options are commonly used for traditional hedging purposes to attempt to protect a Portfolio from exposure to changing interest rates, securities prices, or currency exchange rates and for cash management purposes as a low cost method of gaining exposure to a particular securities market without investing directly in those securities. The Portfolios may use derivatives for hedging purposes or cash management purposes, as a substitute for investing directly in securities, or as a part of a strategy to gain exposure to characteristics of investments in foreign markets through efficient portfolio management techniques. Included in the foregoing are investments in derivatives to create synthetic foreign bond positions. Certain Portfolios (as reflected in the Part A or in other sections of this Part B) may use derivatives to seek to enhance return when the Subadviser believes the investment will assist the Portfolio in achieving its investment objectives.

EMERGING MARKETS (SHORT DURATION PORTFOLIO, INTERNATIONAL PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolios may invest in emerging markets to the extent set forth in Part A, and these investments present greater risk than investing in foreign issuers in general. A number of emerging markets restrict foreign investment in stocks. Repatriation of investment income, capital, and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging market countries. A number of the currencies of developing countries have experienced significant declines against the U.S. dollar in the past, and devaluation may occur subsequent to investments in these currencies by a Portfolio. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, negative effects on the economies and securities markets of certain emerging market countries. Many of the emerging securities markets are relatively small, have low trading volumes, suffer periods of relative illiquidity, and are characterized by significant price volatility. There is the risk that a future economic or political crisis could lead to price controls, forced mergers of companies, expropriation or confiscatory taxation, seizure, nationalization or creation of government monopolies, any of which could have a detrimental effect on a Portfolio’s investments.

          Investing in many former socialist countries involves the additional risk that the government or other executive or legislative bodies may decide not to continue to support the economic reform programs and could follow radically different political and/or economic policies to the detriment of investors, including non-market oriented policies, such as the support of certain industries at the expense of other sectors or a return to a completely centrally planned economy.

          Additional risk factors include, but are not limited to, the following: varying custody, brokerage and settlement practices; difficulty in valuation and pricing; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities; the unavailability of financial information regarding the non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; the imposition of withholding and other taxes; adverse political, social or diplomatic developments limitations on the movement of funds or other assets of an investor between different countries; difficulties in invoking the legal process outside the United States and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Investment in non-U.S. countries also involves higher brokerage and custodian expenses than does investment in U.S. securities traded on a U.S. securities exchange or market. The occurrence of adverse events affecting one particular emerging market country or region could have more widespread effect and adversely impact the global trading market for emerging market instruments. Many of the laws that govern private and foreign investment, securities transactions and other contractual relationships in certain emerging market countries, are relatively new and largely untested. As a result, an investor may be subject to a number of unusual risks, including inadequate investor protection, contradictory legislation, incomplete, unclear and changing laws, disregard of regulations on the part of other market participants, lack of established or effective avenues for legal redress, absence of standard practices and confidentiality customs characteristic of more developed markets and lack of consistent enforcement of existing regulations. Furthermore, it may be difficult to obtain and/or enforce a judgment in certain countries in which assets of an investor are invested. There can be no assurance that this difficulty in protecting and enforcing rights will not have a material adverse effect on an investor (such as a Portfolio) and its investments.

          For the Short Duration and Opportunity Portfolios, the term “emerging markets” includes any country: (i) having an “emerging stock market” as defined by the International Finance Corporation; (ii) with low- to middle-income economies according to the International Bank for Reconstruction and Development (the “World Bank”); (iii) listed in World Bank publications as developing; or (iv) determined by the Adviser or Subadviser to be an emerging market as described above. Currently, these countries generally include every country in the world except Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. For the International Portfolio: (i) “developed nations,” as that term is used in the Part A and this Part B, consists of the United States, Canada, and countries that are represented in the MSCI EAFE Index; (ii) “emerging market” countries, as that term is used in the Part A and this Part B, consists of all countries that are not developed nations; and (iii) the nations/countries to which each term refers will vary with the composition of the MSCI EAFE Index.

          Company Debt. Governments of many emerging market countries have exercised and continue to exercise substantial influence over many aspects of the private sector through the ownership or control of many companies, including some of the largest in any given country. As a result, government actions in the future could have a significant effect on economic conditions in emerging markets, which in turn, may adversely affect companies in the private sector, general market conditions and prices and yields of certain of the securities held by a Portfolio. Expropriation, confiscatory taxation, nationalization, political, economic or social instability or other similar developments have occurred frequently over the history of certain emerging markets and could adversely affect the Portfolios’ assets should these conditions recur.

          Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The issuers of the sovereign debt securities in which the Portfolios may invest have in the past experienced substantial difficulties in servicing their external debt obligations, which have led to defaults on certain obligations and the restructuring of certain indebtedness. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy towards the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest averages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including a Portfolio) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part.

          Emerging market governmental issuers are among the largest debtors to commercial banks, foreign governments, international financial organizations and other financial institutions. Certain emerging market governmental issuers have not been able to make payments of interest on or principal of debt obligations as those payments have come due. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of those issuers.

          The ability of emerging market governmental issuers to make timely payments on their obligations is likely to be influenced strongly by the issuer’s balance of payments, including export performance, and its access to international credits and investments. An emerging market whose exports are concentrated in a few commodities could be vulnerable to a decline in the international prices of one or more of those commodities. Increased protectionism on the part of an emerging market’s trading partners could also adversely affect the country’s exports and tarnish its trade account surplus, if any. To the extent that emerging markets receive payment for their exports in currencies other than U.S. dollars or non-emerging market currencies, their ability to make debt payments denominated in U.S. dollars or non-emerging market currencies could be affected.

          To the extent that an emerging market country cannot generate a trade surplus, it must depend on continuing loans from foreign governments, multilateral organizations or private commercial banks, aid payments from foreign governments and on inflows of foreign investment. The access of emerging markets to these forms of external funding may not be certain, and a withdrawal of external funding could adversely affect the capacity of emerging market country governmental issuers to make payments on their obligations. In addition, the cost of servicing emerging market debt obligations can be affected by a change in international interest rates since the majority of these obligations carry interest rates that are adjusted periodically based upon international rates.

          Another factor bearing on the ability of emerging market countries to repay debt obligations is the level of international reserves of the country. Fluctuations in the level of these reserves affect the amount of foreign exchange readily available for external debt payments and thus could have a bearing on the capacity of emerging market countries to make payments on these debt obligations.

          Liquidity, Trading Volume, Regulatory Oversight. The securities markets of emerging market countries are substantially smaller, less developed, less liquid and more volatile than the major securities markets in the United States. The lack of liquidity could have an adverse effect on the value of a Portfolio’s holdings, and on a Portfolio’s ability to dispose of such holdings in response to a specific adverse economic event, such as the deterioration in credit worthiness of a particular debtor. Some of the stocks of countries that may be selected by the Adviser or Subadviser for purchase or sale by a Portfolio may have insufficient market liquidity to allow the relevant Portfolio to purchase such stocks in such amounts or at such prices as the Adviser or Subadviser may deem reasonable for investment under such strategy and/or there may not be a readily available means by which the Portfolio can gain exposure to such country’s securities markets. Foreign investors in emerging markets may be limited in their ability to invest in certain industries. In addition, there is often a limit on total foreign holdings. To the extent that the ceiling has been reached in that industry, further investment by foreign investors may not be permitted. Accordingly, the ability of a Portfolio to invest in certain companies may be restricted, and there can be no assurance that additional restrictions on investments permissible for foreign investors will not be imposed in the future.

          The limited size of many emerging market securities markets and limited trading volume in the securities of emerging market issuers compared to the volume of trading in the securities of U.S. issuers could cause prices to be erratic for reasons apart from factors that affect the soundness and competitiveness of the securities issuers. For example, limited market size may cause prices to be unduly influenced by traders who control large positions. Adverse publicity and investors’ perceptions, whether or not based on in-depth fundamental analysis, may decrease the value and liquidity of portfolio securities.

          Disclosure and regulatory standards in emerging markets are in many respects less stringent than U.S. standards. Issuers in lesser developed and emerging markets are subject to accounting, auditing and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. issuers. In particular, the assets and profits appearing on the financial statements of such an issuer may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. generally accepted accounting principles. There is substantially less publicly available information about such issuers than there is about U.S. issuers. In addition, such issuers are not subject to regulations similar to the U.S. Sarbanes-Oxley Act of 2002, which imposes many restrictions and mandates on the activities of companies. There is less regulation and monitoring by regulators of lesser developed and emerging market securities markets and the activities of investors, brokers and other participants than in the United States. Moreover, issuers of securities in lesser developed and emerging markets are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information. There is also less publicly available information about lesser developed and emerging market companies than U.S. companies.

          Default, Legal Recourse. The Portfolios may have limited legal recourse in the event of a default with respect to certain debt obligations it may hold. If the issuer of a fixed-income security owned by a Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. Debt obligations issued by emerging market governments differ from debt obligations of private entities; remedies from defaults on debt obligations issued by emerging market governments, unlike those on private debt, must be pursued in the courts of the defaulting party itself. A Portfolio’s ability to enforce its rights against private issuers may be limited. The ability to attach assets to enforce a judgment may be limited. Legal recourse is therefore somewhat diminished. Bankruptcy, moratorium and other similar laws applicable to private issuers of debt obligations may be substantially different from those of other countries. Moreover, if a Portfolio obtains a judgment in a U.S. court, it may be difficult to enforce such judgment in the emerging market because the emerging market may not be a party to any international treaty with respect to the recognition or enforcement of foreign judgments. Provisions of emerging markets laws regulate the enforcement of foreign judgments and such laws may contain broad exceptions and involve long delays in obtaining a judgment. For example, an emerging markets court may not enforce any foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with practice in that country. A party seeking to enforce a foreign judgment in an emerging market may also be required to obtain approval from the central bank of that emerging market to execute such judgment or to repatriate any amount recovered outside of the emerging market. The political context, expressed as an emerging market governmental issuer’s willingness to meet the terms of the debt obligation, for example, is of considerable importance. In addition, no assurance can be given that the holders of commercial bank debt may not contest payments to the holders of debt obligations in the event of default under commercial bank loan agreements.

          Certain Risks of Holding Assets Outside the United States. A Portfolio generally holds its non-U.S. securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business, and therefore expose a Portfolio to additional risk. In addition there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit a Portfolio’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in higher operating expenses for the Portfolio as compared to funds that invest only in the United States.

          Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable for any losses incurred.

          Inflation. Many emerging markets have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, adverse effects on the economies and securities markets of certain emerging market countries. In an attempt to control inflation, wage and price controls have been imposed in certain countries. Of these countries, some, in recent years, have begun to control inflation through prudent economic policies.

          Withholding. Income from securities held by a Portfolio could be reduced by a withholding tax on the source or other taxes imposed by the emerging market countries in which the Portfolio makes its investments. A Portfolio’s net asset value (“NAV”) may also be affected by changes in the rates or methods of taxation applicable to a Portfolio or to entities in which a Portfolio has invested.

Foreign Currencies. A Portfolio’s investments in emerging markets securities involve risks relating to currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the foreign currencies in which the Portfolio’s portfolio securities are denominated, and costs associated with conversion of investment principal and income from one currency into another. Some emerging market countries also may have managed currencies, which are not free floating against the U.S. dollar. In addition, there is risk that certain emerging market countries may restrict the free conversion of their currencies into other currencies. Further, certain emerging market currencies may not be internationally traded. Certain of these currencies have experienced a steep devaluation relative to the U.S. dollar. Any devaluations in the currencies in which a Portfolio’s portfolio securities are denominated may have a detrimental impact on the Portfolio’s NAV.

EQUITY SECURITIES (EQUITY PORTFOLIOS AND SHORT DURATION PORTFOLIO)

          The Portfolios may invest in equity securities including common stock, preferred stock, warrants or rights to subscribe to common stock and, in general, any security that is convertible into or exchangeable for common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. Rights represent a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock before it is offered to the public. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions. Fluctuations in the value of equity securities in which a Portfolio invests will cause the NAV of that Portfolio to fluctuate.

          Investments in small companies involve greater risk than is customarily associated with larger, more established companies due to the greater business risks of small size, limited markets and financial resources, narrow product lines and the frequent lack of depth of management. The securities of small companies are often traded over-the-counter, and may not be traded in volumes typical of securities traded on a national securities exchange. Consequently, the securities of small companies may have limited market stability and may be subject to more abrupt or erratic market movements than securities of larger, more established companies or the market averages in general.

          Securities of companies considered to be growth investments may have rapid price swings in the event of earnings disappointments or during periods of market, political, regulatory and economic uncertainty. Securities of companies considered to be value investments can continue to be undervalued for long periods of time and not realize their expected value.

EURODOLLAR AND YANKEE BANK OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in Eurodollar bank obligations and Yankee bank obligations. Eurodollar bank obligations are dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee bank obligations are dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee obligations are subject to the same risks that pertain to domestic issues, notably credit risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent Yankee bank) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of dollars, from freely flowing across its borders. Other risks include: adverse political and economic developments, the extent and quality of government regulation of financial markets and institutions, the imposition of foreign withholding taxes, and the expropriation or nationalization of foreign issuers.

EXCHANGE TRADED FUNDS (ALL PORTFOLIOS)

          Exchange traded funds (“ETFs”) are investment companies that are bought and sold on a securities exchange. An ETF generally represents a fixed portfolio of securities designed to track a particular market segment or index. A Portfolio could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market while awaiting an opportunity to purchase securities directly. The risks of owning an ETF generally reflect the risks of owning the underlying securities they are designed to track, although lack of liquidity in an ETF could result in it being more volatile than the underlying portfolio of securities and ETFs have management fees that increase their costs versus the costs of owning the underlying securities directly. See also “Investment Company Securities” below.

FIXED INCOME SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in fixed income securities. To the extent a Portfolio invests in fixed income securities, the value of the Portfolio’s investment may change as prevailing interest rates fluctuate. When interest rates decline, the value of fixed income securities can be expected to rise. Conversely, when interest rates rise, the value of fixed income securities can be expected to decline. A Portfolio’s investments in fixed income securities with longer terms to maturity or greater duration are subject to greater volatility than shorter-term obligations.

          For purposes of any minimum requirements set forth herein that are based upon an NRSRO’s ratings categories, if no sub-categories or gradations are specified the requirement is determined without regard for sub-categories and gradations (i.e., all sub-categories and gradations within a particular category are acceptable). After purchase by a Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. A security which has had its rating downgraded or revoked may be subject to greater risk to principal and income, and often involve greater volatility of price, than securities in the higher rating categories. Such securities are also subject to greater credit risks (including, without limitation, the possibility of default by or bankruptcy of the issuers of such securities) than securities in higher rating categories.

          Investment in obligations of foreign issuers may present a greater degree of risk than investment in domestic securities because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. See “Foreign Securities,” below.

FLOATING AND VARIABLE RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

          Certain obligations that the Portfolio may purchase may have a floating or variable rate of interest. The interest payable on instruments with floating or variable rates of interest changes in accordance with specified market rates or indices, such as the prime rates, and at specified intervals. Certain floating or variable rate obligations that may be purchased by the Portfolio may carry a demand feature that would permit the holder to tender them back to the issuer of the underlying instrument, or to a third party, at par value prior to maturity. The demand features of certain floating or variable rate obligations may permit the holder to tender the obligations to foreign banks, in which case the ability to receive payment under the demand feature will be subject to certain risks, as described under “Foreign Securities,” below.

          Variable or floating rate demand notes may be issued by corporations, bank holding companies and financial institutions and similar taxable and tax-exempt instruments issued by government agencies and instrumentalities. These securities will typically have a maturity over one year but carry with them the right of the holder to put the securities to a remarketing agent or other entity at designated time intervals and on specified notice. The obligation of the issuer of the put to repurchase the securities may be backed by a letter of credit or other obligation issued by a financial institution. The purchase price is ordinarily par plus accrued and unpaid interest. Generally, the remarketing agent will adjust the interest rate every seven days (or-at other specified intervals) in order to maintain the interest rate at the prevailing rate for securities with a seven-day or other designated maturity.

          The Portfolio may also purchase variable rate master demand notes. The terms of the obligations permit the Portfolio to invest fluctuating amounts at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These instruments permit weekly and, in some instances, daily changes in the amounts borrowed. The Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount and the borrower may repay up to the full amount of the note without penalty. The notes may or may not be backed by bank letters of credit. Because the notes are direct lending arrangements between the Portfolio and the borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and, thus, immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. In connection with any such purchase and on an ongoing basis, the Adviser or Subadviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. In connection with any such purchase and on an ongoing basis, the Adviser or Subadviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes make demand simultaneously. While master demand notes, as such, are not typically rated by credit rating agencies, the

Portfolio may, under its minimum rating standards, invest in them only if, at the time of an investment, the issuer meets the criteria for the Portfolio’s investment in money market instruments.

          Investments in floating or variable rate securities may involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate, such as rates on U.S. Treasury bonds or bills or the prime rate at a major commercial bank, and that a bondholder can demand payment of the obligations on short notice at par plus accrued interest. While there is usually no established secondary market for issues of this type of security, the dealer that sells an issue of such securities frequently also offers to repurchase such securities at any time, at a repurchase price which varies and may be more or less than the amount the bondholder paid for them.

          Because of the variable rate nature of the instruments, during periods when prevailing interest rates decline, the Portfolio’s yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio’s yield will increase and its shareholders will have reduced risk of capital depreciation. In certain cases, the interest rate index on which an instrument’s yield is based may not rise and fall to the same extent or as quickly as the general market for municipal obligations. These instruments are considered derivatives and the value of such instruments may be more volatile than other floating rate municipal obligations.

          The maturity of floating or variable rate obligations (including participation interests therein) is deemed to be the longer of (i) the notice period required before the Portfolio is entitled to receive payment of the obligation upon demand, or (ii) the period remaining until the obligation’s next interest rate adjustment. If not redeemed for the Portfolio through the demand feature, an obligation matures on a specified date which may range up to 30 years from the date of issuance.

FOREIGN CURRENCY EXCHANGE - RELATED SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in foreign currency exchange related securities.

          Foreign Currency Warrants. Foreign currency warrants, such as Currency Exchange Warrants (SM) (“CEWs”(SM)), are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency, such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed). Foreign currency warrants are severable from the debt obligations with which they may be offered and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required to either sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants) and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unaccrued obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (the “OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to complex political or economic factors.

          Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs” SM) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” PERLs is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” PERLs are like the “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

          Performance Indexed Paper. Performance indexed paper (“PIPs” SM) is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on PIPs is established at maturity as a function of the spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

          The Short Duration Portfolio has no current intention of investing in CEWsSM, PERLs SM or PIPs SM.

FOREIGN SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in foreign securities. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, other taxes imposed by the foreign country on a Portfolio’s earnings, assets, or transactions, limitation on the removal of cash or other assets of a Portfolio, political or financial instability, or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. Changes in foreign exchange rates will affect the value of securities denominated or quoted in currencies other than the U.S. dollar. For example, significant uncertainty surrounds the effect of the Euro (the official currency of the European Union) on the value of securities denominated in local European currencies. These and other currencies in which a Portfolio’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Portfolio. Foreign securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Furthermore, dividends and interest payments from foreign securities may be withheld at the source. Additional costs associated with an investment in foreign securities may include higher custodial fees than those that apply to domestic custodial arrangements, and transaction costs of foreign currency conversions. Legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries.

FORWARD FOREIGN CURRENCY CONTRACTS AND OPTIONS ON FOREIGN CURRENCIES (ALL PORTFOLIOS)

          The Portfolios may enter into forward foreign currency contracts and options on foreign currencies. Forward foreign currency exchange contracts (“forward contracts”) are intended to minimize the risk of loss to a Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. By entering into transactions in forward contracts, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates and, in the case of forward contracts entered into for non-hedging purposes, the Portfolio may sustain losses which will reduce its gross income. Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments and their use involves certain risks beyond those associated with transactions in futures contracts or options traded on exchanges.

          A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers. A forward contract may be used, for example, when a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to “lock in” the U.S. dollar price of the security.

          The Short Duration Portfolio, International Equity Portfolio and Opportunity Portfolio may each also purchase and write put and call options on foreign currencies for the purpose of protecting against declines in the dollar value of foreign portfolio securities and against increases in the U.S. dollar cost of foreign securities to be acquired.

          The Short Duration Portfolio, International Equity Portfolio and Opportunity Portfolio may each also combine forward contracts with investments in securities denominated in other currencies in order to achieve desired credit and currency exposures. Such combinations are generally referred to as synthetic securities. For example, in lieu of purchasing a foreign bond, a Portfolio may purchase a U.S. dollar-denominated security and at the same time enter into a forward contract to exchange U.S. dollars for the contract’s underlying currency at a future date. By matching the amount of U.S. dollars to be exchanged with the anticipated value of the U.S. dollar-denominated security, a Portfolio may be able to lock in the foreign currency value of the security and adopt a synthetic investment position reflecting the credit quality of the U.S. dollar-denominated security.

          There is a risk in adopting a synthetic investment position to the extent that the value of a security denominated in U.S. dollars or other foreign currency is not exactly matched with a Portfolio’s obligation under the forward contract. On the date of maturity, a Portfolio may be exposed to some risk of loss from fluctuations in that currency. When a Portfolio enters into a forward contract for purposes of creating a synthetic security, it will generally be required to hold high-grade, liquid securities or cash in a segregated account with a daily value at least equal to its obligation under the forward contract.

          Transactions in forward contracts entered into for hedging purposes will include forward purchases or sales of foreign currencies for the purpose of protecting the dollar value of securities denominated in a foreign currency or protecting the dollar equivalent of interest or dividends to be paid on such securities. By entering into such transactions, however, a Portfolio may be required to forego the benefits of advantageous changes in exchange rates. The Portfolios that may use derivatives to enhance their returns may enter into transactions in forward contracts for other than hedging purposes, which presents greater profit potential but also involves increased risk of losses which will reduce their gross income. If the expected changes in the value of the currency occur, a Portfolio will realize profits which will increase its gross income. Where exchange rates do not move in the direction or to the extent anticipated, however, a Portfolio may sustain losses which will reduce its gross income. Such transactions, therefore, could be considered speculative.

FUTURES CONTRACTS (ALL PORTFOLIOS)

          The Portfolios may buy and sell futures contracts that relate to (1) broadly-based stock indices (these are referred to as “stock index futures”), (2) an individual stock (“single stock futures”), (3) other broadly-based securities indices (these are referred to as “financial futures”), and (4) foreign currencies. A broadly-based stock index is used as the basis for trading stock index futures. They may, in some cases, be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

A “sale” of a futures contract means the acquisition of a contractual obligation to deliver the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date. A “purchase” of a futures contract means the acquisition of a contractual obligation to acquire the securities or to make or accept the cash settlement called for by the contract at a specified price on a specified date.

          A Portfolio may enter into transactions in futures contracts to protect itself from fluctuations in interest rates but without the risks and transaction costs of buying or selling long-term debt securities. For example, if a Portfolio owns long-term bonds, and interest rates were expected to increase, the Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds owned by a Portfolio. If interest rates did increase, the value of the debt securities in a Portfolio would decline, but the value of the Portfolio’s futures contracts would increase at approximately the same rate, thereby keeping the NAV of the Portfolio from declining as much as it otherwise would have. When a Portfolio is not fully invested, and a decline in interest rates is anticipated, which would increase the cost of fixed income securities which the Portfolio intends to acquire, the Portfolio may purchase a futures contract. In the event that the projected decline in interest rates occurs, the increased cost to the Portfolio of the securities acquired should be offset, in whole or in part, by gains on the futures contracts. As portfolio securities are purchased, a Portfolio will close out its futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was effected. In a substantial majority of these transactions, a Portfolio will purchase fixed income securities upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

          While futures contracts based on debt securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time a purchase or sale is made, cash or securities must be provided as an initial deposit known as “margin.” The initial deposit required will vary, but may be as low as 2% or less of a contract’s face value. Daily thereafter, the futures contract is valued through a process known as “marking to market,” and a Portfolio may receive or be required to pay additional “variation margin” as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

          When it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of futures contracts should be similar to that of long-term bonds, a Portfolio may be protected, in whole or in part, against the increased cost of acquiring bonds resulting from a decline in interest rates. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of futures contracts as an investment technique allows action in anticipation of such an interest rate decline without having to sell a Portfolio’s securities.

          The ability to hedge effectively all or a portion of a Portfolio through transactions in futures contracts depends on the degree to which movements in the value of the fixed income securities or index underlying such contracts correlate with movements in the value of securities held by the Portfolio. If the securities (or the securities comprising the index), underlying a futures contract are different than the portfolio securities being hedged, they may not move to the same extent or in the same direction. In that event, the hedging strategy might not be successful and a Portfolio could sustain losses on the hedging transactions which would not be offset by its gains. It is also possible that there may be a negative correlation between the index or security underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transactions had not been undertaken.

          The trading of futures contracts on an index of fixed income securities entails the additional risk of imperfect correlation between movements in the futures price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures market. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract approaches.

          The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held for a Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on a Portfolio’s ability to effectively hedge its Portfolio.

          The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

          Investments in futures contracts also entail the risk that if the Adviser’s or Subadviser’s investment judgment about the general direction of interest rates is incorrect, a Portfolio’s overall performance may be poorer than if the Portfolio had not entered into any such contract. For example, if a Portfolio has been hedged against the possibility of an increase in interest rates, which would adversely affect the price of bonds held by the Portfolio, and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its bonds which are hedged because there will be offsetting losses by the Portfolio’s futures positions. In addition, in such situations, if a Portfolio has insufficient cash, bonds may have to be sold from the Portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

          Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others.

          Pursuant to claims for exemption filed with the Commodity Futures Trading Commission (“CFTC”) and/or the National Futures Association on behalf of the Portfolios and the Adviser, the Portfolio and the Adviser are not deemed to be a “commodity pool” or a “commodity pool operator” under the Commodity Exchange Act and are not subject to registration or regulation as such under the Commodity Exchange Act. By virtue of changes to the CFTC regulations, the substantive limitations set forth in the Trusts’ exemption filing with respect to its use of futures contracts are no longer applicable.

          When a futures contract is purchased, an amount of cash or cash equivalents will be deposited in a segregated account with a Portfolio’s custodian bank so that the amount so segregated, plus the initial and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

HIGH YIELD/HIGH RISK SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in high yield/high risk securities. Securities rated lower than Baa by Moody’s, or lower than BBB by S&P, are referred to as “non-investment grade,” “high yield” or “junk” bonds. In general, the market for lower rated, high-yield bonds is more limited than the market for higher rated bonds, and because their markets may be thinner and less active, the market prices of lower rated, high-yield bonds may fluctuate more than the prices of higher rated bonds, particularly in times of market stress. In addition, while the market for high-yield, corporate debt securities has been in existence for many years, the market in recent years experienced a dramatic increase in the large-scale use of such securities to fund highly leveraged corporate acquisitions and restructurings. Accordingly, past experience may not provide an accurate indication of future performance of the high-yield bond market, especially during periods of economic recession. Other risks that may be associated with lower rated, high-yield bonds include their relative insensitivity to interest-rate changes; the exercise of any of their redemption or call provisions in a declining market, which may result in their replacement by lower yielding bonds; and legislation, from time to time, which may adversely affect their market. A description of the ratings used herein and in the Part A is set forth in Appendix A to this Part B.

          Investing in high yield securities involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield securities may be regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher quality debt securities, and the ability of the Portfolios to achieve their investment objective may, to the extent of its investments in high yield securities, be more dependent upon such creditworthiness analysis than would be the case if the Portfolios were investing in higher quality securities.

          High yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade securities. The prices of high yield securities have been found to be less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield security prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If the issuer of high yield securities defaults, the Portfolios may incur additional expenses to seek recovery. In the case of high yield securities structured as zero coupon or payment-in-kind securities, the market prices of such securities are affected to a greater extent by interest rate changes and, therefore, tend to be more volatile than securities which pay interest periodically and in cash.

          The secondary markets on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading markets could adversely affect and cause large fluctuations in the daily NAV of a Portfolio. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market.

          The use of credit ratings as the sole method of evaluating high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

ILLIQUID INVESTMENTS, RULE 144A SECURITIES, AND SECTION 4(2) SECURITIES (ALL PORTFOLIOS)

          The Portfolios may each invest up to 15% of its net assets in securities that are illiquid, by virtue of the absence of a readily available market, or because of legal or contractual restrictions on resale. This policy does not limit the acquisition of securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act or commercial paper issued pursuant to Section 4(2) under the 1933 Act that are determined to be liquid in accordance with guidelines established by each Trust’s Board of Trustees. There may be delays in selling these securities and sales may be made at less favorable prices.

          The Adviser or Subadviser may determine that a particular Rule 144A security is liquid and thus not subject to a Portfolio’s limits on investment in illiquid securities, pursuant to guidelines adopted by the Board of Trustees. Investing in Rule 144A securities could have the effect of increasing the level of a Portfolio’s illiquidity to the extent that qualified institutions might become, for a time, uninterested in purchasing these securities.

INVERSE FLOATING RATE OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in inverse floating rate obligations (“inverse floaters”). Inverse floaters have coupon rates that vary inversely at a multiple of a designated floating rate, such as LIBOR (London Inter-Bank Offered Rate). Any rise in the reference rate of an inverse floater (as a consequence of an increase in interest rates) causes a drop in the coupon rate while any drop in the reference rate of an inverse floater causes an increase in the coupon rate. In addition, like most other fixed-income securities, the value of inverse floaters will generally decrease as interest rates increase. Inverse floaters may exhibit substantially greater price volatility than fixed rate obligations having similar credit quality, redemption provisions and maturity, and inverse floater Collateralized Mortgage Obligations (“CMOs”) exhibit greater price volatility than the majority of mortgage pass-through securities or CMOs. In addition, some inverse floater CMOs exhibit extreme sensitivity to changes in prepayments. As a result, the yield to maturity of an inverse floater CMO is sensitive not only to changes in interest rates, but also to changes in prepayment rates on the related underlying mortgage assets.

INVESTMENT COMPANY SECURITIES (ALL PORTFOLIOS)

          Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, an investor becomes a shareholder of that investment company. As a result, a Portfolio’s shareholders indirectly will bear the underlying fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses the Portfolio’s shareholders directly bear in connection with the Portfolio’s own operations.

          Generally, under the 1940 Act and related rules, a Portfolio may purchase an unlimited amount of shares of an affiliated fund or a money market fund. A Portfolio may also purchase shares of an unaffiliated fund as long as (1) the Portfolio doesn’t invest more than 5% of its total assets in the securities of any one investment company (ETF or other mutual funds), (2) the Portfolio doesn’t own more than 3% of the outstanding voting stock of any one investment company, or (3) the Portfolio doesn’t invest more than 10% of its total assets in the securities of other investment companies. A Portfolio may exceed the limits if (i) the unaffiliated fund or the Portfolio has received an order for exemptive relief from the 3% limitation from the SEC that is applicable to the Portfolio; and (ii) the unaffiliated fund and the Portfolio take appropriate steps to comply with any conditions in such order. In the alternative, a Portfolio may exceed the 5% limitation and the 10% limitation, provided the aggregate sales loads any investor pays (i.e., the combined distribution expenses of both the acquiring fund and the acquired funds) does not exceed the limits on sales loads established by the FINRA, for funds of funds.

          Investments in securities issued by other investment companies present the following risks:

Allocation Risk: The risk that the Adviser’s or Subadviser’s target asset and sector allocations and changes in target asset and sector allocations cause a Portfolio to underperform other similar funds or cause you to lose money, and that the Portfolio may not achieve its target asset and sector allocations.

Underlying Fund Selection Risk: The risk that a Portfolio may invest in underlying funds that underperform other similar funds or the markets more generally, due to poor investment decisions by the investment adviser(s) for the underlying funds or otherwise.

LENDING OF PORTFOLIO SECURITIES (ALL PORTFOLIOS)

          Except as otherwise provided in Part A or this Part B, each Portfolio may lend portfolio securities in an amount up to 33 1/3% of total Portfolio assets. The Opportunity Portfolio may lend portfolio securities in an amount up to 30% of total Portfolio assets. Loans of portfolio securities may be made to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. Loans of portfolio securities may earn income for a Portfolio and are collateralized by cash, cash equivalent or U.S. Government securities. A Portfolio might experience a loss if the financial institution defaults on the loan or investments made with any cash collateral received falls in value. A Portfolio may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially.

MONEY MARKET SECURITIES (ALL PORTFOLIOS)

          Each Portfolio’s investments in money market instruments will consist of (i) short-term obligations of the U.S. Government, its agencies and instrumentalities; (ii) other short-term debt securities rated A or higher by Moody’s or S&P or, if unrated, of comparable quality in the opinion of the Adviser or Subadviser; (iii) commercial paper, including master demand notes; (iv) bank obligations, including certificates of deposit, bankers’ acceptances and time deposits; (v) repurchase agreements; and (vi) shares of money market funds, which may include the Prime Money Market Fund. Securities issued or guaranteed as to principal and interest by the U.S. Government include a variety of Treasury securities, which differ in their interest rates, maturities and dates of issue. Securities issued or guaranteed by agencies or instrumentalities of the U.S. Government may or may not be supported by the full faith and credit of the United States or by the right of the issuer to borrow from the Treasury.

          Considerations of liquidity and preservation of capital mean that a Portfolio may not necessarily invest in money market instruments paying the highest available yield at a particular time.

MORTGAGE DOLLAR ROLL TRANSACTIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may engage in dollar roll transactions with respect to mortgage securities issued by the Government National Mortgage Association (“GNMA”), the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). In a dollar roll transaction, the Portfolio sells a mortgage-backed security and simultaneously agrees to repurchase a similar security on a specified future date at an agreed upon price. During the roll period, the Portfolio will not be entitled to receive any interest or principal paid on the securities sold. The Portfolio is compensated for the lost interest on the securities sold by the difference between the sales price and the lower price for the future repurchase as well as by the interest earned on the reinvestment of the sales proceeds. The Portfolio may also be compensated by receipt of a commitment fee.

MORTGAGE-RELATED SECURITIES (SHORT DURATION PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolio may invest in mortgage-backed certificates and other securities representing ownership interests in mortgage pools, including CMOs. Interest and principal payments on the mortgages underlying mortgage-backed securities are passed through to the holders of the mortgage-backed securities. Mortgage-backed securities currently offer yields higher than those available from many other types of fixed-income securities, but because of their prepayment aspects, their price volatility and yield characteristics will change based on changes in prepayment rates.

          There are two methods of trading mortgage-backed securities. A specific pool transaction is a trade in which the pool number of the security to be delivered on the settlement date is known at the time the trade is made. This is in contrast with the typical mortgage transaction, called a TBA (to be announced) transaction, in which the type of mortgage securities to be delivered is specified at the time of trade but the actual pool numbers of the securities that will be delivered are not known at the time of the trade. For example, in a TBA transaction, an investor could purchase $1 million of 30-year FNMA 9% mortgages and receive up to three pools on the settlement date. The pool numbers of the pools to be delivered at settlement will be announced shortly before settlement takes place. The terms of the TBA trade may be made more specific if desired. For example, an investor may request pools with particular characteristics, such as those that were issued prior to January 1, 1990. The most detailed specification of the trade is to request that the pool number be known prior to purchase. In this case, the investor has entered into a specific pool transaction. Generally, agency pass-through mortgage-backed securities are traded on a TBA basis. The specific pool numbers of the securities purchased do not have to be determined at the time of the trade.

          Mortgage-backed securities have yield and maturity characteristics that are dependent on the mortgages underlying them. Thus, unlike traditional debt securities, which may pay a fixed rate of interest until maturity when the entire principal amount comes due, payments on these securities include both interest and a partial payment of principal. In addition to scheduled loan amortization, payments of principal may result from the voluntary prepayment, refinancing or foreclosure of the underlying mortgage loans. Such prepayments may significantly shorten the effective durations of mortgage-backed securities, especially during periods of declining interest rates. Similarly, during periods of rising interest rates, a reduction in the rate of prepayments may significantly lengthen the effective durations of such securities.

          Investment in mortgage-backed securities poses several risks, including prepayment, market, and credit risk. Prepayment risk reflects the risk that borrowers may prepay their mortgages faster than expected, thereby affecting the investment’s average life and perhaps its yield. Whether or not a mortgage loan is prepaid is almost entirely controlled by the borrower. Borrowers are most likely to exercise prepayment options at the time when it is least advantageous to investors, generally prepaying mortgages as interest rates fall, and slowing payments as interest rates rise. Besides the effect of prevailing interest rates, the rate of prepayment and refinancing of mortgages may also be affected by home value appreciation, ease of the refinancing process and local economic conditions.

          Market risk reflects the risk that the price of the security may fluctuate over time. The price of mortgage-backed securities may be particularly sensitive to prevailing interest rates, the length of time the security is expected to be outstanding, and the liquidity of the issue. In a period of unstable interest rates, there may be decreased demand for certain types of mortgage-backed securities, and a fund invested in such securities wishing to sell them may find it difficult to find a buyer, which may in turn decrease the price at which they may be sold.

          Credit risk reflects the risk that the Portfolio may not receive all or part of its principal because the issuer or credit enhancer has defaulted on its obligations. Obligations issued by U.S. Government-related entities are guaranteed as to the payment of principal and interest, but are not backed by the full faith and credit of the U.S. Government. The performance of private label mortgage-backed securities, issued by private institutions, is based on the financial health of those institutions.

          Mortgage Pass-Through Securities. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

          The principal governmental guarantor of mortgage-related securities is the GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Department of Veterans Affairs (“VA”) guaranteed mortgages. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include FNMA and the FHLMC. FNMA is a government-sponsored corporation. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government.

          FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government- sponsored corporation formerly owned by the 12 Federal Home Loan Banks. FHLMC issues participation certificates (“PCs”) which represent interests in conventional mortgages from FHLMC’s national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

          In September 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHMLC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

          On September 7, 2008, the U.S. Treasury announced three additional steps taken by it in connection with the conservatorship. As one of those steps, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred stock and warrants to purchase 79.9% of each enterprise’s common stock. Second, the U.S. Treasury announced the creation of a new secured lending facility which is available to each of FNMA and FHLMC as a liquidity backstop. Third, the U.S. Treasury announced the creation of a temporary program to purchase mortgage-backed securities issued by each of FNMA and FHLMC. Both the liquidity backstop and the mortgage-backed securities purchase program expired in December 2009.

          FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The steps taken in connection with the conservatorship are both intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations.

          Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

          FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

          In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

          Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

          In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

          Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may, in addition, be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets a Portfolio’s investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Although the market for such securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable.

          The assets underlying mortgage-backed securities may be represented by a portfolio of first lien residential mortgages (including both whole mortgage loans and mortgage participation interests) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of private issue mortgage-related securities whose underlying assets are neither U.S. Government securities nor U.S. Government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

          Collateralized Mortgage Obligations (“CMOs”). A CMO is a hybrid between a mortgage-backed bond and a mortgage pass-through security. Similar to a bond, interest and prepaid principal is paid, in most cases, semiannually. CMOs may be collateralized by whole mortgage loans, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams.

          CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral. CMOs provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes receive principal only after the first class has been retired. An investor is partially guarded against a sooner than desired return of principal because of the sequential payments. In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originators (primarily builders or savings and loan associations) to borrow against their loan portfolios.

          FHLMC CMOs. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Unlike FHLMC PCs, payments of principal and interest on the CMOs are made semiannually, as opposed to monthly. The amount of principal payable on each semiannual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which, in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments. Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

          If collection of principal (including prepayments) on the mortgage loans during any semiannual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds. Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

          Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including CMO residuals or stripped mortgage-backed securities. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

          CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

          The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of stripped mortgage-backed securities. See “Other Mortgage-Related Securities —Stripped Mortgage-Backed Securities.” In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage- backed securities, in certain circumstances, a Portfolio may fail to recoup fully its initial investment in a CMO residual.

          CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has only very recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability and may be deemed “illiquid” and subject to a Portfolio’s limitations on investment in illiquid securities.

          Stripped Mortgage-Backed Securities (“SMBS”). SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

          SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or IO class), while the other class will receive all of the principal (the principal-only or PO class). The cash flow and yields on IO and PO classes can be extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Portfolio’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Portfolio may fail to fully recoup its initial investment in these securities even if the security is in one of the highest rating categories.

          Although SMBS are typically purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities were only recently developed. As a result, established trading markets have not yet developed and, accordingly, these securities may be deemed “illiquid” and subject to the Portfolio’s limitations on investment in illiquid securities.

          Mortgage-Backed Securities and Asset-Backed Securities - Types of Credit Support. Mortgage-backed securities and asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failure by obligors on underlying assets to make payments, such securities may contain elements of credit support. Such credit support falls into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the pass-through of payments due on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default enhances the likelihood of ultimate payment of the obligations on at least a portion of the assets in the pool. Such protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches.

          The ratings of mortgage-backed securities and asset-backed securities for which third-party credit enhancement provides liquidity protection or protection against losses from default are generally dependent upon the continued creditworthiness of the provider of the credit enhancement. The ratings of such securities could be subject to reduction in the event of deterioration in the creditworthiness of the credit enhancement provider even in cases where the delinquency and loss experience on the underlying pool of assets is better than expected.

          Examples of credit support arising out of the structure of the transaction include “senior-subordinated securities” (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of “reserve funds” (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and “over-collateralization” (where the scheduled payments on, or the principal amount of, the underlying assets exceed those required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information with respect to the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that which is anticipated could adversely affect the return on an investment in such a security.

OPTIONS AND FUTURES AND RELATED RISKS (ALL PORTFOLIOS)

          The Portfolios may invest in options and futures contracts to the extent set forth in Part A and this Part B. The use of options and futures is a highly specialized activity which involves investment strategies and risks different from those associated with ordinary portfolio securities transactions, and there can be no guarantee that their use will increase the return of a Portfolio. While the use of these instruments by a Portfolio may reduce certain risks associated with owning its portfolio securities, these techniques themselves entail certain other risks. If the Adviser or Subadviser applies a strategy at an inappropriate time or judges market conditions or trends incorrectly, options and futures strategies may lower a Portfolio’s return. Certain strategies limit the potential of a Portfolio to realize gains as well as limit their exposure to losses. A Portfolio could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments. There can be no assurance that a liquid market will exist at a time when a Portfolio seeks to close out a futures contract or a futures option position.

          Options on Securities. A “call option” is a contract sold for a price (the “premium”) giving its holder the right to buy a specific number of shares of stock at a specific price prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A Portfolio may write options for the purpose of attempting to increase its return and for hedging purposes. In particular, if a Portfolio writes an option which expires unexercised or is closed out by a Portfolio at a profit, the Portfolio retains the premium paid for the option less related transaction costs, which increases its gross income and offsets in part the reduced value of the portfolio security in connection with which the option is written, or the increased cost of portfolio securities to be acquired. In contrast, however, if the price of the security underlying the option moves adversely to a Portfolio’s position, the option may be exercised and the Portfolio will then be required to purchase or sell the security at a disadvantageous price, which might only partially be offset by the amount of the premium.

          A Portfolio may write options in connection with buy-and-write transactions; that is, a Portfolio may purchase a security and then write a call option against that security. The exercise price of the call option a Portfolio determines to write depends upon the expected price movement of the underlying security. The exercise price of a call option may be below (“in-the-money”), equal to (“at-the-money”) or above (“out-of-the-money”) the current value of the underlying security at the time the option is written.

          The writing of covered put options is similar in terms of risk/return characteristics to buy-and-write transactions. Put options may be used by a Portfolio in the same market environments in which call options are used in equivalent buy-and-write transactions.

          A Portfolio may also write combinations of put and call options on the same security, a practice known as a “straddle.” By writing a straddle, a Portfolio undertakes a simultaneous obligation to sell or purchase the same security in the event that one of the options is exercised. If the price of the security subsequently rises sufficiently above the exercise price to cover the amount of the premium and transaction costs, the call will likely be exercised and a Portfolio will be required to sell the underlying security at a below market price. This loss may be offset, however, in whole or in part, by the premiums received on the writing of the two options. Conversely, if the price of the security declines by a sufficient amount, the put will likely be exercised. The writing of straddles will likely be effective, therefore, only where the price of a security remains stable and neither the call nor the put is exercised. In an instance where one of the options is exercised, the loss on the purchase or sale of the underlying security may exceed the amount of the premiums received.

          By writing a call option on a portfolio security, a Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, a Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price above its then current market value, resulting in a loss unless the security subsequently appreciates in value. The writing of options will not be undertaken by a Portfolio solely for hedging purposes, and may involve certain risks which are not present in the case of hedging transactions. Moreover, even where options are written for hedging purposes, such transactions will constitute only a partial hedge against declines in the value of portfolio securities or against increases in the value of securities to be acquired, up to the amount of the premium.

          A Portfolio may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held by a Portfolio. If such a decline occurs, the put options will permit a Portfolio to sell the securities underlying such options at the exercise price, or to close out the options at a profit. A Portfolio will purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such an increase occurs, the call option will permit a Portfolio to purchase the securities underlying such option at the exercise price or to close out the option at a profit. The premium paid for a call or put option plus any transaction costs will reduce the benefit, if any, realized by a Portfolio upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Portfolio. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to a Portfolio, the benefits realized by the Portfolio as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

          Options on Securities Indices. A Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the Adviser or Subadviser, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in the Portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index.

          A Portfolio will receive a premium from writing a put or call option on a securities index, which increases the Portfolio’s gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, a Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio’s investment. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio’s losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

          A Portfolio may also purchase put options on securities indices to hedge its investments against a decline in value. By purchasing a put option on a stock index, a Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of a Portfolio’s investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio’s loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of a Portfolio’s security holdings.

          The purchase of call options on securities indices may be used by a Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, a Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

Risk Factors:

          Imperfect Correlation of Hedging Instruments with the Portfolio. The ability of a Portfolio to effectively hedge all or a portion of its portfolio through transactions in options, futures contracts and forward contracts will depend on the degree to which price movements in the underlying instruments correlate with price movements in the relevant portion of that Portfolio’s portfolio. If the values of a Portfolio’s securities being hedged do not move in the same amount or direction as the instruments underlying options, futures contracts or forward contracts traded, the Portfolio’s hedging strategy may not be successful and the Portfolio could sustain losses on its hedging strategy, which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the instrument underlying an option, future contract or forward contract traded and the portfolio securities being hedged, which could result in losses both on the hedging transaction and on the portfolio securities. In such instances, a Portfolio’s overall return could be less than if the hedging transaction had not been undertaken. In the case of futures and options based on an index of securities or individual fixed income securities, the portfolio will not duplicate the components of the index, and in the case of futures contracts and options on fixed income securities, the portfolio securities which are being hedged may not be the same type of obligation underlying such contracts. As a result, the correlation probably will not be exact. Consequently, a Portfolio bears the risk that the price of the portfolio securities being hedged will not move in the same amount or direction as the underlying index or obligation. In addition, where a Portfolio enters into forward contracts as a “cross hedge” (i.e., the purchase or sale of a forward contract on one currency to hedge against risk of loss arising from changes in value of a second currency), the Portfolio incurs the risk of imperfect correlation between changes in the values of the two currencies, which could result in losses.

          The correlation between prices of securities and prices of options, futures contracts or forward contracts may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the option, futures contract and forward contract markets. Due to the possibility of distortion, a correct forecast of general interest rate trends by the Adviser or Subadviser may still not result in a successful transaction. The trading of options on futures contracts also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option. The risk of imperfect correlation, however, generally tends to diminish as the maturity or termination date of the option, futures contract or forward contract approaches.

          The trading of options, futures contracts and forward contracts also entails the risk that, if the Adviser’s or Subadviser’s judgment as to the general direction of interest or exchange rates is incorrect, a Portfolio’s overall performance may be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates, and rates instead decline, the Portfolio will lose part or all of the benefit of the increased value of the securities being hedged, and may be required to meet ongoing daily variation margin payments.

          Certain Portfolios may each purchase and write options not only for hedging purposes, cash management, or to simulate investments in otherwise permissible securities, but also for the purpose of attempting to increase its return. As a result, those Portfolios will incur the risk that losses on such transactions will not be offset by corresponding increases in the value of portfolio securities or decreases in the cost of securities to be acquired.

          Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a position in an exchange-traded option, futures contract or option on a futures contract can only be terminated by entering into a closing purchase or sale transaction, which requires a secondary market for such instruments on the exchange on which the initial transaction was entered into. If no such market exists, it may not be possible to close out a position, and a Portfolio could be required to purchase or sell the underlying instrument or meet ongoing variation margin requirements. The inability to close out option or futures positions also could have an adverse effect on a Portfolio’s ability effectively to hedge its portfolio.

          The liquidity of a secondary market in an option or futures contract may be adversely affected by “daily price fluctuation limits,” established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. Such limits could prevent a Portfolio from liquidating open positions, which could render its hedging strategy unsuccessful and result in trading losses. The exchanges on which options and futures contracts are traded have also established a number of limitations governing the maximum number of positions which may be traded by a trader, whether acting alone or in concert with others. Further, the purchase and sale of exchange-traded options and futures contracts is subject to the risk of trading halts, suspensions, exchange or clearing corporation equipment failures, government intervention, insolvency of a brokerage firm, intervening broker or clearing corporation or other disruptions of normal trading activity, which could make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

          Options on Futures Contracts. In order to profit from the purchase of an option on a futures contract, it may be necessary to exercise the option and liquidate the underlying futures contract, subject to all of the risks of futures trading. The writer of an option on a futures contract is subject to the risks of futures trading, including the requirement of initial and variation margin deposits.

          Additional Risks of Transactions Related to Foreign Currencies and Transactions Not Conducted on the United States Exchanges. The available information on which a Portfolio will make trading decisions concerning transactions related to foreign currencies or foreign securities may not be as complete as the comparable data on which a Portfolio makes investment and trading decisions in connection with other transactions. Moreover, because the foreign currency market is a global, 24-hour market, and the markets for foreign securities as well as markets in foreign countries may be operating during non-business hours in the United States, events could occur in such markets which would not be reflected until the following day, thereby rendering it more difficult for a Portfolio to respond in a timely manner.

          In addition, over-the-counter transactions can only be entered into with a financial institution willing to take the opposite side, as principal, of a Portfolio’s position, unless the institution acts as broker and is able to find another counterparty willing to enter into the transaction with the Portfolio. This could make it difficult or impossible to enter into a desired transaction or liquidate open positions, and could therefore result in trading losses. Further, over-the-counter transactions are not subject to the performance guarantee of an exchange clearing house and a Portfolio will therefore be subject to the risk of default by, or the bankruptcy of, a financial institution or other counterparty.

          Transactions on exchanges located in foreign countries may not be conducted in the same manner as those entered into on United States exchanges, and may be subject to different margin, exercise, settlement or expiration procedures. As a result, many of the risks of over-the-counter trading may be present in connection with such transactions. Moreover, the SEC or the CFTC has jurisdiction over the trading in the United States of many types of over-the-counter and foreign instruments, and such agencies could adopt regulations or interpretations which would make it difficult or impossible for a Portfolio to enter into the trading strategies identified herein or to liquidate existing positions.

          As a result of its investments in foreign securities, a Portfolio may receive interest or dividend payments, or the proceeds of the sale or redemption of such securities, in foreign currencies. A Portfolio may also be required to receive delivery of the foreign currencies underlying options on foreign currencies or forward contracts it has entered into. This could occur, for example, if an option written by a Portfolio is exercised or the Portfolio is unable to close out a forward contract it has entered into. In addition, a Portfolio may elect to take delivery of such currencies. Under such circumstances, a Portfolio may promptly convert the foreign currencies into dollars at the then current exchange rate. Alternatively, a Portfolio may hold such currencies for an indefinite period of time if the Adviser or Subadviser believes that the exchange rate at the time of delivery is unfavorable or if, for any other reason, the Adviser or Subadviser anticipates favorable movements in such rates.

          While the holding of currencies will permit a Portfolio to take advantage of favorable movements in the applicable exchange rate, it also exposes a Portfolio to risk of loss if such rates move in a direction adverse to the Portfolio’s position. Such losses could also adversely affect a Portfolio’s hedging strategies. Certain tax requirements may limit the extent to which a Portfolio will be able to hold currencies.

OTHER DEPOSITARY RECEIPTS (CDRS, EDRS, GDRS) (INTERNATIONAL EQUITY PORTFOLIO)

          The Portfolio may invest in depositary receipts. European Depositary Receipts (“EDRs”), which are sometimes referred to as Continental Depositary Receipts (“CDRs”), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Global Depositary Receipts (“GDRs”) are issued globally and evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe and GDRs are designed for trading in non-U.S. securities markets. The Portfolio may invest in EDRs, CDRs and GDRs through “sponsored” or “unsponsored” facilities. A sponsored facility is established jointly by the issuer of the underlying security and a depositary, whereas a depositary may establish an unsponsored facility without participation by the issuer of the deposited security. Holders of unsponsored depositary receipts generally bear all the costs of such facilities, and the depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through voting rights to holders of such receipts in respect of the deposited securities.

          There are certain risks associated with investments in unsponsored depositary programs. Because the non-U.S. company does not actively participate in the creation of the depositary program, the underlying agreement for service and payment will be between the depositary and the shareholder. The company issuing the stock underlying the depositary receipts pays nothing to establish the unsponsored facility, as fees for depositary receipt issuance and cancellation are paid by brokers. Investors directly bear the expenses associated with certificate transfer, custody and dividend payment. In an unsponsored depositary program, there also may be several depositaries with no defined legal obligations to the non-U.S. company. The duplicate depositaries may lead to marketplace confusion because there would be no central source of information to buyers, sellers and intermediaries. The efficiency of centralization gained in a sponsored program can greatly reduce the delays in delivery of dividends and annual reports.

          In addition, with respect to all depositary receipts, there is always the risk of loss due to currency fluctuations.

REAL ESTATE SECURITIES (EQUITY PORTFOLIOS)

          The Portfolios may invest in real estate investment trusts (“REITs”). REITs pool investors’ funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 95% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks) because of its policy of concentration in the securities of companies in the real estate industry. These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from the environmental problems, casualty or condemnation losses, limitation on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates.

REPURCHASE AGREEMENTS (ALL PORTFOLIOS)

          The Portfolios may invest in repurchase agreements collateralized by U.S. Government securities, certificates of deposit and certain bankers’ acceptances. Repurchase agreements are transactions by which a portfolio purchases a security and simultaneously commits to resell that security to the seller (a bank or securities dealer) at an agreed upon price on an agreed upon date (usually within seven days of purchase). The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or date of maturity of the purchased security. Repurchase agreements involve certain risks not associated with direct investments in the underlying securities. In the event of a default or bankruptcy by the seller, a Portfolio will seek to liquidate such collateral. The exercise of a Portfolio’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Portfolio could suffer a loss. Repurchase agreements are considered to be loans by an investment company under the 1940 Act. Each Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment, together with other illiquid investments held for the Portfolio, exceeds 15% of the Portfolio’s net assets.

          The use of repurchase agreements involves certain risks. For example, if the seller of the agreements defaults on its obligation to repurchase the underlying securities at a time when the value of these securities has declined, a Portfolio may incur a loss upon disposition of them. If the seller of the agreement becomes insolvent and subject to liquidation or reorganization under the Bankruptcy Code or other laws, a bankruptcy court may determine that the underlying securities are collateral not within the control of a Portfolio and therefore subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the underlying securities. While the managements of the Portfolios Trust acknowledge these risks, it is expected that they can be controlled through stringent security selection criteria and careful monitoring procedures.

SHORT-TERM TRADING (ALL PORTFOLIOS)

          The Portfolios may engage in short-term trading. Although a Portfolio will not make a practice of short-term trading, purchases and sales of securities will be made whenever necessary or desirable in the management’s view to achieve the investment objective of the Portfolio. A change in the securities held by a Portfolio is known as “portfolio turnover.” Management does not expect that in pursuing a Portfolio’s investment objective unusual portfolio turnover will be required and intends to keep turnover to a minimum consistent with each Portfolio’s investment objective. The trading costs and tax effects associated with portfolio turnover may adversely affect a Portfolio’s performance. The management believes unsettled market economic conditions during certain periods require greater portfolio turnover in pursuing a Portfolio’s investment objectives than would otherwise be the case. A higher incidence of portfolio turnover will result in greater transaction costs to a Portfolio.

SOVEREIGN AND SUPRANATIONAL DEBT OBLIGATIONS (SHORT DURATION PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND OPPORTUNITY PORTFOLIO)

          The Portfolios may invest in sovereign and supranational debt obligations. Debt instruments issued or guaranteed by foreign governments, agencies, and supranational (“sovereign debt obligations”), especially sovereign debt obligations of developing countries, may involve a high degree of risk, and may be in default or present the risk of default. The issuer of the obligation, or the governmental authorities that control the repayment of the debt, may be unable or unwilling to repay principal and interest when due, and may require renegotiation or rescheduling of debt payments. In addition, prospects for repayment of principal and interest may depend on political as well as economic factors.

SWAPS, CAPS, FLOORS AND COLLARS (SHORT DURATION PORTFOLIO AND INTERNATIONAL EQUITY PORTFOLIO)

          The Portfolio may enter into swap contracts and other similar instruments in accordance with its investment objective and policies. A swap is an agreement to exchange the return generated by one instrument for the return generated by another instrument. The payment streams are calculated by reference to a specified index and agreed upon notional amount. The term specified index includes currencies, fixed interest rates, prices and total return on interest rate indices, fixed-income indices, stock indices and commodity indices (as well as amounts derived from arithmetic operations on these indices). For example, the Portfolio may agree to swap the return generated by a fixed-income index for the return generated by a second fixed-income index. The currency swaps in which the Portfolio may enter will generally involve an agreement to pay interest streams calculated by reference to interest income linked to a specified index in one currency in exchange for a specified index in another currency. Such swaps may involve initial and final exchanges that correspond to the agreed upon notional amount.

          The swaps in which the Portfolio may engage also include rate caps, floors and collars under which one party pays a single or periodic fixed amount(s) (or premium) and the other party pays periodic amounts based on the movement of a specified index.

          The Portfolio will usually enter into swaps on a net basis, i.e., the two return streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Portfolio receiving or paying, as the case may be, only the net amount of the two returns. The Portfolio’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of cash, U.S. Government securities, or other liquid securities.

          Interest rate swaps do not involve the delivery of securities, other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Portfolio is contractually obligated to make. If the other party to an interest rate swap defaults, the Portfolio’s risk of loss consists of the net amount of interest payments that the Portfolio is contractually entitled to receive. In contrast, currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. If there is a default by the counterparty, the Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps, floors and collars are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

          The use of swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser or Subadviser is incorrect in its forecasts of market values, interest rates and currency exchange rates, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique were not used.

U.S. GOVERNMENT SECURITIES (ALL PORTFOLIOS)

          The Portfolios may invest in U.S. Government securities to the extent set forth in the Part A and this Part B. The International Equity Portfolio may invest in U.S. Government securities for liquidity purposes and for temporary defensive purposes. U.S. Government securities include bills, notes, and bonds issued by the U.S. Treasury and securities issued or guaranteed by agencies or instrumentalities of the U.S. Government.

          Some U.S. Government securities are supported by the direct full faith and credit pledge of the U.S. Government; others are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as securities issued by the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agencies’ obligations; and others are supported only by the credit of the issuing or guaranteeing instrumentality. There is no assurance that the U.S. Government will provide financial support to an instrumentality it sponsors when it is not obligated by law to do so.

WARRANTS (GROWTH PORTFOLIO, INTERNATIONAL EQUITY PORTFOLIO AND VALUE PORTFOLIO)

          A warrant is an instrument issued by a corporation that gives the holder the right to subscribe to a specific amount of the corporation’s capital stock at a set price for a specified period of time. Warrants do not represent ownership of the securities, but only the right to buy the securities. The prices of warrants do not necessarily move parallel to the prices of underlying securities. Warrants may be considered speculative in that they have no voting rights, pay no dividends, and have no rights with respect to the assets of a corporation issuing them. Once a warrant expires, it has no value in the market. Warrant positions will not be used to increase the leverage of a Portfolio. Consequently, warrant positions are generally accompanied by cash positions equivalent to the required exercise amount.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES (INTERNATIONAL EQUITY PORTFOLIO AND SHORT DURATION PORTFOLIO)

          The Portfolio may purchase securities on a when-issued or delayed-delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the transaction. The when-issued securities are subject to market fluctuation and no interest accrues to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself in which case there could be an unrealized loss at the time of delivery. If the other party to a when-issued transaction fails to deliver or pay for the security, the Portfolio could miss a favorable price or yield opportunity or suffer a loss.

          The Short Duration Portfolio may invest in “when-issued” municipal obligations. New issues of municipal obligations may be offered on a “when-issued” or “forward delivery” basis. The payment obligation and the interest rate that will be received on the municipal obligations offered on this basis are each fixed at the time the Portfolio commits to the purchase, although settlement, i.e., delivery of and payment for the municipal obligations, takes place beyond customary settlement time (but normally within 45 days of the commitment). Between the time the Portfolio commits to purchase the “when-issued” or “forward delivery” municipal obligation and the time delivery and payment are made, the “when-issued” or “forward delivery” municipal obligation is treated as an asset of the Portfolio and the amount which the Portfolio is committed to pay for that municipal obligation is treated as a liability of the Portfolio. No interest on a “when-issued” or “forward delivery” municipal obligation is accrued by the Portfolio until delivery occurs. Although the Portfolio only makes commitments to purchase “when-issued” or “forward delivery” municipal obligations with the intention of actually acquiring them, the Portfolio may sell these obligations before the settlement date if deemed advisable by the Adviser.

          Purchasing municipal obligations on a “when-issued” or “forward delivery” basis can involve a risk that the yields available in the market on the settlement date may actually be higher (or lower) than those obtained in the transaction itself and, as a result, the “when-issued” or “forward delivery” municipal obligation may have a lesser (or greater) value at the time of settlement than the Portfolio’s payment obligation with respect to that municipal obligation. Furthermore, if the Portfolio sells the “when-issued” or “forward delivery” municipal obligation before the settlement date, or if the Portfolio sells other obligations from the Portfolio’s portfolio in order to meet the payment obligations, the Portfolio may realize a capital gain, which is not exempt from federal income taxation.

          Municipal obligations purchased on a “when-issued” or “forward delivery” basis and the securities held in the Portfolio’s portfolio are subject to changes in value (both generally changing in the same way, that is, both experiencing appreciation when interest rates decline and depreciation when interest rates rise) based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. In order to invest the Portfolio’s assets immediately, while awaiting delivery of securities purchased on a “when-issued” or “forward delivery” basis, short-term obligations that offer same day settlement and earnings normally are purchased. Although short-term investments normally are in tax-exempt securities, short-term taxable securities may be purchased if suitable short-term tax-exempt securities are not available. At the time the Short Duration Portfolio enters into a transaction on a “when-issued” or forward delivery basis, it will segregate cash, cash equivalents or high quality debt securities equal to the amount of the “when-issued” or “forward delivery” commitment. For the purpose of determining the adequacy of the securities segregated, the securities are valued at market value. If the market value of such securities declines, additional cash or high quality debt securities are segregated daily so that the value of the segregated securities equals the amount of the Portfolio’s commitments. On the settlement date of the “when-issued” or “forward delivery” securities, the Portfolio’s obligations are met from then-available cash flow, sale of segregated securities, sale of other securities or, although not normally expected, from sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or lesser than the Portfolio’s payment obligations).

WRITING COVERED CALLS (INTERNATIONAL EQUITY PORTFOLIO AND VALUE PORTFOLIO)

          The Portfolio may seek to earn premiums by writing covered call options against some of the securities in its portfolio provided the options are listed on a national securities exchange. A call option is “covered” if the Portfolio owns the underlying securities covered by the call. The purchaser of the call option obtains the right to acquire these securities at a fixed price (which may be less than, the same as, or greater than the current market price of such securities) during a specified period of time. The Portfolio, as the writer of the option, forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price except insofar as the premium represents such a profit.

           The Portfolio retains the risk of loss should the price of the underlying security decline below the purchase price of the underlying security minus the premium.

ZERO COUPON OBLIGATIONS (SHORT DURATION PORTFOLIO)

          The Portfolio may invest in zero coupon obligations, which are fixed-income securities that do not make regular interest payments. Instead, zero coupon obligations are sold at substantial discounts from their face value. The Portfolio will accrue income on these investments for tax and accounting purposes, which is distributable to shareholders and which, because no cash is received at the time of accrual, may require the liquidation of other portfolio securities to satisfy the Portfolio’s distribution obligations, in which case the Portfolio will forego the purchase of additional income-producing assets with these funds. The difference between a zero coupon obligation’s issue or purchase price and its face value represents the imputed interest an investor will earn if the obligation is held until maturity. Zero coupon obligations may offer investors the opportunity to earn higher yields than those available on ordinary interest-paying obligations of similar credit quality and maturity. However, zero coupon obligation prices may also exhibit greater price volatility than ordinary fixed-income securities because of the manner in which their principal and interest are returned to the investor.

PORTFOLIO TURNOVER

          The Portfolios are managed generally without regard to restrictions on portfolio turnover. In general, the Portfolios will not trade for short-term profits, but when circumstances warrant, investments may be sold without regard to the length of time held. The primary consideration in placing portfolio security transactions with broker-dealers for execution is to obtain, and maintain the availability of, execution at the most favorable prices and in the most effective manner possible. Each Subadviser engages in portfolio trading for a Portfolio if it believes a transaction net of costs (including custodian charges) will help achieve the investment objective of the Portfolio. In managing a Portfolio’s portfolio, a Subadviser seeks to take advantage of market developments, yield disparities and variations in the creditworthiness of issuers. Expenses to each Portfolio, including brokerage commissions, and the realization of capital gains which are taxable to the Portfolio’s shareholders tend to increase as the portfolio turnover increases.

          For the fiscal years ended October 31, 2010, and 2009, the portfolio turnover rate for each Portfolio was:

PORTFOLIO^	2010	2009

Growth Portfolio	89.14%	65.67%
International Equity Portfolio	63.35%	58.31%
Opportunity Portfolio	67.62%	64.91%
Value Portfolio	26.36%	19.77%

^ The Short Duration Portfolio has not commenced operations as of October 31, 2010.

          If a Portfolio has a high portfolio turnover rate (e.g. 100% or more), transaction costs incurred by the Portfolio, and the realized capital gains and losses of the Portfolio, may be greater than those of a Portfolio with a lesser portfolio turnover rate. See “Portfolio Transactions” and “Tax Matters” below.

PORTFOLIO TRANSACTIONS

          For the purposes of this section, the term “Adviser” also includes the Subadviser for the Portfolios.

          The Adviser is primarily responsible for portfolio decisions and the placing of portfolio transactions. The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities for the Portfolios. Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in its best judgment and in a manner deemed to be in the best interest of each Portfolio’s shareholders rather than by any formula. In placing orders for each Portfolio, the primary consideration is prompt execution of orders in an effective manner at the most favorable price, although each Portfolio does not necessarily pay the lowest spread or commission available. Other factors taken into consideration are the dealer’s general execution and operational facilities, the type of transaction involved and other factors such as the dealer’s risk in positioning the securities. To the extent consistent with applicable legal requirements, the Adviser may place orders for the purchase and sale of investments for a Portfolio with a broker-dealer affiliate of the Adviser.

          The Adviser may, in circumstances in which two or more dealers are in a position to offer comparable results, give preference to a dealer which has provided statistical or other research services to the Adviser. By allocating transactions in this manner, the Adviser is able to supplement its research and analysis with the views and information of securities firms. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to the Adviser in advising several of its clients (including the Portfolios), although not all of these services are necessarily useful and of value in managing each Portfolio. The management fee paid from a Portfolio is not reduced because the Adviser and its affiliates receive such services.

          Generally, fixed income securities and money market securities are traded on a principal basis and do not involve brokerage commissions. Under the 1940 Act, persons affiliated with HSBC Bank USA, N.A. (“HSBC Bank”), the Adviser (including any Subadviser) or a Portfolio are prohibited from dealing with a Portfolio as a principal in the purchase and sale of securities except in accordance with regulations adopted by the SEC. A Portfolio may purchase municipal obligations from underwriting syndicates of which the Adviser or an affiliate is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act. Under the 1940 Act, persons affiliated with the Adviser or a Portfolio may act as a broker for the Portfolio. In order for such persons to effect any portfolio transactions for a Portfolio, the commissions, fees or other remuneration received by such persons must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow the affiliate to receive no more than the remuneration which would be expected to be received by an unaffiliated broker in a commensurate arms-length transaction. The Trustees of the Trust regularly review any commissions paid by the Portfolios to affiliated brokers.

The Portfolios will not do business with, nor pay commissions to, affiliates of the Adviser in any portfolio transactions where they act as principal.

          As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Adviser may cause a Portfolio to pay a broker-dealer, which provides “brokerage and research services” (as defined in the 1934 Act) to the Adviser, an amount of commission for effecting a securities transaction for a Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction, provided the Adviser determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or its respective overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising each Portfolio.

          The term “brokerage and research services” includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. Although commissions paid on every transaction will, in the judgment of the Adviser, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Adviser’s other clients, in part, for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto, such as clearance and settlement. The SEC published interpretative guidance that tightened previously existing standards concerning the types of expenses that qualify for the Section 28(e) safe harbor and set forth certain steps that investment advisers need to take in order to ensure such qualification.

          Investment decisions for each Portfolio and for the other investment advisory clients of the Adviser are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors, in addition to basic suitability for the particular client involved. Thus, a particular security may be bought for certain clients even though it could have been sold for other clients at the same time, and a particular security may be sold for certain clients even though it could have been bought for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. In some instances, one client may sell a particular security to another client. Two or more clients may simultaneously purchase or sell the same security, in which event, each day’s transactions in that security are, insofar as practicable, averaged as to price and allocated between such clients in a manner which, in the Adviser’s opinion, is equitable to each and in accordance with the amount being purchased or sold by each. In addition, when purchases or sales of the same security for a Portfolio and for other clients of the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantage available to large denomination purchases or sales. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients in terms of the price paid or received or of the size of the position obtainable. It is recognized that in some cases, this system could have a detrimental effect on the price or volume of the security as far as a Portfolio is concerned. In other cases, however, the Adviser believes that a Portfolio’s ability to participate in volume transactions will produce better executions for the Portfolio.

          The Board has adopted a policy to ensure compliance with Rule 12b-1(h) under the 1940 Act in the selection of broker-dealers to execute portfolio transactions for the Portfolios. Generally, Rule 12b-1(h) prohibits the Portfolios from compensating a broker-dealer for promotion or sale of Portfolio shares by directing to the broker-dealer securities transactions or remuneration received or to be received from such portfolio securities transactions.

          If a Portfolio invests primarily in fixed-income securities, it is anticipated that most purchases and sales will be with the issuer or with underwriters of or dealers in those securities, acting as principal. Accordingly, such Portfolios would not ordinarily pay significant brokerage commissions with respect to their securities transactions.

          In the United States and in some other countries, debt securities are traded principally in the over-the-counter market on a net basis through dealers acting for their own account and not as brokers. In other countries, both debt and equity securities are traded on exchanges at fixed commission rates. The cost of securities purchased from underwriters includes an underwriter’s commission or concession, and the prices at which securities are purchased and sold from and to dealers include a dealer’s mark-up or mark-down. The Adviser normally seeks to deal directly with the primary market makers or on major exchanges unless, in its opinion, better prices are available elsewhere. Subject to the requirement of seeking execution at the best available price, securities may, as authorized by each Portfolio’s investment advisory contract, be bought from or sold to dealers who have furnished statistical, research and other information or services to the Adviser. At present, no arrangements for the recapture of commission payments are in effect.

          For the fiscal years ended October 31, 2010, 2009, and 2008, the Portfolios paid aggregate brokerage commissions as shown in the following table:

PORTFOLIO^	2010	2009	2008

Growth Portfolio	$138,316	$114,578	$140,901
International Equity Portfolio	$161,832	$161,572	$175,553
Opportunity Portfolio	$260,342	$270,641	$437,421
Value Portfolio	$29,489	$28,449	$33,677

^The Short Duration Portfolio had not commenced operations as of October 31, 2010.

          During the fiscal year ended October 31, 2010, the Portfolios acquired securities issued by their regular brokers or dealers, or their parent companies, as reflected in the table below. The following shows the aggregate holdings of the securities of each such issuer as of October 31, 2010. (For these purposes a regular broker or dealer includes any of the (a) ten brokers or dealers that received the greatest dollar amount of brokerage commissions by virtue of direct or indirect participation in the Trust’s portfolio transactions during the its most recent fiscal year, (b) ten brokers or dealers that engaged as principal in the largest dollar amount of portfolio transactions of the Trust during its most recent fiscal year, or (c) ten brokers or dealers that sold the largest dollar amount of securities of the Portfolios during the Trust’s most recent fiscal year.)

PORTFOLIO*	Goldman Sachs & Co.	JP Morgan Chase & Co.	Barclay	Deutsche Bank	UBS Warburg	Citigroup

Growth Portfolio	$2,913,195	$1,508,963	—	—	—	—
Value Portfolio	$515,040	$833,505	—	—	—	$1,155,090
International Equity Portfolio	—	—	$540,683	$393,843	$148,734	—
Opportunity Portfolio**	—	—	—	—	—	—

* The Short Duration Fund and Global Funds have not commenced operations as of the date of this Part B.
** The Opportunity Portfolio did not acquire any securities issued by the Funds’ regular brokers, dealers or their parent companies.

PORTFOLIO HOLDINGS

          The Board has adopted policies and procedures for the Trust relating to disclosure of the Portfolios’ portfolio securities (the “Policy”). The Policy is designed to ensure disclosure of holdings information where necessary to the Trust’s operation, or useful to a Portfolio’s shareholders, without compromising the integrity or performance of the Portfolio. Disclosure of information regarding the portfolio holdings of the Portfolios occurs only upon the determination, by the Trust’S Chief Compliance Officer (“CCO”), that such disclosure is in the best interests of the Portfolios’ shareholders and that it does not present a conflict of interest between the shareholders and the Adviser or any affiliated person of the Portfolio, the Adviser or any subadviser of the Portfolios.

          Pursuant to applicable law, the Trust is required to disclose its complete portfolio holdings quarterly, within 60 days of the end of each fiscal quarter. The Trust discloses a complete schedule of investments in each Semi-Annual Report and Annual Report to Shareholders or, following the first and third fiscal quarters, in quarterly holdings reports filed with the SEC on Form N-Q. Semi-Annual and Annual Reports are distributed to shareholders. Quarterly holdings reports filed with the SEC on Form N-Q are not distributed to shareholders, but are available, free of charge, on the EDGAR database on the SEC’s website at www.sec.gov. These reports are also available, free of charge, on the Trusts’ website at www.investorfunds.us.hsbc.com.

          The Trust’s website also provides information about each Portfolio’s top 10 holdings, sector holdings and other characteristics data as of the end of the most recent month. The Trust may publish each Portfolio’s full portfolio holdings fifteen (15) days after the end of each month. This information is available until updated as of the following month. The information on the Trust’s website is publicly available to all categories of persons.

          The Trust or the Adviser may share non-public holdings information of the Trust sooner than 60 days of the end of the fiscal quarter with the Adviser and other service providers to the Trusts (including the Trust’s custodian, the Sub-Administrator; and pricing services such as FT Interactive). In addition, the Trust may share non-public holdings information with mutual fund ranking services and NRSROs, including Standard & Poor’s Corporation, Morningstar, Lipper Analytical Services and Bloomberg L.P. These service providers and other entities owe contractual, fiduciary, or other legal duties of confidentiality to the Trust or the Adviser that foster reasonable expectations that holdings information will not be misused. The Trust’s officers may authorize disclosure of the Trust’s holdings portfolio information to service providers where such service provider needs information to fulfill its duties.

          The Trust may also disclose information about portfolio holdings to mutual fund evaluation services that agree not to disclose the information to third parties and that enter into a Confidentiality Agreement. Such Confidentiality Agreement provides, among other things, that non-public portfolio holdings information will be kept confidential and that such information will be used solely for the purpose of analysis and evaluation of the portfolio. Disclosures may be made to other third parties under a Confidentiality Agreement satisfactory to fund counsel and the Trust’s CCO. The Confidentiality Agreement prohibits anyone in possession of non-public holdings information from purchasing or selling securities based on such information, or from disclosing such information to other persons, except for those who are actually engaged in, and need to know, such information to perform services for the portfolio.

          Currently, the Trust has arrangements to provide additional disclosure of holdings information to the following evaluation services: Lipper Analytical Services (10 days after the end of each month), Morningstar (between 60-70 days after the end of each quarter), Bloomberg L.P. (60 days after the end of each quarter) and Standard & Poor’s Corporation (between 3-5 days after the end of each week).

          No compensation or other consideration is paid to or received by any party in connection with the disclosure of holdings information, including the Trust, the Adviser and its affiliates.

          Pursuant to the Policy, the CCO may authorize exceptions and allow disclosures under other circumstances he or she deems appropriate. In addition, a Portfolio may disclose its holdings, as appropriate, in conformity with the foregoing principles. Compliance with the Policy (including the use of the portfolio holdings information) will be monitored by the CCO or his or her designee on a regular basis, and any violations constituting a “Material Compliance Matter” as defined under Rule 38a-1 of the 1940 Act will be reported by the CCO to the Board.

INVESTMENT RESTRICTIONS

          The Portfolios have adopted certain fundamental and non-fundamental investment restrictions. Fundamental investment restrictions may not be changed without approval by holders of a “majority of the outstanding voting securities” of a Portfolio. The term “majority of the outstanding voting securities” as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding “voting securities” of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding “voting securities” are present or represented by proxy, or (ii) more than 50% of the outstanding “voting securities.” The term “voting securities” as used in this paragraph has the same meaning as in the 1940 Act.

ALL PORTFOLIOS

          All Portfolios are subject to the following non-fundamental restrictions, in addition to the fundamental and non-fundamental restrictions set forth below under the headings for each Portfolio:

1.

The Portfolio may not purchase on margin, except for use of short-term credit as may be necessary for the clearance of purchases and sales of securities, but it may make margin deposits in connection with transactions in options, futures, and options on futures.

2.

The Portfolio may not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, and provided that transactions in options and futures contracts are not deemed to constitute short sales of securities.

3.

The Portfolio may not invest in securities of any registered investment company, except to the extent permitted under the 1940 Act generally, or in accordance with any exemptive order granted to the Trust by the SEC.

SHORT DURATION PORTFOLIO

As a matter of fundamental policy, the Portfolio will not:

1.	borrow money, except to the extent permitted under the 1940 Act;

2.	issue any senior securities, except as permitted under the 1940 Act;

3.

act as underwriter of securities within the meaning of the 1933 Act, except insofar as it might be deemed to be an underwriter upon disposition of certain portfolio securities acquired within the limitation of purchases of restricted securities;

4.

purchase or sell real estate, provided that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies that invest in real estate or interests therein or are engaged in the real estate business, including real estate investment trusts;

5.

purchase or sell commodities or commodity contracts, except that the Portfolio may deal in forward foreign exchange transactions between currencies of the different countries in which it may invest and purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures;

6.

make loans except through loans of portfolio securities, entry into repurchase agreements, acquisitions of securities consistent with its investment objective and policies and as otherwise permitted by the 1940 Act; and

7.

purchase any securities, which would cause 25% or more of the value of the Portfolio’s total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to (i) instruments issued or guaranteed by the United States, any state, territory or possession of the United States, the District of Columbia or any of their authorities, agencies, instrumentalities or political subdivisions, and (ii) repurchase agreements secured by the instruments described in clause (i); (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (c) utilities will be divided according to their services; for example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

          In applying fundamental policy number 7, mortgage-backed securities need not be considered a single industry, and shall be classified as follows for purposes of the concentration policy. Mortgage-backed securities issued by governmental agencies and government-related organizations shall be excluded from the limitation in fundamental policy number seven. Private mortgage-backed securities (i.e., not issued or guaranteed by a governmental agency or government-related organization) that are backed by mortgages on commercial properties shall be treated as a separate industry from private mortgage-backed securities backed by mortgages on residential properties.

GROWTH PORTFOLIO AND VALUE PORTFOLIO

As a matter of fundamental policy, the Portfolio will not:

1.	invest in physical commodities or contracts on physical commodities;

2.

purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3.

make loans, except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio’s investment objective and policies;

4.

borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

5.	underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

6.

acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio’s total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

7.	issue senior securities, except as permitted under the 1940 Act;

8.

with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio’s total assets taken at market value would be invested in the securities of any single issuer; and

9.	with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

As a matter of non-fundamental policy, the Portfolio will not:

1.

enter into a futures contract if, immediately thereafter, the value of securities and other obligations underlying all such futures contracts would exceed 50% of the value of the Portfolio’s total assets. Moreover, the Portfolio will not purchase put and call options if, as a result, more than 5% of its total assets would be invested in such options.

2.

invest in warrants, valued at the lower of cost or market, in an amount in excess of 5% of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

INTERNATIONAL EQUITY PORTFOLIO

As a matter of fundamental policy, the International Equity Portfolio will not:

1.	invest in physical commodities or contracts on physical commodities;

2.

purchase or sell real estate, although it may purchase and sell securities of companies which deal in real estate, other than real estate limited partnerships, and may purchase and sell marketable securities which are secured by interests in real estate;

3.

make loans, except for the lending of portfolio securities pursuant to guidelines established by the Board of Trustees and except as otherwise in accordance with the Portfolio’s investment objective and policies;

4.

borrow money, except from a bank as a temporary measure to satisfy redemption requests or for extraordinary or emergency purposes, provided that the Portfolio maintains asset coverage of at least 300% for all such borrowings;

5.	underwrite the securities of other issuers (except to the extent that the Portfolio may be deemed to be an underwriter within the meaning of the 1933 Act in the disposition of restricted securities);

6.

acquire any securities of companies within one industry, if as a result of such acquisition, more than 25% of the value of the Portfolio’s total assets would be invested in securities of companies within such industry; provided, however, that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, when the Portfolio adopts a temporary defensive position;

7.	issue senior securities, except as permitted under the 1940 Act;

8.

with respect to 75% of its assets, the Portfolio will not purchase securities of any issuer if, as a result, more than 5% of the Portfolio’s total assets taken at market value would be invested in the securities of any single issuer;

9.	with respect to 75% of its assets, the Portfolio will not purchase a security if, as a result, the Portfolio would hold more than 10% of the outstanding voting securities of any issuer.

          The International Equity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without investor approval. As a matter of non-fundamental policy, the Portfolio will not:

1.

purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities.

OPPORTUNITY PORTFOLIO

As a matter of fundamental policy, the Opportunity Portfolio will not:

1.

borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio’s net assets, it may borrow money (including through reverse repurchase agreements, forward roll transactions involving mortgage backed securities or other investment techniques entered into for the purpose of leverage), and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction, and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

2.	underwrite securities issued by other persons, except insofar as the Portfolios may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

3.

make loans to other persons except: (a) through the lending of the Portfolio’s portfolio securities, provided that any such loans not exceed 30% of the Portfolio’s total assets (taken at market value); (b) through the use of repurchase agreements or the purchase of short term obligations; or (c) by purchasing a portion of an issue of debt securities of types distributed publicly or privately;

4.

purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (except that the Portfolio may hold and sell, for the Portfolio’s portfolio, real estate acquired as a result of the Portfolio’s ownership of securities);

5.

concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of a Portfolio’s investment objective(s), up to 25% of its total assets may be invested in any one industry;

6.

issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction; and

7.	with respect to 75% of its assets, invest more than 5% of its total assets in the securities (excluding U.S. Government securities) of any one issuer.

The Opportunity Portfolio is also subject to the following restrictions which may be changed by the Board of Trustees without shareholder approval.

As a matter of non-fundamental policy, the Opportunity Portfolio will not:

1.

purchase warrants, valued at the lower of cost or market, in excess of 10% of the value of its total assets, except that this limitation does not apply to warrants acquired in units or attached to securities;

2.

write puts and calls on securities unless each of the following conditions are met: (a) the security underlying the put or call is within the investment policies of the Portfolio and the option is issued by the Options Clearing Corporation, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate value of the obligations underlying the puts determined as of the date the options are sold shall not exceed 50% of the Portfolio’s net assets; (c) the securities subject to the exercise of the call written by the Portfolio must be owned by the Portfolio at the time the call is sold and must continue to be owned by the Portfolio until the call has been exercised, has lapsed, or the Portfolio has purchased a closing call, and such purchase has been confirmed, thereby extinguishing the Portfolio’s obligation to deliver securities pursuant to the call it has sold; and (d) at the time a put is written, the Portfolio establishes a segregated account with its custodian consisting of cash or short-term U.S. Government securities equal in value to the amount the Portfolio will be obligated to pay upon exercise of the put (this account must be maintained until the put is exercised, has expired, or the Portfolio has purchased a closing put, which is a put of the same series as the one previously written); and

3.

buy and sell puts and calls on securities, stock index futures or options on stock index futures, or financial futures or options on financial futures unless such options are written by other persons and: (a) the options or futures are offered through the facilities of a national securities association or are listed on a national securities or commodities exchange, except for put and call options issued by non-U.S. entities or listed on non-U.S. securities or commodities exchanges; (b) the aggregate premiums paid on all such options, which are held at any time, do not exceed 20% of the Portfolio’s total net assets; and (c) the aggregate margin deposits required on all such futures or options thereon, held at any time, do not exceed 5% of the Portfolio’s total assets.

PERCENTAGE AND RATING RESTRICTIONS (ALL PORTFOLIOS)

          If a percentage restriction or a rating restriction on investment or utilization of assets set forth above or referred to in the Portfolios’ Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by a Portfolio, or a later change in the rating of a security held by a Portfolio, is not considered a violation of policy. However the Adviser will consider such change in its determination of whether to continue to hold the security and provided further, that the Adviser will take appropriate steps, which may include the disposition of portfolio securities, as may be necessary to satisfy the applicable requirements of the 1940 Act with respect to the Portfolio’s investments in illiquid securities or any borrowings by the Portfolio.

MANAGEMENT OF THE PORTFOLIO TRUST

BOARD OF TRUSTEES

          Overall responsibility for management of the Trust rests with the Board of Trustees. The Trustees elect the officers of the Trust and appoint service providers to manage the Trust’s day-to-day operations. The Trustees meet regularly to discuss and consider matters concerning the Trust and to oversee the Trust’s activities, including the investment performance of the Portfolios and the operation of the Trust’s compliance programs, and to evaluate and address risks associated with the Trust’s activities.

BOARD COMPOSITION AND LEADERSHIP STRUCTURE

          The Board is currently composed of five Trustees, none of whom is an “interested person” (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Trust (“Independent Trustees”). The Chairman of the Board is an Independent Trustee, and, among other duties and responsibilities, serves as a point person for communications between the Trustees and the Trust’s management and service providers. The Board also has established an Audit Committee, a Valuation and Investment Oversight Committee, a Nominating and Corporate Governance Committee, and a Contracts and Expense Committee (the “Committees”) to facilitate the Trustees’ oversight of the management of those aspects of the Trust’s operations. Each Committee has a Chair and certain Committees also have a Vice Chair. Each Committee’s responsibilities are discussed in greater detail below.

          Effective January 1, 2011, the Board of Trustees appointed Dr. Larry M. Robbins to serve as an Emeritus Trustee for the Trust. Dr. Robbins had resigned from his position as an Independent Trustee effective December 31, 2010. While serving in such capacity, Dr. Robbins is encouraged to attend and participate in meetings of the Board of Trustees and designated Committees but shall have no vote on any matters before the Board or Committee. Dr. Robbins will be compensated for his service in accordance with a predetermined portion of the Independent Trustee compensation schedule approved by the Independent Trustees.

          The Trustees interact directly with the Chairman of the Board, Chairs of the Committees, each other, the Trusts’ officers, and senior management of the Adviser and other service providers of the Trust at scheduled meetings and between meetings, as appropriate. The Trustees seek to have an inclusive approach to oversight. For example, each Trustee is a member of each of the Committees. The Independent Trustees regularly meet outside the presence of the Trust’s management and are advised by independent legal counsel.

          The Board believes that its structure facilitates the orderly and efficient flow of information to the Trustees from the Adviser and other service providers with respect to services provided to the Trust, potential conflicts of interest that could arise from these relationships and other risks that the Trust may face. The Board further believes that its structure allows all of the Trustees to participate in the full range of the Board’s oversight responsibilities and for the Board and its Committees to make informed decisions on the affairs of the Trust. The Board believes that the orderly and efficient flow of information and the ability to bring each Trustee’s talents to bear in overseeing the Trust’s operations is important, in light of the size and complexity of the HSBC Investor Family of Funds and the risks that the fund complex faces. The Board and its Committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Trust, and the environment in which the Trust operates, change.

BOARD’S ROLE IN RISK OVERSIGHT OF THE TRUST

          The Board oversees risk management for the Trust both directly and through its Committees, by working with the Trust’s senior officers (including the Trust’s President, CCO and Treasurer), portfolio management and other personnel of the Adviser, the Trust’s independent registered public accounting firm (the “independent auditors”), legal counsel and personnel from the Trust’s other service providers (collectively, “Trust personnel”) to identify, evaluate and seek means of mitigating risk. In this regard, the Board and its Committees request, receive and act on reports from Trust personnel on risk oversight and management, and the Trustees confer with each other and engage Trust personnel between Board meetings on such matters, as deemed appropriate.

          The Board has adopted, on behalf of the Trust, and periodically reviews with the assistance of the Trust’s CCO, policies and procedures designed to address risks associated with the Trust’s activities. In addition, the Adviser and the Trust’s other service providers also have adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Trust’s activities, and the Board receives and acts on reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate.

QUALIFICATIONS OF THE TRUSTEES

          The names of the Trustees of the Trust, their addresses, age, positions held with the Trust, principal occupation(s) during the past five years, number of portfolios in the fund complex overseen, and other directorships held by each Trustee are set forth below.

TRUSTEES

NAME, ADDRESS, AGE	POSITIONS HELD WITH PORTFOLIOS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE*	OTHER PUBLIC COMPANY AND INVESTMENT COMPANY DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

NON-INTERESTED TRUSTEES
MARCIA L. BECK P.O. Box 182845 Columbus, OH 43218-3035 Age: 55	Trustee	Indefinite; June 2008 to present	Private Investor (June 1999 – present); Executive Vice President, Prudential Investments (1997 – 1999); President and Trustee, The Goldman Sachs Mutual Funds (1992 – 1996)	29	None

SUSAN S. HUANG P.O. Box 182845 Columbus, OH 43218-3035 Age: 56	Trustee	Indefinite; June 2008 to present	Private Investor, (2000- present); Senior Vice President, Schroder Investment Management (2001 – 2004) Managing Director, Chase Asset Management (1995-2000)	29	None
ALAN S. PARSOW P.O. Box 182845 Columbus, OH 43218-3035 Age: 61	Trustee	Indefinite; 1987 to present	General Partner, Elkhorn Partners, L.P. (a private investment partnership) (1989 – present)	29	Penn Treaty American Corporation (insurance)
THOMAS F. ROBARDS P.O. Box 182845 Columbus, OH 43218-3035 Age: 64	Trustee	Indefinite; 2005 to present	Member, Robards & Co. LLC (investment and advisory services) (2005-present); Chief Financial Officer, American Museum of Natural History (2003- 2004) Chief Financial Officer, Datek Online Holdings (2000-2003) Previously EVP and CFO Republic New York Corporation	29	Overseas Shipholding Group (NYSE listed energy transportation); Ellington Financial LLC (NYSE listed financial services); Financial Federal Corporation (NYSE listed specialty finance)
MICHAEL SEELY P.O. Box 182845 Columbus, OH 43218-3035 Age: 65	Chairman and Trustee	Indefinite; 1987 to present	Private Investor (2003-present); General Partner, Global Multi Manager Partners (1999-2003); President of Investor Access Corporation (1981-	29	None

NAME, ADDRESS, AGE	POSITIONS HELD WITH PORTFOLIOS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE*	OTHER PUBLIC COMPANY AND INVESTMENT COMPANY DIRECTORSHIPS HELD BY TRUSTEE DURING THE PAST 5 YEARS

			2003)
EMERITUS TRUSTEE

LARRY M. ROBBINS P.O. Box 182845 Columbus, OH 43218-3035 Age:72	Emeritus Trustee	Until December 31, 2011; Trustee from 1987 to December 31, 2010	Private Investor (2007-present); Director, Center for Teaching and Learning, University of Pennsylvania (1999-2007)	29	None

*	Includes the HSBC Investor Funds, the HSBC Advisor Funds Trust and the Portfolio Trust.

OFFICERS

NAME, ADDRESS, AGE	POSITIONS HELD WITH PORTFOLIO	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

RICHARD A. FABIETTI 452 Fifth Avenue New York, NY 10018 Age: 52	President	One year; 2004 to present	Senior Vice President, Head of Product Management, HSBC Global Asset Management (USA) Inc. (1998 – present)
STEPHEN SIVILLO 452 Fifth Avenue New York, NY 10018 Age: 39	Vice President	One year; 2010 to present

Vice President of Product Administration, HSBC Global Asset Management (USA) Inc. (2010 – present); Chief Compliance Officer, Managers Funds (2009 – 2010); Director, Mutual Fund Compliance, AllianceBernstein (2007-2009); Assistant Vice President, Compliance, AllianceBernstein (2005 – 2007)

TY EDWARDS* 3435 Stelzer Road Columbus, OH 43219-3035 Age: 44	Treasurer	One year; 2010 to present

Senior Vice President, Citi Fund Services (2010– present); Director, Product Management, Columbia Management (2007-2009); Deputy Treasurer, Columbia Funds, (2006-2007); Director, Fund Administration, Columbia Management (2004-2007)

JENNIFER A. ENGLISH* 100 Summer Street Suite 1500 Boston, MA 02110 Age: 38	Secretary	One year; 2008 to present	Senior Vice President, Regulatory Administration, Citi (2005 – present)

F. MARTIN FOX 100 Summer Street Suite 1500 Boston, MA 02110 Age: 47	Assistant Secretary	One year; 2008 to present	Assistant Vice President, Regulatory Administration, Citi (May 2008 – present); Contract Attorney, Update Legal LLC (2002 – 2008)

FREDERICK J. SCHMIDT* 1 Rexcorp Plaza Uniondale, NY 11556 Age: 51	Chief Compliance Officer	One year; 2004 to present	Director and Chief Compliance Officer, CCO Services, Citi (2004 – present)

* Mr. Edwards, Mr. Schmidt and Ms. English also are officers of certain other investment companies of which Citi (or an affiliate) is the administrator or sub-administrator.

          The Board believes that the significance of each Trustee’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Trustee, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the Trustees is qualified to serve as a Trustee of the Trust based on a review of the experience, qualifications, attributes and skills of each Trustee. In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity; ability to review critically, evaluate, question and discuss information provided and exercise effective business judgment in protecting shareholder interests; and willingness and ability to commit the time necessary to perform the duties of a Trustee. Each Trustee’s ability to perform his or her duties effectively is evidenced by his or her experience in some of the following fields: management, consulting, or board experience in the investment management industry; academic positions in relevant fields; management, consulting, or board experience with public companies in other fields, non-profit entities or other organizations; educational background and professional training; and experience as a Trustee of the Trust. Information indicating the specific experience, skills, attributes and qualifications of each Trustee, which led to the Board’s determination that the Trustee should serve in this capacity, is provided below.

          The Board’s Chairman, Mr. Seely, was previously a general partner of a private investment company, as well as the president of a shareholder value enhancement firm, which combined investor relations, finance and strategy. He is a graduate of Dartmouth College and NYU’s graduate business school. Mses. Beck and Huang each have experience managing risk as well as portfolios of money market and fixed income instruments, respectively. Ms. Beck has also served as president and trustee of an unaffiliated mutual fund complex. She has a BA from Tufts University and an MBA from Columbia University. Ms. Huang has a BA from Princeton University and an MBA from Columbia University. Mr. Robards, who is the Trust’s audit committee financial expert, has governance and operating experience in banking, brokerage and specialty finance companies and serves as a director of several public companies. Mr. Robards has a BA from Brown University and an MBA from Harvard University. Mr. Parsow, a graduate of the University of Nebraska, is a general partner of a private investment partnership and has served as an Independent Trustee since 1987.

          Dr. Robbins, the Trust’s Emeritus Trustee, holds a BA from Harvard University, an MA from the University of Wisconsin, and a Ph.D. from University of California, Berkeley. He established the Wharton Communication Program at the Wharton School of the University of Pennsylvania where he also directed the Wharton Teacher Development Program and the Wharton Management Program and later directed the Center for Teaching and Learning at the University of Pennsylvania’s School of Arts and Sciences. Dr. Robbins served as Chairman of the Board of the Trust from 1997 through September 2009 and as a Trustee until December 31, 2010.

COMMITTEES

          Audit Committee

          The Audit Committee is comprised of Marcia L. Beck, Susan S. Huang, Alan S. Parsow, Thomas F. Robards, and Michael Seely, who are all Independent Trustees. The Audit Committee is currently chaired by Mr. Robards. The primary purpose of the Audit Committee is to oversee the accounting and financial reporting policies, practices and internal controls of the Trust. The Audit Committee (i) recommends to the Board of Trustees the selection, retention, compensation and termination of an independent public accounting firm; (ii) annually reviews the scope of the proposed audit, the audit procedures to be utilized and the proposed audit fees; (iii) reviews the results of the annual audit with the independent auditors; (iv) reviews the annual financial statements of the Portfolios with management and the independent auditors; and (v) reviews the adequacy and effectiveness of internal controls and procedures with management and the independent auditors. The Audit Committee of the Trust held four meetings during the last fiscal year.

          Valuation and Investment Oversight Committee

          The Valuation and Investment Oversight Committee is comprised of all of the Trustees of the Trust. The Committee is currently chaired by Ms. Huang. The primary purposes of the Valuation and Investment Oversight Committee are to oversee: (i) Portfolio management, investment risk management, performance and brokerage practices relating to the Portfolios; (ii) the implementation and operation of the Trust’s Valuation Procedures; and

(iii) the selection process for investment sub-advisers to series of the Trust. The Valuation and Investment Oversight Committee met four times during the most recent fiscal year.

          Nominating and Corporate Governance Committee

          The Nominating and Corporate Governance Committee is comprised of all of the Independent Trustees of the Trust. The Committee is currently chaired by Mr. Parsow. This Committee (i) makes nominations for trustee membership on the Board; (ii) evaluates on a periodic basis the operations and effectiveness of the Board as a whole; (iii) periodically reviews the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board; (iv) periodically reviews Board governance procedures and shall recommend any appropriate changes to the full Board; and (v) periodically reviews Trustee compensation and shall recommend any appropriate changes to the Board as a group. The Nominating and Corporate Governance Committee also considers nominees recommended by shareholders. Such recommendations should be forwarded to the President of the Trust. The Nominating and Corporate Governance Committee met three times during the most recent fiscal year.

          Contracts and Expense Committee

          The Contracts and Expense Committee (“C&E Committee”) is comprised of all of the Independent Trustees of the Trust. The C&E Committee is currently chaired by Ms. Beck. The primary purpose of the C&E Committee is to help ensure that the interests of the Portfolios and their shareholders are appropriately served by: (i) agreements and plans to which the Trust is a party or direct beneficiary; and (ii) expenses payable by the Trust and the Portfolios. The C&E Committee was formed in September 2009. The C&E Committee met five times during the most recent fiscal year.

FUND OWNERSHIP

          Listed below for each Trustee is a dollar range of securities beneficially owned in the Portfolios, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Trustee in the HSBC Investor Family of Funds, including those in the HSBC Investor Funds and HSBC Advisor Funds Trust (together with the Trust, the “Trusts”), as of December 31, 2010.

NAME OF TRUSTEE	DOLLAR RANGE OF EQUITY SECURITIES IN THE PORTFOLIO TRUST	DOLLAR RANGE OF EQUITY SECURITIES IN THE TRUSTS	AGGREGATE DOLLAR RANGE OF EQUITY SECURITIES IN ALL REGISTERED INVESTMENT COMPANIES OVERSEEN BY TRUSTEE IN FAMILY OF INVESTMENT COMPANIES

NON-INTERESTED TRUSTEES
Marcia L. Beck	None	None	None
Susan S. Huang	None	None	None
Alan S. Parsow	None	None	None
Thomas Robards	None	None	None
Michael Seely	None	None	None
EMERITUS TRUSTEE
Larry M. Robbins	None	None	None

          As of February 2, 2011, the Trustees and officers of the Trusts as a group beneficially owned less than 1% of the outstanding shares of the Portfolios.

TRUSTEE AND OFFICER COMPENSATION

          Effective November 1, 2010, the Trusts pay each Independent Trustee an annual retainer of $63,000. The Trusts pay a fee of $5,000 for each regular meeting of the Board of Trustees attended, a fee of $3,000 for each special telephonic meeting attended, and a fee of $5,000 for each special in-person meeting attended. The Trusts also pay each Independent Trustee an annual retainer of $3,000 for each Committee on which such Trustee serves as a

Committee member as well as a fee of $3,000 for each Committee meeting attended. Additionally, the Trusts pay each Committee Chair an annual retainer of $6,000, with the exception of the Chair of the Audit Committee, who receives a retainer of $8,000. The Trusts also pay Mr. Seely, as Chairman of the Board, an additional annual retainer of $20,000, as well as an additional $4,000 for each regular meeting of the Board attended. In addition, for time expended on Board duties outside normal meetings at the request of the Chairman or a Committee Chair, a Trustee is compensated at the rate of $500 per hour, up to a maximum of $3,000 per day. Dr. Robbins will be compensated for his service as Emeritus Trustee in accordance with a predetermined portion of the Independent Trustee compensation schedule approved by the Independent Trustees. For the fiscal year ended October 31, 2010, the following compensation was paid to the Trustees.

	Independent Trustees					Trustee Emeritus

COMPENSATION FROM THE FUNDS+	Alan S. Parsow	Michael Seely	Thomas F. Robards	Susan S. Huang	Marcia L. Beck	Larry M. Robbins

Growth Portfolio	$203.65	$286.77	$221.41	$226.54	$220.81	$215.30
Opportunity Portfolio	300.84	423.45	326.30	334.38	325.53	317.28
International Equity Portfolio	421.30	599.53	458.57	471.05	457.31	445.04
Value Portfolio	111.67	156.75	121.04	123.71	120.65	117.68
Estimated Annual Benefits Upon Retirement	None	None	None	None	None	None
Total Compensation From Funds and Fund Complex(2) Paid To Trustees	$137,000	$190,000	$147,000	$150,000	$146,250	$143,000

+	Compensation for the fiscal year ended October 31, 2010 was based on a different compensation schedule than the currently effective schedule.
(1)	The Trusts do not accrue pension or retirement benefits as part of Portfolio expenses, and Trustees of the Trusts are not entitled to retirement benefits upon retirement from the Board of Trustees.
(2)	For these purposes, the Fund Complex consists of 29 Funds of HSBC Investor Funds, HSBC Advisor Funds Trust, HSBC Investor Portfolios, and offshore feeder funds, as of October 31, 2010.

          None of the officers receives compensation directly from the Portfolios. Under a Compliance Services Agreement between the Trusts and Citi (“Compliance Agreement”), Citi makes a Citi employee available to serve as the Trusts’ CCO. Under the Compliance Agreement, Citi also provides infrastructure and support in implementing the written policies and procedures comprising the Portfolios’ compliance programs. This includes providing support services to the CCO, developing standards for reports to the Board by Citi and other service providers, and assisting in preparing or providing documentation for the Board to make findings and conduct reviews pertaining to the Portfolios’ compliance programs and related policies and procedures of the Portfolios’ service providers. The Compliance Agreement also covers arrangements under which Citi employees serve the Trusts in certain other officer capacities, which may include the Chief Financial Officer. For the services provided under the Compliance Agreement, the Trusts currently pay Citi $270,622 per annum, plus certain out of pocket expenses. Citi pays the salary and other compensation earned by any such individuals as employees of Citi.

PROXY VOTING

          The Portfolio Trust has adopted Proxy Voting Policies that delegate the responsibility of voting proxies to the Portfolios’ Adviser and Subadvisers. The Proxy Voting Policies of the Trust, Adviser and Subadvisers are attached as Appendices C-H.

          Information regarding how the Portfolios voted proxies relating to portfolio securities during the 12-month period ending June 30, 2010 is available (i) without charge, upon request, by calling 1-800-782-8183; and (ii) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER

          HSBC Global Asset Management (USA) Inc. is the investment adviser to each Portfolio pursuant to an investment advisory contract (the “Advisory Contract”) with the Portfolio Trust. For its services, the Adviser is entitled to a fee from each Portfolio, which is accrued daily and paid monthly, and which is based on the Portfolio’s daily net assets, at an annual rate as set forth below. In the case of the Equity Portfolios, these amounts do not include sub-advisory fees paid to the respective Subadvisers.

PORTFOLIO	ASSET RANGE	FEE

Short Duration Portfolio	on all Assets	0.40%
Growth Portfolio	on all Assets	0.175	%*
International Equity Portfolio	on all Assets	0.25	%*
Opportunity Portfolio	on all Assets	0.25	%*
Value Portfolio	on all Assets	0.175	%*
* Each of the Equity Portfolios pays an additional Sub –Advisory fee to the relevant Subadviser at rates described below under “Subadviser.”

          For the fiscal years ended October 31, 2010, 2009, and 2008, the aggregate amount of advisory fees (including sub-advisory fees, where applicable) paid by the Portfolios were:

PORTFOLIO^	2010	2009	2008*

Growth Portfolio	$520,858	$456,575	$419,329
International Equity Portfolio	$1,111,069	$1,287,301	$2,264,311
Opportunity Portfolio	$1,058,022	$916,022	$1,494,232
Value Portfolio	$258,230	$240,377	$361,899

^	The Short Duration Portfolio has not commenced operations as of October 31, 2010.
*	Expense does not include deductions for waivers.

          The Advisory Contract for each Portfolio will continue in effect through December 31, 2011. Thereafter, the Advisory Contract will continue in effect with respect to each Portfolio for successive periods not to exceed one (1) year, provided such continuance is approved at least annually by (i) the holders of a majority of the outstanding voting securities of the Portfolio or by the Trust’s Board of Trustees, and (ii) a majority of the Trustees of the Portfolio Trust who are not parties to the Advisory Contract or “interested persons” (as defined in the 1940 Act) of any such party. Notwithstanding the foregoing, the Advisory Contract may be terminated with respect to a Portfolio without penalty by either party on 60 days’ written notice and will terminate automatically in the event of its assignment, within the meaning of the 1940 Act.

          The Adviser, located at 452 Fifth Avenue, New York, New York 10018, is a wholly-owned subsidiary of HSBC Bank, which is a wholly-owned subsidiary of HSBC USA Inc., a registered bank holding company. No securities or instruments issued by HSBC USA Inc. or HSBC Bank USA, N.A. will be purchased for a Portfolio.

          The Advisory Contract for each Portfolio provides that the Adviser will manage the portfolio of the Portfolio, either directly or through one or more subadvisers, and will furnish to the Portfolio investment guidance and policy direction in connection therewith. The Adviser has agreed to provide the Portfolio Trust with, among other things, information relating to composition, credit conditions and average maturity of the portfolio of the Portfolios. Pursuant to the Advisory Contract, the Adviser also furnishes the Portfolio Trust’s Board of Trustees with periodic reports on the investment performance of each Portfolio.

          If the Adviser were prohibited from performing any of its services for the Portfolio Trust, it is expected that the Board of Trustees would recommend to the holders of interests in the Portfolios that they approve new agreements with another entity or entities qualified to perform such services and selected by the Board.

          The investment advisory services of the Adviser to the Portfolios are not exclusive under the terms of the Advisory Contract. The Adviser is free to and does render investment advisory services to others.

          The Trust and the Adviser have received an exemptive order from the SEC that allows the Adviser to enter into new investment sub-advisory contracts and to make material changes to existing sub-advisory contracts with the approval of the Board of Trustees of the Trust, but without shareholder approval. This authority is subject to certain conditions, including the requirement that the Trustees (including a majority of Independent Trustees) of the Trust must approve any new or amended agreements with subadvisers. In accordance with the exemptive order received from the SEC, an information statement providing details about the appointment of the new subadviser will be mailed to shareholders within 120 days of the change in subadviser. Shareholders will also receive an information statement describing material changes to a sub-advisory contract between the Adviser and a subadviser within 120 days of the material change. The Adviser remains responsible for the performance of each Portfolio, oversees subadvisers to ensure compliance with each Portfolio’s investment policies and guidelines, and monitors each subadviser’s adherence to its investment style and performance results in order to recommend any changes in a subadviser to the appropriate Trust’s Board of Trustees.

SUBADVISERS

          For each of the Equity Portfolios, a Subadviser is responsible for the investment management of the Portfolio’s assets, including making investment decisions and placing orders for the purchase and sale of securities for the Portfolio directly with the issuers or with brokers or dealers selected by the Subadviser in its discretion.

          The investment advisory services of each Subadviser are not exclusive under the terms of its sub-advisory agreement. The Subadviser is free to and does render investment advisory services to others.

          The Subadviser also furnishes to the Board of Trustees of the Trust, which has overall responsibility for the business and affairs of the Trust, periodic reports on its services and the investment performance of the relevant Portfolio.

          Growth Portfolio

          Winslow Capital Management, Inc., located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, serves as the Portfolio’s Subadviser. For its services, the Subadviser receives a fee computed daily on the basis of the average daily net assets of all Winslow serviced funds and separate accounts affiliated with the Adviser, including the Portfolio, at an annual rate of 0.40% of the first $250 million of combined assets; 0.35% on the next $250 million of combined assets; 0.30% on the next $250 million of combined assets; 0.25% on the next $250 million of combined assets and 0.20% thereafter.

          For the fiscal years ended October 31, 2010, 2009 and 2008 the Portfolio paid sub-advisory fees of $362,336, $317,429, and $276,110, respectively.

          International Equity Portfolio

          Lord, Abbett & Co. LLC, located at 90 Hudson Street, Jersey City, NJ 07302, serves as Subadviser to the International Equity Portfolio. For its services, Lord Abbett receives a fee based on the Portfolio’s average daily net assets, equal on an annual basis to 0.765% of net assets up to $10 million, 0.675% of net assets over $10 million up to $25 million, 0.54% of net assets over $25 million up to $50 million, 0.45% of net assets over $50 million up to $100 million, and 0.36% of net assets over $100 million.

          Prior to January 12, 2011, AllianceBernstein L.P. (“AllianceBernstein”), located at 1345 Avenue of the Americas New York, NY 10105, served as the Subadviser to the Portfolio.

          For the fiscal years ended October 31, 2010, 2009 and 2008, AllianceBernstein received sub-advisory fees from the Portfolio in the amount of $720,834, $832,534, and $1,386,812, respectively.

          Opportunity Portfolio

          Westfield Capital Management Company, L.P., located at One Financial Center, Boston, Massachusetts 0211, is the Opportunity Portfolio’s Subadviser. For its services, Westfield receives a fee equal on an annual basis to 0.55% of the Portfolio’s average daily net assets.

          For the fiscal years ended October 31, 2010, 2009 and 2008, the Portfolio paid Westfield sub-advisory fees equal to $727,391, $629,765, and $1,027,285, respectively.

          Value Portfolio

          NWQ Investment Management Co., LLC, located at 2049 Century Park East, 16th Floor, Los Angeles, CA 90067, serves as the Value Portfolio’s Subadviser. NWQ is a subsidiary of Nuveen Investments, Inc. (“Nuveen”). On November 13, 2007, Nuveen was acquired by equity investors led by Madison Dearborn Partners, LLC (“MDP”). MDP is a private equity firm based in Chicago, Illinois. For its services, the Subadviser receives a fee based on the Portfolio’s average daily net assets, at the annual rate of 0.35% of net assets up to $500 million, 0.30% of net assets over $500 million up to $1 billion, and 0.25% of net assets over $1 billion.

          For the fiscal years ended October 31, 2010, 2009 and 2008, the Portfolio paid sub-advisory fees equal to $172,153, $160,251 and $241,267, respectively.

PORTFOLIO MANAGERS

          Part A identifies the individual or individuals who are primarily responsible for the day-to-day management of the Portfolios (the “portfolio manager(s)”). This section of Part B contains certain additional information about the portfolio managers, their compensation, other accounts managed by them, and potential conflicts of interest. This section is broken down into two parts. The first part covers the Short Duration Portfolio managed by the Adviser, and the second part covers the Equity Portfolios managed by various Subadvisers. In each section, there is information in a tabular format, as of October 31, 2010 (unless a more recent date is indicated), about the other accounts, if any, in addition to the relevant fund or funds, over which the portfolio manager(s) also have primary responsibility for day-to-day management.

          Each of the tables below shows the number of other accounts managed by the portfolio manager(s) and the total assets in those accounts within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category of accounts, the tables also show the number of accounts and the total assets in the accounts with respect to which the advisory fee paid by the account holder is based on account performance, if applicable.

Portfolio Ownership of Portfolio Managers

          None of the portfolio managers beneficially owned shares of the Portfolio or Portfolios they manage as of October 31, 2010.

HSBC Global Asset Management (USA) Inc. (Adviser for the Short Duration Portfolio)

Name of Portfolio Manager	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

John F. Chiodi, Jr.	6	1	5	—	—	—
	$20.4 billion	$2.6 billion	$921.8 million	—	—	—
Kenneth Carty	6	1	5	—	—	—
	$20.4 billion	$2.6 billion	$921.8 million	—	—	—
Jason E. Moshos	6	1	5	—	—	—
	$20.4 billion	$2.6 billion	$921.8 million	—	—	—

Portfolio Manager Compensation Structure

          As employees of the Adviser, or affiliates of the Adviser (“HSBC affiliates”), the portfolio managers are compensated by the respective HSBC affiliate or by the Adviser, for their services. Their compensation has the following components (1) a base salary consisting of a fixed amount, (2) a discretionary bonus, which is paid partially in cash and partially in restricted shares of HSBC Holdings, Ltd., and (3) eligibility for participation in the 401(k) retirement plan and other employee benefits programs generally made available to the Adviser’s employees.

          The restricted shares are currently awarded on a yearly basis under the HSBC Holdings Ltd. Restricted Share Plan 2000 and are denominated in ordinary shares. The shares earn dividend equivalents but do not have voting rights. Generally, the shares vest in full upon the third anniversary of the date of grant as long as the awardee remains in the employ of the HSBC Group during the restricted period. The shares are taxed at vest and treated as ordinary income.

          Amounts paid to the portfolio managers as discretionary bonus and as deferred compensation are paid at the discretion of the relevant manager to whom the portfolio manager reports. Amounts paid as discretionary bonuses and as deferred compensation will vary based upon the relevant manager’s assessment of the portfolio manager’s performance, taking into account the relevant business unit’s financial performance during the most recent fiscal year. Key factors affecting decisions concerning discretionary compensation under the deferred compensation plan are the Adviser’s profitability, individual performance, teamwork and total compensation of the employee relative to the market for similarly qualified individuals.

Potential Conflicts of Interest

          Actual or potential conflicts of interest may arise from the fact that the Adviser and the portfolio managers of the Portfolios have day-to-day management responsibilities with respect to accounts of clients other than the Portfolios (“Other Clients”). The Adviser has developed policies and procedures intended to detect, manage and/or mitigate the types of conflicts of interest described below. Although there can be no guarantee that any such policies or procedures will detect each and every situation in which a conflict of interest arises, the Adviser endeavors to ensure that all of its clients are treated fairly.

          The Adviser may receive different compensation from Other Clients including clients that may pay the Adviser higher fees, including performance fees. This may create a potential conflict of interest for the Adviser or its portfolio managers by providing an incentive to favor these Other Clients when, for example, allocating securities transactions. The Adviser may have an incentive to allocate securities that are expected to increase in value to these favored clients. Initial public offerings, in particular, are frequently of very limited availability. In order to mitigate these types of conflicts, the Adviser has policies and procedures that provide for the allocation of securities transactions on a pro rata basis among the Adviser’s clients for whom participation in such transaction is deemed appropriate by the Adviser.

          Other potential conflicts with respect to the allocation of trades include the perception that the Adviser may be causing a client to participate in an offering not appropriate for such client so as to increase the Adviser’s overall allocation of securities in that offering in order to, for example, gain favor with a particular underwriter with whom the Adviser or its affiliates hope to engage in unrelated transactions. A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account or when a sale in one account lowers the sale price received in a sale by a second account. Because the Adviser manages accounts that engage in short sales of securities of the type in which many clients may invest, the Adviser could be seen as harming the performance of certain client accounts (i.e., those clients not engaging in short sale transactions) for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall. Similarly, the Adviser could be seen as benefiting those accounts that may engage in short sales through the sale of securities held by other clients to the extent that such sales reduce the cost to cover the short positions.

          The Adviser and its affiliates may at times give advice or take action with respect to accounts that differs from the advice given other accounts. These differences result, from among other things, variations in account characteristics such as size, cash position, tax situation, risk tolerance or investment restrictions. As a result, a particular security may be bought or sold only for certain clients even though it could have been bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. To the extent that the Adviser does take similar action with respect to different clients, it should be noted that simultaneous portfolio transactions in the same security by multiple clients may tend to decrease the prices received by clients for sales of such securities and increase the prices paid by clients for purchases of such securities. If an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Adviser considers equitable. Situations may occur where the Portfolios could be disadvantaged because of the investment activities conducted by the Adviser or its affiliates for other investment accounts.

          Employees of the Adviser, including portfolio managers, may engage in personal trading, subject to the Adviser’s Code of Ethics. In addition to the general conflicts noted above, personal trading by employees may create apparent or actual conflicts to the extent that one or more employees personally benefit or appear to benefit from trading by clients in similar securities. The Adviser’s Code of Ethics is designed to mitigate these conflicts by requiring, among other things, pre-clearance of certain trades and the reporting of certain types of securities transactions.

          Because portfolio managers of the Adviser manage multiple client accounts, portfolio managers may devote unequal time and attention to the portfolio management of client accounts. For example, an apparent conflict could arise if a portfolio manager is perceived to be devoting greater time and attention to an account which pays the Adviser higher fees. Although the Adviser does not specifically track the time and attention each portfolio manager spends on each account he or she manages, the Adviser does closely monitor the performance of all of its clients to ensure, to the extent possible, the portfolio managers have adequate resources to manage effectively all accounts.

          Equity Portfolios Managed by Subadvisers

          Set forth below is information about the portfolio managers of the Equity Portfolios, which utilize the Subadvisers indicated.

Portfolio Ownership of Portfolio Managers

          Unless otherwise noted, none of the portfolio managers of the respective Equity Portfolios owned shares of the Portfolio or Portfolios they manage, as of October 31, 2010.

Lord Abbett (Subadviser to the International Equity Portfolio)

Name of Portfolio Manager(1)	Number of Other Accounts Managed and Total Assets by Account Type+			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based+

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Harold E. Sharon	10	1	1,408	0	0	1
	$4,812.9	$48.1	$985.3(a)	0	0	$232.4
Vincent J. McBride	4	1	1,408	0	0	1
	$1,545.4	$48.1	$985.3(a)	0	0	$232.4

(1)	Messrs. Sharon and McBride are jointly and primarily responsible for the day-to-day management of the Portfolio.
+	Total net assets are in millions, as of October 31, 2010.
(a)	Does not include $22.8 million for which Lord Abbett provides investment models to managed account sponsors.

Portfolio Manager Compensation Structure

          When used in this section pertaining to Lord Abbett, the term “fund” refers to the Portfolio, as well as any other registered investment companies, pooled investment vehicles and accounts managed by a portfolio manager. Each portfolio manager receives compensation from Lord Abbett consisting of salary, bonus and profit sharing plan contributions. The level of base compensation takes into account the portfolio manager’s experience, reputation and competitive market rates.

          Fiscal year-end bonuses, which can be a substantial percentage of overall compensation, are determined after an evaluation of various factors. These factors include the portfolio manager’s investment results and style consistency, the dispersion among funds with similar objectives, and the risk taken to achieve the fund returns and similar factors. In considering the portfolio manager’s investment results, Lord Abbett’s senior management may evaluate a fund’s performance against one or more benchmarks from among the Portfolio’s primary benchmark and any supplemental benchmarks as disclosed in the prospectus, indexes disclosed as performance benchmarks by the portfolio manager’s other accounts, and other indexes within one or more of a fund’s peer groups maintained by rating agencies, as well as a fund’s peer group. In particular, investment results are evaluated based on an assessment of the portfolio manager’s three- and five-year investment returns on a pre-tax basis versus both the benchmark and the peer groups. Finally, there is a component of the bonus payment that reflects leadership and management of the investment team. The evaluation does not follow a formulaic approach, but rather is reached following a review of these factors. No part of the bonus payment is based on the portfolio manager’s assets under management, the revenues generated by those assets, or the profitability of the portfolio manager’s team. Lord Abbett does not manage hedge funds. In addition, Lord Abbett may designate a bonus payment of a manager for participation in the firm’s senior incentive compensation plan, which provides for a deferred payout over a five-year period. The plan’s earnings are based on the overall asset growth of the firm as a whole. Lord Abbett believes this incentive focuses portfolio managers on the impact their fund’s performance has on the overall reputation of the firm as a whole and encourages exchanges of investment ideas among investment professionals managing different mandates. Lord Abbett provides a 401(k) profit-sharing plan for all eligible employees. Contributions to a portfolio manager’s profit-sharing account are based on a percentage of the portfolio manager’s total base and bonus paid during the fiscal year, subject to a specified maximum amount. The assets of this profit-sharing plan are entirely invested in Lord Abbett sponsored funds.

Potential Conflicts of Interest

          Conflicts of interest may arise in connection with the Lord Abbett portfolio managers’ management of the investments of the HSBC International Equity Portfolio and the investments of the other accounts included in the table above. Such conflicts may arise with respect to the allocation of investment opportunities among the Portfolio and other accounts with similar investment objectives and policies. A portfolio manager potentially could use information concerning the Portfolio’s transactions to the advantage of other accounts and to the detriment of the Portfolio. To address these potential conflicts of interest, Lord Abbett has adopted and implemented a number of policies and procedures, including Policies and Procedures for Evaluating Best Execution of Equity Transactions, as well as Trading Practices/Best Execution Procedures. The objective of these policies and procedures is to ensure the fair and equitable treatment of transactions and allocation of investment opportunities on behalf of all accounts managed by Lord Abbett. In addition, Lord Abbett’s Code of Ethics sets forth general principles for the conduct of employee personal securities transactions in a manner that avoids any actual or potential conflicts of interest with the interests of Lord Abbett’s clients including the Portfolio. Moreover, Lord Abbett’s Insider Trading and Receipt of Material Non-Public Information Policy and Procedure sets forth procedures for personnel to follow when they have inside information. Lord Abbett is not affiliated with a full service broker-dealer and therefore does not execute any portfolio transactions through such an entity, a structure that could give rise to additional conflicts. Lord Abbett does not conduct any investment bank functions and does not manage any hedge funds. Lord Abbett does not believe that any material conflicts of interest exist in connection with the portfolio managers’ management of the investments of the Portfolio and the investments of the other accounts referenced in the table above.

NWQ (Subadviser to the Value Portfolio)

	Number of Other Accounts Managed and Total Assets by Account Type**			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

Name of Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Jon D. Bosse, CFA*	6	10	24,148	0	1	7
	$1,043 billion	$1,502 billion	$14,766 billion	0	$228 million	$1,591 billion
Craig O. Bailey, Jr.*	0	1	111	0	0	0
	0	$2.3 million	$2,127 billion	0	0	0

*	As CIO, Mr. Bosse is lead portfolio manager on all Large Cap Value accounts. Mr. Bailey serves as Client Portfolio Manager for several of the same accounts.
**	Please note that, for balanced portfolios co-managed by Mr. Bosse, he was given credit for fifty percent of the assets.

Portfolio Manager Compensation Structure

          NWQ’s portfolio managers participate in a highly competitive compensation structure with the purpose of attracting and retaining the most talented investment professionals and rewarding them through a total compensation program as determined by the firm’s executive committee. The total compensation program includes the following components: (1) base salary, and (2) annual bonus.

          Bonus. The annual bonus can be a multiple of the base salary. The portfolio manager’s performance is formally evaluated annually and based on a variety of factors. Bonus compensation is primarily a function of the firm’s overall annual profitability and the individual portfolio manager’s contributions as measured by the overall investment performance of client portfolios in the strategy they manage relative to the strategy’s general benchmark for one, three and five year periods (as applicable), as well as an objective review of stock recommendations and the quality of primary research, and subjective review of the professional’s contributions to portfolio strategy, teamwork, collaboration and work ethic. The Russell 1000 Value Index is the primary benchmark for the large cap value strategy accounts by which the portfolio managers’ bonus compensation is generally measured. Jon Bosse also serves as the primary portfolio manager for certain accounts that employ an all-cap value strategy, and the primary benchmark for this strategy is the Russell 3000 Value Index. Therefore, Mr. Bosse’s compensation is tied to his performance against both benchmarks, as well as other factors indicated in this paragraph.

          The total compensation package includes the availability of an equity-like incentive (whose value is determined by various factors including the increase in profitability of NWQ over time) made to most investment professionals. Additionally, the portfolio managers have been provided compensation in conjunction with signing long-term employment agreements.

Potential Conflicts of Interest

          Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one account. More specifically, portfolio managers who manage multiple accounts are presented with many potential conflicts, some of which are presented below. The following is not intended to be an exhaustive list:

•

The management of multiple accounts may result in a portfolio manager devoting unequal time and attention to the management of each account. NWQ seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most accounts managed by a portfolio manager in a particular investment strategy are managed using the same investment models.

•

If a portfolio manager identifies a limited investment opportunity, which may be suitable for more than one account, an account may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible accounts. To deal with these situations, NWQ has adopted procedures for allocating portfolio transactions across multiple accounts.

•

With respect to many of its clients’ accounts, NWQ determines which broker to use to execute transaction orders, consistent with its duty to seek best execution of the transaction. However, with respect to certain other accounts, NWQ may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, NWQ may place separate, non-simultaneous, transactions for a Portfolio and other accounts which may temporarily affect the market price of the security or the execution of the transaction, or both, to the detriment of the Portfolio or the other accounts.

•

The Portfolio is subject to different regulation than the other pooled investment vehicles and other accounts managed by the portfolio manager. As a consequence of this difference in regulatory requirements, the Portfolio may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other accounts managed by the portfolio manager.

•

Finally, the appearance of a conflict of interest may arise where NWQ has an incentive, such as a performance-based management fee, which relates to the management of some accounts with respect to which a portfolio manager has day-to-day management responsibilities.

          NWQ has adopted certain compliance procedures, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Winslow (Subadviser to the Growth Portfolio)

	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

Name of Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

Clark J. Winslow	8	9	682	0	0	4
	$7.9 billion	$534 million	$5.3 billion	$0	$0	$471 million
Justin H. Kelly, CFA	8	9	682	0	0	4
	$7.9 billion	$534 million	$5.3 billion	$0	$0	$471 million
R. Bartlett Wear, CFA	8	9	682	0	0	4
	$7.9 billion	$534 million	$5.3 billion	$0	$0	$471 million

Portfolio Manager Compensation Structure

          In an effort to retain key personnel, Winslow has structured compensation plans for portfolio managers and other key personnel that it believes are competitive with other investment management firms. The compensation plan is determined by the Winslow Operating Committee and is designed to align manager compensation with investors’ goals by rewarding portfolio managers who meet the long-term objective of consistent, superior investment results, measured by the performance of the product. Effective December 26, 2008, upon the acquisition of Winslow Capital by Nuveen Investments, Inc., the portfolio managers have long-term employment agreements with multi-year non-competition/non-solicitation clauses.

          The Operating Committee establishes salaries at competitive levels, verified through industry surveys, to attract and maintain the best professional and administrative personnel. Portfolio manager compensation packages are independent of advisory fees collected on any given client account under management. In addition, an incentive bonus is paid annually to the employees based upon each individual’s performance, client results and the profitability of the firm.

          Potential Conflicts of Interest

A portfolio manager who makes investment decisions with respect to multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

          • The management of multiple funds and/or accounts may result in the portfolio manager devoting unequal time and attention to the management of each fund and/or account;

          • If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one fund or account managed by the portfolio manager, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and accounts managed by the portfolio manager; and

          • An apparent conflict may arise where an adviser receives higher fees from certain funds or accounts that it manages than from others, or where an adviser receives a performance-based fee from certain funds or accounts that it manages and not from others. In these cases, there may be an incentive for a portfolio manager to favor the higher and/or performance-based fee funds or accounts over other funds or accounts managed by the portfolio manager.

          To address potential conflicts of interest, Winslow has adopted various policies and procedures to provide for equitable treatment of trading activity and to ensure that investment opportunities are allocated in a fair and appropriate manner. In addition, Winslow has adopted a Code of Ethics that recognizes the manager’s obligation to treat all of its clients, including the Portfolio, fairly and equitably. These policies, procedures and the Code of Ethics are designed to restrict the portfolio manager from favoring one client over another. There is no guarantee that the policies, procedures and the Code of Ethics will be successful in every instance, however because Winslow offers only one investment product: Large Cap Growth, and all accounts are managed essentially identically, Winslow does not believe any material conflicts of interest exist between the investment strategy of the Portfolio and the investment strategy of the other accounts managed by the portfolio managers, nor in allocation of investment opportunities.

Westfield (Subadviser to the Opportunity Portfolio)

	Number of Other Accounts Managed and Total Assets by Account Type			Number of Accounts and Total Assets for Which Advisory Fee is Performance Based

Name of Portfolio Manager	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts

William A. Muggia	9	15	593	0	4	19
	2,613,021,928	680,003,501	10,415,780,696	0	211,619,711	892,520,641
Ethan J. Meyers	9	11	587	0	0	19
	2,613,021,928	468,383,790	10,356,629,433	0	0	892,520,641
John M. Montgomery	9	11	587	0	0	19
	2,613,021,928	468,383,790	10,359,719,015	0	0	892,520,641
Matthew W. Strobeck	9	11	592	0	0	19
	2,613,021,928	468,383,790	10,379,520,301	0	0	892,520,641
D. Hamlen Thompson	9	11	587	0	0	19
	2,613,021,928	468,383,790	10,358,287,859	0	0	892,520,641

Portfolio Manager Compensation Structure

          Members of the Investment Committee may be eligible to receive various components of compensation:

•	Investment Committee members receive a base salary commensurate with industry standards. This salary is reviewed annually during the employee’s performance assessment.

•

Investment Committee members also receive a performance based bonus award. This bonus award is determined and paid in December. The amount awarded is based on the employee’s individual performance attribution and overall contribution to the investment performance of Westfield. While the current calendar year is the primary focus, a rolling three-year attribution summary is also considered when determining the bonus award.

•

Investment Committee members may be eligible to receive equity interests in the future profits of Westfield. Individual awards are typically determined by a member’s overall performance within the firm, including contribution to company strategy, participation in marketing and client service initiatives, as well as longevity at the firm. The key members of Westfield’s management team who receive equity interests in the firm enter into agreements restricting post-employment competition and solicitation of clients or employees of Westfield. This compensation is in addition to the base salary and performance based bonus. Equity interest grants typically vest over five years.

          Additionally, Mr. Muggia is entitled to receive a portion of any performance fees earned on accounts, for which he serves as sole discretionary manger, which have a portion of their advisory fee based on performance. Mr. Muggia is also granted discretion to award a portion of any performance fees earned by such accounts to any member of Westfield.

Potential Conflicts of Interest

          The management of multiple accounts may result in the Investment Committee (the “IC”) allocating unequal attention and time to the management of each account if each has different objectives, benchmarks, time horizons, and fees as the IC must allocate their time and investment ideas across multiple accounts.

          When the same securities are recommended for accounts that incorporate a performance fee and those that do not, the securities are allocated in a manner Westfield believes to be fair and equitable to all effected accounts. Allocations typically are completed on a pro-rata basis for all accounts participating in a trade order. Although Westfield seeks best execution for security transactions, a potential conflict can exist in determining which broker to use to execute transaction orders because Westfield may be limited by a client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. To fulfill our obligation to seek best execution, while satisfying client directed brokerage arrangements, Westfield may bundle directed broker orders with non-directed broker orders, and then utilize step out trades to satisfy the direction. If a client directed brokerage arrangement does not allow the use of step-out trades, such orders will typically go last.

          In selecting a broker to execute a transaction for a client account, Westfield may take into account services or benefits provided to Westfield by the broker (or by any other party pursuant to an arrangement with the broker), only when all of the following conditions are satisfied:

1.	Westfield is exercising investment discretion in the transaction.

2.	The client obtains best execution.

3.

The only compensation to the broker for executing the transaction is a disclosed commission. (That is, the broker is not dealing out of inventory, acting as a market maker in the security or otherwise charging an undisclosed markup or spread).

4.

Westfield has determined, in good faith, that the amount of commission on the transaction is reasonable in relation to the value of the research services provided by the broker, viewed in terms of either that transaction or Westfield’s overall responsibilities to its discretionary client accounts.

          Westfield’s Portfolio Strategist serves as the control person, with oversight by the Chief Investment Officer and CCO, for commission allocation and the review, approval, and hiring of research services. The IC discusses research services quarterly to ensure we are extracting the most value from the services to which we subscribe. The IC reviews and approves research services prior to the hiring of such services.

          Mr. Matthew Strobeck, Partner, is a member of the Board of Directors of Metabolix, Inc. (Ticker Symbol: MBLX), a biotech company that held its initial public offering in November 2006, and Collegium Pharmaceutical, Inc., a privately held pharmaceutical company. Due to trading restrictions imposed by the issuers, only certain client accounts hold these securities. Collegium securities were acquired in private offerings but they can not be publicly traded since they are private investments. Securities of Metabolix were initially acquired in private placements prior to the company’s initial public offering. With the exception of client directed events such as liquidation or contributions, dispersion analysis, or portfolio rebalancing, Westfield trades Metabolix securities only during specified time periods (“trading windows”) defined by Metabolix’s trading window/blackout policy. Typically, these trading windows occur quarterly, and begin on the third business day after Metabolix’s issuance of a press release (or other method of public dissemination) announcing its quarterly or annual earnings and end on the 15th day before the end of the then current quarter. Westfield will be notified by, or receive confirmation from, Metabolix of the opening and closing of the trading windows prior to purchasing or selling Metabolix securities.

          ADMINISTRATOR AND SUB-ADMINISTRATOR

          Pursuant to an Administration Services Agreement dated as of July 1, 2005, as amended on June 4, 2007 and January 1, 2009, the Adviser serves as the Portfolio Trust’s administrator (the “Administrator”), and in that role oversees and coordinates the activities of other service providers, and monitors certain aspects of the Trust’s operations. Pursuant to a Sub-Administration Services Agreement dated January 1, 2009 (the “Master Services Agreement”), the Administrator has retained Citi Fund Services Ohio, Inc. (“Citi”), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, as sub-administrator (the “Sub-Administrator”). Citi served as the administrator (rather than sub-administrator), through June 30, 2006. Management and administrative services of the Administrator and Sub-Administrator include providing office space, equipment and clerical personnel to the Portfolios and supervising custodial, auditing, valuation, bookkeeping, regulatory and dividend disbursing services.

          Pursuant to the Master Services Agreement, Citi provides the Portfolios with various services, which include sub-administration of the Trust and the Portfolios. Citi’s services also include certain regulatory and compliance services, as well as fund accounting and transfer agency services. The Administrator and Citi provide certain persons satisfactory to the Board of Trustees to serve as officers of the Trust. Such officers, as well as certain other employees of the Trust, may be directors, officers or employees of the Administrator, Citi or their affiliates.

          The Administration Services Agreement was renewed for the one (1) year period ending December 31, 2011, and may be terminated upon not more than 60 days written notice by either party. The Agreement provides that the Administrator shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Master Services Agreement and Sub-Administration Services Agreement provide that Citi shall not be liable to the Trusts except for willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreements.

          The administration fee primarily consists of an asset-based fee accrued daily and paid monthly at an annual rate of:

$0-$10 billion	0.0550%
$10 billion - $20 billion	0.0350%
$20 billion - $50 billion	0.0275%
In excess of $50 billion	0.0250%

          The sub-administration fee primarily consists of an asset-based fee payable to Citi on the first business day of each month, or at such times as Citi shall request, at an annual rate of:

Up to $10 billion	0.0350%
$10 billion - $20 billion	0.0150%
$20 billion - $50 billion	0.0075%
In excess of $50 billion	0.0050%

          Net assets shall be aggregated across all series of the HSBC Investor Trust and HSBC Adviser Funds Trust (each series, a “Fund”) to determine a total fee for all series of the Trusts, and each Fund or Portfolio shall be charged its pro rata share of such fee based on the ratio of its net assets to the aggregate net assets of all series of the Trusts. Assets in any Fund or Portfolio that invests in an affiliated underlying fund shall be counted (and a fee charged thereon) in either the Portfolio or the affiliated underlying fund, but not both, provided that fees on such assets may be apportioned between the Fund or Portfolio and the affiliated underlying fund. For purposes of determining the fees payable for administrative services, the value of each Fund or Portfolio’s net assets shall be computed in the manner described in its governing documents (Declaration of Trust) or in its offering documents (e.g., Part A or this Part B, etc.) as from time to time in effect for the computation of the value of such net assets in connection with the purchase and redemption of interests.

          The fee rate and breakpoints are determined on the basis of the aggregate average daily net assets of the HSBC Investor Family of Funds, but the assets of the Portfolios that reflect assets of Funds that invest in the Portfolios are not double-counted. The total administration fee to be paid is allocated to each of the Funds in the Fund Complex based upon its proportionate share of the aggregate net assets of the Fund Complex, and then allocated to each class of shares on a class basis. For assets invested in the Portfolios by the Funds, the Portfolios pay half of the administration fee and the Funds pay half of the administration fee, for a combination at the total fee rate set forth above.

          For the fiscal years ended October 31, 2010, 2009 and 2008, the aggregate amount of administration fees paid by the Portfolios was:

PORTFOLIO*	2010	2009	2008
Growth Portfolio	$19,646	$15,595	$17,490
International Equity Portfolio	$33,110	$35,816	$75,275
Opportunity Portfolio	$28,676	$22,518	$39,939
Value Portfolio	$10,664	$9,009	$14,767

* The Short Duration Portfolio has not commenced operations as of October 31, 2010.

PLACEMENT AGENT

          The exclusive placement agent of the Portfolio Trust is Citi Fund Services (Ireland) Limited, which receives no additional compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

TRANSFER AGENT

          Under the Master Services Agreement with Citi, Citi acts as transfer agent (“Transfer Agent”) for the Trust. The Transfer Agent maintains an account for each shareholder of record, performs other transfer agency functions, and acts as dividend disbursing agent for the Trust. The principal business address of Citi is 3435 Stelzer Road, Columbus, OH 43219.

CUSTODIAN

          Pursuant to a Custodian Agreement, Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, acts as the custodian (“Custodian”) of the Portfolios’ assets. The Custodian’s responsibilities include safeguarding and controlling the Portfolios’ cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolios’ investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts in order to calculate the daily NAV of Shares of the Portfolios. Securities held for the Portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company. The Custodian does not determine the investment policies of the

Portfolios or decide which securities will be purchased or sold for the Portfolios. For its services, the Custodian receives such compensation as may from time to time be agreed upon by it and the Trust.

PORTFOLIO ACCOUNTING AGENT

          Pursuant to the Master Services Agreement, Citi also serves as fund accounting agent to the Portfolios. For the fiscal years ended October 31, 2010, 2009, and 2008, the aggregate amount of fund accounting fees paid by the Portfolios was:

PORTFOLIO*	2010

Growth Portfolio	$44,999
International Equity Portfolio	$84,614
Opportunity Portfolio	$45,232
Value Portfolio	$44,550

* The Short Duration Portfolio has not commenced operations as of October 31, 2010.

FEDERAL BANKING LAW

          The Gramm-Leach-Bliley Act of 1999 repealed certain provisions of the Glass-Steagall Act that had previously restricted the ability of banks and their affiliates to engage in certain mutual fund activities. Nevertheless, HSBC Bank’s and the Adviser’s activities remain subject to, and may be limited by, applicable federal banking law and regulations. HSBC Bank and the Adviser believe that they possess the legal authority to perform the services for the Portfolios contemplated by Part A, this Part B, and the Advisory Contract without violation of applicable statutes and regulations. If future changes in these laws and regulations were to limit the ability of HSBC Bank and the Adviser to perform these services, the Board of Trustees of the Trust would review the relationship with HSBC Bank and the Adviser and consider taking all action necessary in the circumstances, which could include recommending to shareholders the selection of another qualified advisor or, if that course of action appeared impractical, that the Portfolios be liquidated.

EXPENSES

          Except for expenses paid by the Adviser, each Portfolio bears all the costs of its operations. Portfolio Trust expenses directly related to a Portfolio are charged to the Portfolio; other expenses are allocated proportionally among all the portfolios of the Portfolio Trust in relation to the NAV of the portfolios.

PURCHASE, REDEMPTION AND PRICING OF SECURITIES

          Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.

          An investor in a Portfolio may add to or reduce its investment in the Portfolio on any day in which regular trading occurs on the New York Stock Exchange (“Portfolio Business Day”). Prior to 4:00 p.m., New York time, (“Valuation Time”), on any Portfolio Business Day, the value of each investor’s beneficial interest in a Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Valuation Time on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the Portfolio effected as of the Valuation Time, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time on such day, plus or minus, as the case may be, the amount of net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio as of the Valuation Time on the following Portfolio Business Day.

          The NAV of a Portfolio is determined once each day at the close of trading on the New York Stock Exchange (“Exchange”), normally at 4 p.m. Eastern Time on days the Exchange is open. The Exchange is generally not open, and the Portfolios do not price their interests, on most national holidays and on Good Friday.

          Investments of the Portfolios for which there are readily available and reliable market quotes or for which independent pricing service pricing is appropriate are valued as follows:

General

➢

All securities are valued based on the market quotes from the broadest and most representative market for the securities. All valuations are obtained as of the time NAV is calculated on each Portfolio Business Day

Equity securities

➢

Exchange traded, domestic equity securities are valued at the last sales price on a national securities exchange or, in the absence of recorded sales, at the readily available closing bid price on such exchange.

➢	Domestic equity securities that are not traded on an exchange are valued at the quoted bid price in the over-the-counter market.

➢	Exchange traded, foreign equity securities are valued in the appropriate currency at the last quoted sale price.

➢	Foreign equity securities that are not exchange traded are valued in the appropriate currency at the average of the quoted bid and asked prices in the over-the-counter market.

Debt securities

➢	Debt securities with remaining maturities of less than 60 days are valued at amortized cost or at original cost plus interest.

➢

Other debt securities are valued at the bid price as of the time NAV is determined, as determined by a pricing service that determines valuations based upon market transactions for normal, institutional-size trading units of similar securities, as well as yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance on quoted prices or exchange or over-the-counter prices.

Registered investment companies

➢	Shares of exchange traded and closed-end registered investment companies are valued in the same manner as other equity securities.

➢	Mutual funds are valued at their NAVs, as reported to the investment adviser or its agent.

Foreign currencies

➢	Foreign currencies are valued at the last quoted foreign exchange bid quotation against the U.S. dollar from an approved independent pricing service.

➢

The value of Portfolio assets and liabilities denominated in currencies other than the U.S. dollar are translated into their U.S. dollar equivalent values at such latest foreign exchange bid quotation.

Futures contracts

➢	Futures contracts are valued at their settlement price on the exchange on which they are traded.

Repurchase agreements

➢	Repurchase agreements are valued at original cost.

          Interest income on long-term obligations in a Portfolio’s portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity) Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of premium.

          The accounting records of a Portfolio are maintained in U.S. dollars. The market value of investment securities, other assets and liabilities and forward contracts denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates at the end of the period. Purchases and sales of securities, income receipts, and expense payments are translated at the exchange rate prevailing on the respective dates of such transactions. Reported net realized gains and losses on foreign currency transactions represent net gains and losses from sales and maturities of forward currency contracts, disposition of foreign currencies, currency gains and losses realized between the trade and settlement dates on securities transactions and the difference between the amount of net investment income accrued and the U.S. dollar amount actually received.

          The problems inherent in making a good faith determination of value are recognized in the codification effected by SEC Financial Reporting Release No. 1 (“FRR 1” (formerly Accounting Series Release No 113)) which concludes that there is “no automatic formula” for calculating the value of restricted securities. It recommends that the best method simply is to consider all relevant factors before making any calculation. According to FRR 1 such factors would include consideration of the type of security involved, financial statements, cost at date of purchase, size of holding, discount from market value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

          To the extent that a Portfolio purchases securities which are restricted as to resale or for which current market quotations are not available, the Adviser will value such securities based upon all relevant factors as outlined in FRR 1.

          Subject to the Portfolio Trust’s compliance with applicable regulations, the Portfolio Trust has reserved the right to pay the withdrawal price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the NAV for the beneficial interest being sold. If an investor received a distribution in kind, the investor could incur brokerage or other charges in converting the securities to cash.

          The Portfolio Trust, in its discretion, may permit purchases of Portfolio interests by means of in-kind contributions of portfolio securities under certain circumstances. An in-kind contribution must be made in the form of securities that are permissible investments for the Portfolios as described in the Part A. In connection with an in-kind securities purchase, the Portfolios will require, among other things, that the securities be valued in the same manner as they would be valued for purposes of computing a Portfolio’s NAV; that the Portfolios receive satisfactory assurances that they will have good and marketable title to the securities received by them; and that the securities be in proper form for transfer to the Portfolios. In addition, the Portfolios generally will not accept securities of any issuer unless they are liquid, have a readily ascertainable market value, and are not subject to restrictions on resale.

          The Portfolios will not be liable for any brokerage commission or fee (except for customary transfer fees) in connection with an in-kind purchase of Portfolio shares. Your broker may impose a fee in connection with processing your in-kind purchase of Portfolio interests. An investor contemplating an in-kind purchase of Portfolio interests should consult his or her tax adviser to determine the tax consequences under Federal and state law of making such a purchase.

DIVIDENDS AND DISTRIBUTIONS

          Dividends substantially equal to the Portfolios’ net investment income will be declared daily and distributed to shareholders of record each month, with respect to the Short Duration Portfolio, semi-annually, with respect to the Growth Portfolio, Opportunity Portfolio and Value Portfolio, and annually, with respect to the International Equity Portfolio. Generally, the Portfolios’ net investment income consists of the interest and dividend income it earns, less expenses. In computing interest income, premiums are not amortized nor are discounts accrued on long-term debt securities in a Portfolio, except as required for federal income tax purposes.

          A Portfolio’s net realized capital gains, if any, are distributed to shareholders annually. Additional distributions are also made to each Portfolio’s shareholders to the extent necessary to avoid application of the 4% non-deductible federal excise tax on certain undistributed income and net capital gains of regulated investment companies. Shares begin accruing dividends on the day they are purchased. For the International Equity Portfolio, Opportunity Portfolio and Short Duration Portfolio, dividends are distributed monthly. For the Growth Portfolio, dividends are distributed annually, and for the Value Portfolio, dividends are distributed semi-annually. Unless a shareholder elects to receive dividends in cash (subject to the policies of the shareholder’s securities broker), dividends are distributed in the form of additional shares of the Portfolio at the rate of one share (and fraction thereof) of the Portfolio for each one dollar (and fraction thereof) of dividend income.

          Certain mortgage-backed securities may provide for periodic or unscheduled payments of principal and interest as the mortgages underlying the securities are paid or prepaid. However, such principal payments (not otherwise characterized as ordinary discount income or bond premium expense) will not normally be considered as income to a Portfolio and therefore will not be distributed as dividends to the Portfolio and to shareholders of the Portfolio. Rather, these payments on mortgage-backed securities generally will be reinvested by a Portfolio in accordance with its investment objective and policies.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

          The Portfolios are series of the Portfolio Trust, which is organized as a trust under the laws of the State of New York and was formed on November 1, 1994. Under the Portfolio Trust’s Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more Portfolios (each a “Series”). Investors in a Series will be held personally liable for the obligations and liabilities of that Series (and of no other Series), subject, however, to indemnification by the Portfolio Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Series than its proportionate beneficial interest in the Series. The Declaration of Trust also provides that the Portfolio Trust shall maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Portfolio Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio Trust itself was unable to meet its obligations.

          Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series’ (and no other Series) net assets available for distribution to its investors. The Portfolio Trust reserves the right to create and issue additional Series of beneficial interests, in which case, the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Portfolio Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Portfolio Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that

Series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

          Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

          Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor’s beneficial interest in a Series are issued only upon the written request of an investor.

          Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so, and in such event, other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolio Trust is not required and has no current intention of holding annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Portfolio Trust’s Trustees it is necessary or desirable to submit matters for an investor vote, or as required by law. In this regard, the Portfolio Trust will be required to hold a meeting to elect Trustees (i) to fill any existing vacancies on the Board if after filling the vacancy, less than two-thirds of the Trustees then holding office would have been elected by shareholders, or (ii) if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Portfolio Trust. The Portfolio Trust’s Declaration of Trust may be amended without the vote of investors, except that investors have the right to approve by affirmative majority vote any amendment which would affect their voting rights, alter the procedures to amend the Declaration of Trust, or as required by law or by the Portfolio Trust’s registration statement, or as submitted to them by the Trustees. Any amendment submitted to investors which the Trustees determine would affect the investors of any Series shall be authorized by vote of the investors of such Series and no vote will be required of investors in a Series not affected.

          The Portfolio Trust or any Series (including the Portfolio) may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved (a) at a meeting of investors by investors representing the lesser of (i) 67% or more of the beneficial interests in the affected Series present or represented at such meeting, if investors in more than 50% of all such beneficial interests are present or represented by proxy, or (ii) more than 50% of all such beneficial interests; or (b) by an instrument in writing without a meeting, consented to by investors representing not less than a majority of the beneficial interests in the affected Series. The Portfolio Trust or any Series (including the Portfolio) may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment), (ii) by the Trustees by written notice to its investors, or (iii) upon the bankruptcy or expulsion of an investor in the affected Series, unless the investors in such Series, by majority vote, agree to continue the Series. The Portfolio Trust will be dissolved upon the dissolution of the last remaining Series.

Ownership of the Portfolio

          As of February 2, 2011, the following persons owned of record 5% or more of the interests in the Portfolios:

Portfolio	Percentage

HSBC International Equity Portfolio

HSBC International Equity Fund Ltd.	37.11%
HSBC Investor International Equity Fund	28.35%
HSBC Investor Overseas Equity Fund	14.49%
HSBC World Selection Moderate Strategy Fund	6.63%

HSBC Opportunity Portfolio

HSBC Investor Opportunity Fund (Class I)	83.79%
HSBC Investor Opportunity Fund	8.87%

HSBC Value Portfolio

HSBC Investor Value Fund	59.37%
Balanced Strategy Fund	14.45%
Moderate Strategy Fund	9.19%
HSBC World Selection Aggressive Strategy Fund	6.72%
HSBC Investor Large Cap Value Fund Ltd.	8.01%

HSBC Growth Portfolio

HSBC Investor Growth Fund	66.32%
HSBC Investor Large Cap Growth Fund Ltd.	16.16%
Balanced Strategy Fund	7.77%

TAXATION

          Set forth below is a discussion of certain U.S. federal income tax issues concerning the Portfolios and the purchase, ownership, and disposition of Portfolio shares. This discussion does not purport to be complete or to deal with all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. Prospective investors should consult their own tax adviser with regard to the federal tax consequences of the purchase, ownership, or disposition of Fund shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

          An investor may be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those described herein, including the likelihood that ordinary income dividends to them would be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable).

          Prospective investors should consult their own tax advisor with regard to the federal tax consequences of the purchase, ownership, or disposition of Portfolio shares, as well as the tax consequences arising under the laws of any state, foreign country, or other taxing jurisdiction.

Tax Status of the Portfolios

          The Portfolio Trust is organized as a New York trust. The Portfolio Trust has obtained a ruling from the Internal Revenue Service that a Portfolio will be treated for federal income tax purposes as a partnership. It is intended that each Portfolio will be operated in such a way that it will qualify as a non-publicly traded partnership for federal income tax purposes. To qualify as a non-publicly traded partnership, a Portfolio will have no more than 100 shareholders. The following discussion assumes that a Portfolio will qualify as a non-publicly traded partnership. As a partnership, a Portfolio will not be subject to federal income tax. Instead, an investor must take into account, in computing its federal income tax liability, its share (as determined in accordance with the governing instruments of the Portfolio Trust, the Code, and the regulations promulgated thereunder) of the Portfolio’s income, gains, losses, deductions, credits and tax preference items, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio will annually report to each investor its distributive share of each item of income, gain, loss, deduction or credit.

          The receipt of a cash distribution from a Portfolio by an investor, not in liquidation of its interest in the Portfolio, generally will not result in the recognition of gain or loss for federal income tax purposes. Cash distributions in excess of an investor’s adjusted basis for its Portfolio interest, however, will result in the recognition by such investor of gain in the amount of such excess. The adjusted basis of an investor’s interest in a Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Portfolio, increased by the investor’s share of income from the Portfolio and decreased (but not below zero) by the amount of any cash distributions and the adjusted basis of any property distributed from the Portfolio.

          An investor generally will recognize no gain or loss on a distribution of Portfolio property other than cash. For purposes of determining an investor’s gain or loss on a later sale of such property, however, the investor’s basis in the distributed property will generally be equal to a Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution.

          No gain will be recognized by an investor with respect to distributions made to it in liquidation of its interest in a Portfolio unless either (a) the amount of cash distributed to the investor exceeds its adjusted basis for the interest immediately before the distribution (including adjustments reflecting operations in the year of dissolution), or (b) there is a disproportionate distribution in kind to the investor of unrealized receivables (such as market discount or income on certain short-term obligations). No loss may be recognized by an investor with respect to liquidating distributions unless the property distributed to the investor consists solely of cash and such receivables and then only to the extent that the sum of the cash, plus a Portfolio’s basis for the receivables, is less than the investor’s adjusted basis for its Portfolio interest. The basis of any property received by an investor in liquidation of its interest will be equal to the adjusted basis of the investor’s Portfolio interest, less the amount of any cash received in the liquidation.

          An investor cannot deduct losses from a Portfolio in an amount greater than the investor’s adjusted tax basis in its Portfolio interest as of the end of the Portfolio’s tax year. Any excess losses may be able to be deducted by the investor in subsequent tax years to the extent that the investor’s adjusted tax basis for its Portfolio interest exceeds zero.

RIC Investors in the Portfolios

          Each year, in order for an investor that is a registered investment company (“RIC Investor”) to qualify as a “regulated investment company,” a RIC Investor must meet certain diversification of assets, source of income, and other requirements imposed by subchapter M of the Code (“RIC requirements”). Because each Portfolio is a partnership, a RIC Investor should be able to “look-through” to the assets of the Portfolio for purposes of determining whether the RIC Investor has satisfied the RIC requirements. That is, each RIC Investor should be deemed to own a proportionate share in each of a Portfolio’s assets. The Portfolio Trust has advised the Portfolios that it intends to manage Portfolio operations and investments so as to meet the RIC requirements in order that a RIC Investor should be able to meet these requirements with respect to its Portfolio interest. A RIC investor should consult its tax advisors as to the RIC requirements.

          Under current law, an individual, or other non-corporate taxpayer, generally is subject to a maximum 15% rate of tax on net capital gains from the disposition of certain capital assets held more than one year. After 2012, the capital gains rate is currently scheduled to rise to 20%. Certain qualified dividend income is also currently taxed at a maximum rate of 15%, if a holding period of more than 60 days is met. After 2012, qualified dividends are currently scheduled to be taxed as ordinary income. A RIC Investor should be able to “look through” the Portfolio to pass on the character of these items to its investors.

Portfolio Investments

          Market Discount. If a Portfolio purchases a debt security at a price lower than the stated redemption price of such debt security, the excess of the stated redemption price over the purchase price is “market discount.” If the amount of market discount is more than a de minimis amount, a portion of such market discount must be included as ordinary income (not capital gain) by a Portfolio in each taxable year in which the Portfolio owns an interest in such debt security and receives a principal payment on it. In particular, a Portfolio will be required to allocate that principal payment first to the portion of the market discount on the debt security that has accrued but has not previously been includable in income. In general, the amount of market discount that must be included for each period is equal to the lesser of (i) the amount of market discount accruing during such period (plus any accrued market discount for prior periods not previously taken into account) or (ii) the amount of the principal payment with respect to such period. Generally, market discount accrues on a daily basis for each day the debt security is held by a Portfolio at a constant rate over the time remaining to the debt security’s maturity or, at the election of the Portfolio, at a constant yield to maturity which takes into account the semi-annual compounding of interest. Gain realized on the disposition of a market discount obligation must be recognized as ordinary interest income (not capital gain) to the extent of the “accrued market discount” not previously taken into account.

          Original Issue Discount. Certain debt securities acquired by a Portfolio may be treated as debt securities that were originally issued at a discount. Very generally, original issue discount is defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income on account of such discount is actually received by a Portfolio, original issue discount that accrues on a debt security in a given year generally is treated for federal income tax purposes as interest, and, therefore, such income would be subject to the distribution requirements applicable to regulated investment companies. Some debt securities may be purchased by a Portfolio at a discount that exceeds the original issue discount on such debt securities, if any. This additional discount represents market discount for federal income tax purposes (see above).

          Options, Futures and Forward Contracts. Any regulated futures contracts and certain options (namely, nonequity options and dealer equity options) in which a Portfolio may invest may be “section 1256 contracts.” Gains (or losses) on these contracts generally are considered to be 60% long-term and 40% short-term capital gains or losses. Also, section 1256 contracts held by a Portfolio at the end of each taxable year (and on certain other dates prescribed in the Code) are “marked to market” with the result that unrealized gains or losses are treated as though they were realized.

          Transactions in options, futures and forward contracts undertaken by a Portfolio may result in “straddles” for federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by a Portfolio, and losses realized by the Portfolio on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. In addition, certain carrying charges (including interest expense) associated with positions in a straddle may be required to be capitalized rather than deducted currently. Certain elections that a Portfolio may make with respect to its straddle positions may also affect the amount, character and timing of the recognition of gains or losses from the affected positions.

          Because only a few regulations implementing the straddle rules have been promulgated, the consequences of such transactions to a Portfolio are not entirely clear. The straddle rules may increase the amount of short-term capital gain realized by a Portfolio, which is taxed as ordinary income when distributed to shareholders. Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to shareholders as ordinary income or long-term capital gain may be increased or decreased substantially as compared to a Portfolio that did not engage in such transactions.

          Certain hedging activities may cause a dividend that would otherwise be subject to the lower tax rate applicable to a “qualifying dividend,” to instead be taxed at the rate of tax applicable to ordinary income.

          Constructive Sales. Under certain circumstances, a Portfolio may recognize gain from a constructive sale of an “appreciated financial position” it holds if it enters into a short sale, forward contract or other transaction that substantially reduces the risk of loss with respect to the appreciated position. In that event, a Portfolio would be treated as if it had sold and immediately repurchased the property and would be taxed on any gain (but not loss) from the constructive sale. The character of gain from a constructive sale would depend upon a Portfolio’s holding period in the property. Loss from a constructive sale would be recognized when the property was subsequently disposed of, and its character would depend on a Portfolio’s holding period and the application of various loss deferral provisions of the Code. Constructive sale treatment does not apply to transactions if such transaction is closed before the end of the 30th day after the close of a Portfolio’s taxable year and the Portfolio holds the appreciated financial position throughout the 60-day period beginning with the day such transaction was closed.

          Section 988 Gains or Losses. Gains or losses attributable to fluctuations in exchange rates, which occur between the time a Portfolio accrues income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pays such liabilities, generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss.

          Foreign Source Income. Earnings derived by a Portfolio from sources outside the U.S. may be subject to non-U.S. withholding and/or other taxes. Such taxes may be reduced or eliminated under the terms of a U.S. income tax treaty, and a Portfolio would undertake any procedural steps required to claim the benefits of such a treaty. Because each Portfolio will be taxed as a partnership, an investor will be considered to have paid its proportionate share of any non-U.S. taxes actually paid by the Portfolio. Complex rules apply for purposes of determining an investor’s ability to apply this share of non-U.S. taxes paid as a credit or deduction against its federal income tax liability. In addition, if certain additional requirements are met, a RIC Investor may be able to elect to pass through its proportionate share of non-U.S. taxes to its own investors. Investors are advised to consult their own tax advisors with respect to the proper treatment of foreign source income received and non-U.S. taxes paid by a Portfolio.

OTHER INFORMATION

Independent Registered Public Accounting Firm

          The Board of Trustees has appointed KPMG LLP as the independent registered public accounting firm of the Trust for the fiscal year ending October 31, 2011. KPMG LLP will audit the Trust’s annual financial statements, prepare the Trust’s income tax returns, and assist in the filings with the SEC. KPMG LLP’s address is 191 West Nationwide Blvd., Suite 500, Columbus, OH 43215.

Counsel

          Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006, passes upon certain legal matters in connection with the shares offered by the Trust, and also acts as counsel to the Trust. Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, acts as counsel to the Independent Trustees of the Trust.

Code of Ethics

          The Trust and each of the Adviser, the Subadvisers and Citi have adopted a code of ethics, as required by applicable law, including Rule 17j-1 under the 1940 Act, which is designed to prevent affiliated persons of the Trust, the Adviser, the Subadvisers and Citi from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by a Portfolio (which may also be held by persons subject to a code). Such persons are prohibited from effecting certain transactions, allowed to effect certain exempt transactions, required to pre-clear certain transactions and to report certain transactions on a regular basis.

Registration Statement

          This Part B and Part A do not contain all the information included in the Trust’s registration statement filed with the SEC under the 1940 Act with respect to the Portfolio, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statement, including the exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C. or on the SEC’s website at http://www.sec.gov.

          Statements contained herein and in Part A as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document which was filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

FINANCIAL STATEMENTS

          The Short Duration Portfolio’s audited financial statements will be provided without charge, when available, to each shareholder of the Portfolio or person receiving this Part B on or after the date of such availability. The other Portfolios’ current financial statements dated October 31, 2010 are hereby incorporated herein by reference from the Annual Report of each Portfolio dated October 31, 2010, as filed with the SEC. Copies of the Annual Report will be provided without charge to each person receiving this Part B.

Shareholder Inquiries

          All shareholder inquiries should be directed to the HSBC Investor Portfolios, P.O. Box 182845, Columbus, Ohio 43218-2845.

General and Account Information: (800) 782-8183 (Toll Free)

APPENDIX A

DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR’S

Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on Standard & Poor’s analysis of the following considerations:

•	Likelihood of payment – capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	Nature of and provisions of the obligation;

•

Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA	An obligation rated ‘AAA’ has the highest rating assigned by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.

A

An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB

An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC,

and C Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB

An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B

An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC

An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC	An obligation rated ‘CC’ is currently highly vulnerable to nonpayment.

C

A ‘C’ rating is assigned to obligations that are currently highly vulnerable to nonpayment, obligations that have payment arrearages allowed by the terms of the documents, or obligations of an issuer that is the subject of a bankruptcy petition or similar action which have not experienced a payment default. Among others, the ‘C’ rating may be assigned to subordinated debt, preferred stock or other obligations on which cash payments have been suspended in accordance with the instrument’s terms or when preferred stock is the subject of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

D

An obligation rated ‘D’ is in payment default. The ‘D’ rating category is used when payments on an obligation, including a regulatory capital instrument, are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor’s believes that such payments will be made during such grace period. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized. An obligation’s rating is lowered to ‘D’ upon completion of a distressed exchange offer, whereby some or all of the issue is either repurchased for an amount of cash or replaced by other instruments having a total value that is less than par.

Plus (+) or to Minus (-)	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign show relative standing within the major rating categories.

NR

This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor’s does not rate a particular obligation as a matter of policy.

Municipal Short-Term Note Ratings

A Standard & Poor’s U.S. municipal note rating reflects Standard & Poor’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, Standard & Poor’s analysis will review the following considerations:

•	Amortization schedule – the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment – the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

Short-Term Issue Credit Ratings

A-1

A short-term obligation rated ‘A-1’ is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

-2

A-2

A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Variable Rate Demand Obligations:

Standard & Poor’s assigns “dual” ratings to all debt issues that have a put option or demand feature as part of their structure. The first rating addresses the likelihood of repayment of principal and interest as due, and the second rating addresses only the demand feature. The long-term rating symbols are used for bonds to denote the long-term maturity and the short-term rating symbols for the put option (for example, ‘AAA/A-1+’). With U.S. municipal short-term demand debt, note rating symbols are used with the short-term issue credit rating symbols (for example, ‘SP-1+/A-1+’).

MOODY’S INVESTORS SERVICE (“Moody’s”)

Long-Term Obligation Ratings

Moody’s long-term ratings are opinions of the relative credit risk of financial obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings use Moody’s Global Scale and reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa	Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are subject to moderate credit risk. They are considered medium grade and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated class and are typically in default, with little prospect for recovery of principal or interest.

Note

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

U.S. Municipal Short Term Obligation Ratings

-3

MIG 1

This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned; a long or short-term debt rating and a demand obligation rating. The first element represents Moody’s evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody’s evaluation of the degree of risk associated with the ability to receive purchase price upon demand (“demand feature”), using a variation of the MIG rating scale, the Variable Municipal Investment Grade or VMIG rating.

When either the long- or short-term aspect of a VRDO is not rated, that piece is designated NR, e.g., Aaa/NR or NR/VMIG 1.

VMIG rating expirations are a function of each issue’s specific structural or credit features.

VMIG 1

This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2

This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3

This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG

This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

Short-Term Obligation Ratings

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

P-1	Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2	Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

-4

P-3	Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay shortterm obligations.

NP	Issuers (or supporting institutions) rated “Not Prime” do not fall within any of the Prime rating categories.

Note:	Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

FITCH, INC. (“Fitch Ratings”)

Corporate Finance Obligations – Long-Term Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument.

The relationship between issuer scale and obligation scale assumes an historical average recovery of between 30%–50% on the senior, unsecured obligations of an issuer. As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or Issuer Default Rating (“IDR”).

AAA

Highest credit quality. `AAA’ denotes the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA

Very high credit quality. `AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A

High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB

Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB

Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned ‘D’ ratings, but are instead rated in the ‘B’ to ‘C’ rating categories, depending upon their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

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Notes:

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to corporate finance obligation ratings in the categories below ‘B’.

The subscript ‘emr’ is appended to a rating to denote embedded market risk which is beyond the scope of the rating. The designation is intended to make clear that the rating solely addresses the counterparty risk of the issuing bank. It is not meant to indicate any limitation in the analysis of the counterparty risk, which in all other respects follows published Fitch criteria for analyzing the issuing financial institution. Fitch does not rate these instruments where the principal is to any degree subject to market risk.

Short-Term Ratings Assigned to Obligations in Corporate, Public and Structured Finance

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity or security stream and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F-1	Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F-2	Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F-3	Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High short-term default risk. Default is a real possibility.

RD	Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

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APPENDIX B

HSBC INVESTOR FUNDS,
HSBC ADVISOR FUNDS TRUST, and
HSBC INVESTOR PORTFOLIOS PROXY VOTING POLICY

          The Trust delegates the authority to vote proxies related to portfolio securities of each series (the “Funds”) of the Trust to HSBC Asset Management (Americas) Inc. (“HSBC”), which in turn delegates proxy voting authority for some Funds of the Trust to a Sub-Adviser retained to provide day-to-day portfolio management for that Fund. The Boards of Trustees (the “Board”) adopt the proxy voting policies and procedures of HSBC and the Sub-Advisers as the proxy voting policies and procedures that will be used by each of these respective entities when exercising voting authority on behalf of each Fund. These policies and procedures are attached hereto.

The Board will provide the Trust’s consent to vote in matters where HSBC or a Sub-Adviser seeks such consent because of a conflict of interest that arises in connection with a particular vote, or for other reasons.

APPENDIX C

HSBC INVESTMENTS (USA) INC, HSBC GLOBAL ASSET MANAGEMENT (HONG KONG) LTD and HSBC GLOBAL ASSET MANAGEMENT (SINGAPORE) LTD PROXY VOTING POLICY AND PROCEDURES

December 2006

HSBC Global Asset Management (USA) Inc.
HSBC Global Asset Management (Hong Kong) Ltd
HSBC Global Asset Management (Singapore) Ltd

PROXY VOTING POLICY AND PROCEDURES

The purpose of this proxy voting policy is to reasonably insure that HSBC Global Asset Management (USA) Inc., HSBC Global Asset Management (Hong Kong) Ltd and HSBC Global Asset Management (Singapore) Ltd. (HSBCUSA), as a fiduciary, fulfills its responsibility to its clients to vote proxy ballots in connection with proposals submitted by management, and others, to shareholders for approval. The financial interest of the shareholders of the Investment Companies and of the Manager’s investment advisory clients is the primary consideration in determining how proxies should be voted.

As long as there is no provision to the contrary in the Investment Management Agreement or Charter, By-Laws, Trust Agreement, Plan Documents, Partnership Agreement or other controlling documents which create the legal entity with which we are dealing, the power to vote on proposals presented to shareholders through the proxy solicitation process will be considered by HSBCUSA to be an integral part of its investment management responsibility, recognizing that certain proposals, if implemented, may have a substantial impact on the market valuation of portfolio securities. For investment advisory clients, this responsibility is inherent, unless a client has elected to vote proxies directly. In the case of the Investment Companies, this responsibility has been delegated to HSBCUSA by each Investment Company’s Board of Directors.

Proxy Voting Policy

It is the policy of HSBCUSA to vote client proxies for the exclusive benefit of its clients’ accounts. In most, if not all cases, this will mean that the proposals that maximize the value of the securities we hold will be approved without regard to non-economic considerations.

HSBCUSA generally will not favor proposals that are designed to make it difficult for a company to be acquired or that have a tendency to entrench current management at the expense of securities holders. Therefore, HSBCUSA will generally vote against proposals concerning instituting “poison pills”, classified boards of directors, unequal voting rights, elimination of shareholder action by written consent and granting stock options at less than fair market value.

In this regard, HSBCUSA has engaged a third party proxy voting service provider (“Proxy Service Provider”) to conduct analysis of proposals, and to provide guidance on voting ballots. The Proxy Service Provider provides its analysis in the form of written reports, which are circulated to HSBCUSA’ investment staff for their review. A more extensive summary of proxy voting guidelines will be provided to clients upon request.

Certain portfolios (“Fund of Funds”) primarily invest a majority of their assets in non-voting securities of other unregistered investment vehicles (“Sub-Funds”) which have investors other than the Fund of Funds. Sub-Funds typically do not submit matters to investors for vote. In the event that a Sub-Fund submits a matter to its investors for vote and the Fund of Fund holds voting interests in the Sub-Fund, the vote will be made in a way that we believe is in the best interest of the Fund of Funds.

Administration

The Proxy Service Provider will administer the proxy voting process, including receiving ballots, casting votes and maintaining required records. On an as-needed basis, HSBCUSA will review the Proxy Voting Policy and its administration to resolve any proxy voting issues that may arise.

Conflicts of Interest

HSBCUSA generally will vote proxies in accordance with the Proxy Service Provider’s predetermined recommendations, including instances where potential material conflicts of interest may exist. In the event a proxy proposal gives rise to a material conflict of interest that is not addressed by the Proxy Service Provider’s predetermined recommendations, HSBCUSA’ senior management will review, and if deemed necessary, an independent consultant or outside counsel will be consulted to resolve the material conflict of interest.

Client Access to Proxy Voting Records

A record of how proxies have been voted for a client’s account will be provided upon request. Clients can request their proxy voting record by contacting their Client Investment Service Manager at (212) 525-5000. Alternatively, clients may submit written requests to HSBC Investments (USA) Inc., 452 Fifth Avenue – 18th Floor, New York, NY 1008, ATTN: Chief Compliance Officer.

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APPENDIX D

Westfield Capital Management Company, L.P.

Proxy Voting Policy

Revised September 2010

Introduction

Westfield Capital Management Company, L.P. (“WCM”) will offer to vote proxies for all accounts. WCM believes that the voting of proxies can be an important tool for investors to promote best practices in corporate governance and we seek to vote all proxies in the best interests of our clients as investors. We also recognize that the voting of proxies with respect to securities held in managed accounts is an investment responsibility having economic value.

WCM has adopted and implemented policies and procedures that we believe are reasonably designed to ensure that proxies are voted in the best interest of our clients, in accordance with our fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Act”). Our authority to vote proxies for our clients is established by our advisory contracts or comparable documents. Additionally, in accordance with Rule 204-2 of the Act, WCM will maintain records of voting of shares for which WCM has proxy voting authority in accordance with its fiduciary obligations and applicable law.

Dissolution of the Proxy Committee
Effective July 2010, WCM’s Proxy Committee was dissolved. After careful assessment of the role and function of the Proxy Committee, it was determined that the topics reviewed with the Proxy Committee were similar to the topics handled by the firm’s Operating & Risk Management Committee. It was also decided that the Westfield Security Analyst is in the best position to review corporate governance matters and contentious shareholder concerns instead of a Proxy Committee.

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Proxy Voting Responsibilities

WCM’s proxy voting function is managed by the firm’s Compliance team. WCM uses a third party service, Glass Lewis & Co., to assist with the proxy voting function. WCM’s Senior Compliance Associate (the “Associate”), is responsible for handling the day-to-day items that may arise from voting proxy ballots. These items include, but are not limited to:

1.	overseeing third party service provider hired to process proxy votes; this includes performing periodic audits of proxy votes, reconciliation efforts, and tracking of missing ballot;

2.	ensuring required proxy records are retained according to applicable rules and regulations and internal policy;

3.	preparing and distributing proxy reports for internal and external requests;

4.	at least annually, reviewing proxy policy and voting guidelines;

5.	identifying and reporting any conflicts of interest to WCM’s Operating and Risk Management Committee; and

6.	annually, conducting third party service provider due diligence.

Proxy Voting Process

WCM maintains written voting guidelines that set forth the voting positions on those issues believed most likely to arise day to day. Information on WCM’s proxy voting decision may not be distributed to external solicitors.

For clients that vote with WCM’s standard guidelines (the “Guidelines”), the Associate reviews the proxy agenda against the Guidelines and the recommendation from Glass Lewis. A copy of the Guidelines is attached as Exhibit A. In addition to the Guidelines, WCM will also consider the research and recommendations from Glass Lewis for guidance. A summary of Glass Lewis’ standard policy has been attached as Exhibit B.

                              WCM will vote all proxies in accordance with Guidelines, with the following exceptions:

1.

Any contentious issues, especially special meeting agendas or contested meetings will be referred to the appropriate WCM Security Analyst. If WCM is a current holder and is among the Top 10 shareholders (based on publicly available 13F filings) the Associate will confirm the recommended votes with the WCM Security Analyst. The WCM Security Analyst will provide a recommended rationale if an override to the Guidelines is proposed.

2.

If the WCM Security Analyst covering the stock of a company with a proxy vote believes that following the Guidelines in any specific case would not be in the clients’ best interests, they may request WCM not vote according to the Guidelines. The request must be in writing and shall include an explanation of the rationale for doing so.

3.	If the issue is not covered under the Guidelines, WCM will default to Glass Lewis’ research recommendation.

WCM also offers to vote client proxy ballots in accordance with AFL-CIO Guidelines (Exhibit C) or with Glass Lewis’ Socially Responsible Guidelines (Exhibit D). Westfield will not override any of the voting positions in either the AFL-CIO’s or Glass Lewis’ SRI guidelines.

Conflicts of Interest

WCM’s policy is to vote proxies based solely on the investment merits of the proposal.

For all meetings where we are voting against policy as requested by the WCM Security Analyst and/or client, the Associate will determine whether the issuer has a significant business relationship (i.e., client or vendor) with WCM. When a conflict does exist it is brought to the Operating and Risk Management Committee’s attention. The request to vote against policy must be approved by a majority vote of the Committee.

Currently, there is one existing conflict of interest with respect to proxy voting. In September 2006, Mr. Matthew Strobeck was elected to the Board of Directors of Metabolix, Inc. (“Metabolix”), a publicly traded biotech company headquartered in Cambridge, Massachusetts. In light of the conflicts that arise from the employee holding a directorship with Metabolix, proxies from Metabolix will be voted strictly in accordance with either Glass, Lewis’ or AFL-CIO’s recommendations. WCM will not retain any discretion over such proxies.

Recordkeeping

In accordance with Rule 204-2 of the Investment Advisers Act of 1940, proxy voting records will be maintained for at least five years. The Associate is responsible for ensuring that all required proxy records are retained in accordance with internal policies and applicable regulations. At a minimum, the following records will be retained by WCM or Glass Lewis:

1.	a copy of the Proxy Voting Polices and Guidelines and amendments that were in effect for the past five years;

2.	electronic or paper copies of each proxy statement received by WCM or Glass Lewis with respect to securities in client accounts;

3.	records of each vote cast for each client;

4.	shares on loan and missing ballot reports;

5.	internal documents generated in connection with a proxy referral to the Investment Committee such as emails, memoranda etc;

6.	written reports to clients on proxy voting and of all client requests for information and WCM’s response;

7.	disclosure documentation to clients on how they may obtain information on how we voted their securities.

Exhibit A

Westfield Capital Management Company, L.P.
Proxy Voting Guidelines

The Proxy Voting Guidelines below summarize WCM’s positions on various issues of concern to investors and indicate how client portfolio securities will be voted on proposals dealing with a particular issue. These Guidelines have been established for the specific purpose of promoting the economic interests of our clients.

I. Board-Approved Proposals

Proxies will be voted for board-approved proposals, except as follows:

A. Matters Relating to the Board of Directors

The board of directors has the important role of overseeing management and its performance on behalf of shareholders. Proxies will be voted for the election of the company’s nominees for directors and for board-approved proposals on other matters relating to the board of directors (provided that such nominees and other matters have been approved by an independent nominating committee), except as follows:

➢	WCM will withhold votes for any nominee for director if

•

The board does not have a two-third majority of independent directors1. In the event that more than one third of the members are affiliated or inside directors, we will withhold votes per Glass Lewis’ research recommendations to satisfy the two-thirds threshold that is deemed appropriate. However, the two third majority does not apply when a single individual or entity owns more than 50% of the voting shares (“Controlled Companies”) as the interests of the majority of shareholders are the interests of that entity or individual

	•	The board does not have nominating, audit and compensation committees composed solely of independent directors

➢	WCM will withhold votes for any nominee for the:

	•	audit committee who sits on more than three public company audit committees

	•	compensation committee if performance goals were changed when employees failed or were unlikely to meet original goals or performance-based compensation was paid despite goals not being attained

1 For these purposes, an “independent director” is a director who meets all requirements to serve as an independent director of a company under the NYSE (Article 4 Section 2 of the NYSE Commission) and NASDAQ rule No. 4200 and 4300 (i.e., no material business relationships with the company, no present or recent employment relationship with the company (including employment of immediate family members) and, in the case of audit committee members, no compensation for non-board services).

• compensation committee who is currently up for election and served at the time of poor pay-for-performance.

➢	WCM will withhold votes for the audit committee chair if the chairperson failed to put audit ratification on the ballot for shareholder approval for the upcoming year.

➢

WCM will withhold votes for any nominee for director who is considered an independent director by the company and who has received compensation from the company other than for service as a director (e.g., investment banking, consulting, legal or financial advisory fees).

➢	WCM will withhold votes for any nominee for director who attends less than 75% of board and committee meetings without valid reasons for the absences (i.e., illness, personal emergency, etc.).

➢	WCM will withhold votes for all board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

WCM is concerned about over-committed directors. In some cases, directors may serve on too many boards to make a meaningful contribution.

➢

WCM will withhold votes for an executive officer of any public company while serving more than four public company boards and any other director who serves on more than a total of six public company boards.

➢

WCM will withhold votes for any nominee for director of a public company (Company A) who is employed as a senior executive of another public company (Company B) if a director of Company B serves as a senior executive of Company A (commonly referred to as an “interlocking directorate”).

Board independence depends not only on its members’ individual relationships, but also the board’s overall attitude toward management. Independent boards are committed to good corporate governance practices and, by providing objective independent judgment, enhance shareholder value.

➢

WCM will withhold votes from directors who failed to observe good corporate governance practices with regards to option backdating as it allows options to be granted at a lower price before the release of positive news i.e. spring loading or following the release of negative news i.e. bullet-dodging. This raises a concern similar to that of insider trading, or trading on material non-public information.

➢

WCM will withhold votes for the chair of the nominating or governance committee when the board is less than two-thirds independent, the chairman is not independent and an independent lead or presiding director has not been appointed unless company performance has been in the top quartile of the company’s peers

➢	WCM will vote against proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by this structure.

WCM believes that separating the roles of corporate officer and the chairman of the board is typically a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board.

➢

WCM will vote for the separation between the roles of chairman of the board and CEO, with the exception of smaller companies with limited group of leaders. It may be appropriate for these positions to be combined for some period of time.

B. Compensation Plans

➢	Stock Incentive/Option Plans

• WCM will vote for performance based options requirements

•

WCM will vote for equity based compensation plans if Glass Lewis research indicates that the proposed plan is not excessive from the average plan for the peer group on a range of criteria, including dilution to shareholders and the projected annual cost relative to the company’s financial performance

• WCM will vote against if plan permits replacing or repricing of underwater options (and against any proposal to authorize such replacement or repricing of underwater options)

•

WCM will vote against if dilution represented by this proposal is more than 10% outstanding common stock unless our research indicates that a slightly higher dilution rate may be in the best interests of shareholders

• WCM will vote against if the stock incentive/option plans permits issuance of options with an exercise price below the stock’s current market price

• WCM will vote for stock options if the stock options are fully expensed

•

WCM will vote for option grants or other stock incentive/option awards that will help align the interests of outside directors provided that financial cost to the company does not threaten to compromise the objectivity

➢	WCM will vote for all deferred compensation plans

➢	WCM will vote for all bonus plans recommended by the company’s management

In voting on proposals relating to compensation plan proposals, WCM will consider whether the proposal has been approved by an independent compensation committee of the board.

C. Capitalization

➢	WCM will vote for proposals relating to the authorization of additional common stock if the justification for the increase and the amount of the increase is reasonable.

➢	WCM will vote for proposals to effect stock splits (excluding reverse stock splits.)

➢	WCM will vote for proposals authorizing share repurchase programs.

D. Acquisitions, Mergers, Reincorporations, Reorganizations and Other Transactions

➢

WCM will refer to the Security Analyst on business transactions such as acquisitions, mergers, and reorganizations involving business combinations, liquidations and sale of all or substantially all of a company’s assets

➢	WCM will vote for mergers and reorganizations involving business combinations designed solely to reincorporate a company in Delaware.

E. Anti-Takeover Measures

WCM will vote against board-approved proposals to adopt anti-takeover measures such as a shareholder rights plan, supermajority voting provisions, issuance of blank check preferred stock and the creation of a separate class of stock with disparate voting rights, except as follows:

➢	WCM will vote for proposals to adopt fair price provisions.

F. Auditors

WCM will vote for board approval proposal regarding the selection or ratification of an auditor except as follows:

➢	WCM will vote against when there have been restatements or late filings where the auditors bear some responsibility for the restatements.

➢	WCM will vote against when the company has aggressive accounting policies based on Glass Lewis’ research on the policies

➢	WCM will vote against when the company has poor disclosure or lack of transparency in financial statements.

➢	WCM will vote against when there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.

G. Other Business Matters

WCM will vote for board-approved proposals approving routine business matters such as changing the company’s name, and procedural matters relating to the shareholder meeting, except as follows:

➢	WCM will vote against authorization to transact other unidentified, substantive business at the meeting.

➢	WCM will vote against proposals to adjourn a meeting to obtain more votes unless the adjournment is intended to secure more votes in a proposal that is in accordance to WCM’s vote.

II. Shareholder Proposals

➢	WCM will vote for shareholder proposals to declassify a board, absent special circumstances which would indicate that shareholder interests are better served by a classified board structure.

➢	WCM will vote for shareholder proposals to require shareholder approval of shareholder rights plans.

➢

WCM will vote for shareholder proposals to restore cumulative voting if a board is controlled mainly by insiders or affiliates where the company’s ownership structure includes one or more very large shareholders that typically control a majority-voting block of the company’s stock.

➢	WCM will vote for shareholder proposals for the election of directors by a majority vote, unless it would clearly disadvantage the company.

➢	WCM will vote for shareholder proposals that are consistent with WCM’s proxy voting guidelines for board-approved proposals.

III. Voting Shares of Non U.S. Issuers

WCM recognizes that the laws governing non-U.S. issuers will vary significantly from US law and from jurisdiction to jurisdiction. Accordingly it may not be possible or even advisable to apply these guidelines mechanically to non-US issuers. However, WCM believes that shareholders of all companies are protected by the existence of a sound corporate governance and disclosure framework. Accordingly, WCM will vote proxies of non US issuers in accordance with the foregoing Guidelines where applicable, except as follows:

➢	WCM will vote for shareholder proposals calling for a majority of the directors to be independent of management.

➢	WCM will vote for shareholder proposals seeking to increase the independence of board nominating, audit and compensation committees.

➢

WCM will vote for shareholder proposals that implement corporate governance standards similar to those established under U.S. federal law and the listing requirements of U.S. stock exchanges, and that do not otherwise violate the laws of the jurisdiction under which the company is incorporated.

Many non-U.S. jurisdictions impose material burdens on voting proxies. There are three primary types of limits as follows:

• Share blocking. Shares must be frozen for certain periods of time to vote via proxy.

•

Share re-registration. Shares must be re-registered out of the name of the local custodian or nominee into the name of the client for the meeting and, in may cases, then reregistered back. Shares are normally blocked in this period.

• Powers of Attorney. Detailed documentation from a client must be given to the local sub-custodian. In many cases WCM is not authorized to deliver this information or sign the relevant documents.

WCM’s policy is to weigh the benefits to clients from voting in these jurisdictions against the detriments of doing so. For example, in a share-blocking jurisdiction, it will normally not be in a client’s interest to freeze shares simply to participate in a non-contested routine meeting. More specifically, WCM will normally not vote shares in non-U.S. jurisdictions imposing burdensome proxy voting requirements except in significant votes (such as contested elections and major corporate transactions) where directed by the WCM Security Analyst.

Exhibit B

DOMESTIC
PROXY PAPER POLICY GUIDELINES

AN OVERVIEW OF THE GLASS LEWIS APPROACH TO
DOMESTIC PROXY ADVICE

I. ELECTION OF DIRECTORS

Board of Directors

Boards are put in place to represent shareholders and protect their interests. Glass Lewis seeks boards with a proven record of protecting shareholders and delivering value over the medium- and long-term. We believe that boards working to protect and enhance the best interests of shareholders are independent, have directors with diverse backgrounds, have a record of positive performance, and have members with a breadth and depth of relevant experience.

Board Composition

We look at each individual on the board and examine his or her relationships with the company, the company’s executives and with other board members. The purpose of this inquiry is to determine whether pre-existing personal, familial or financial relationships are likely to impact the decisions of that board member.

We vote in favor of governance structures that will drive positive performance and enhance shareholder value. The most crucial test of a board’s commitment to the company and to its shareholders is the performance of the board and its members. The performance of directors in their capacity as board members and as executives of the company, when applicable, and in their roles at other companies where they serve is critical to this evaluation.

We believe a director is independent if he or she has no material financial, familial or other current relationships with the company, its executives or other board members except for service on the board and standard fees paid for that service. Relationships that have existed within the five years prior to the inquiry are usually considered to be “current” for purposes of this test.

In our view, a director is affiliated if he or she has a material financial, familial or other relationship with the company or its executives, but is not an employee of the company. This includes directors whose employers have a material financial relationship with the Company. This also includes a director who owns or controls 25% or more of the company’s voting stock.

We define an inside director as one who simultaneously serves as a director and as an employee of the company. This category may include a chairman of the board who acts as an employee of the company or is paid as an employee of the company.

Although we typically vote for the election of directors, we will recommend voting against directors (or withholding where applicable, here and following) for the following reasons:

•	A director who attends less than 75% of the board and applicable committee meetings.
•	A director who fails to file timely form(s) 4 or 5 (assessed on a case-by-case basis).
•	A director who is also the CEO of a company where a serious restatement has occurred after the CEO certified the pre-restatement financial statements.
•	All board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

We also feel that the following conflicts of interest may hinder a director’s performance and will therefore recommend voting against a:

•	CFO who presently sits on the board.
•	Director who presently sits on an excessive number of boards
•	Director, or a director whose immediate family member, provides material professional services to the company at any time during the past five years.
•	Director, or a director whose immediate family member, engages in airplane, real estate or other similar deals, including perquisite type grants from the company.
•	Director with an interlocking directorship.

Board Committee Composition

All key committees including audit, compensation, governance, and nominating committees should be composed solely of independent directors and each committee should be focused on fulfilling its specific duty to shareholders. We typically recommend that shareholders vote against any affiliated or inside director seeking appointment to an audit, compensation, nominating or governance committee or who has served in that capacity in the past year.

Review of the Compensation Discussion and Analysis Report

We review the CD&A in our evaluation of the overall compensation practices of a company, as overseen by the compensation committee. In our evaluation of the CD&A, we examine, among other factors, the extent to which the company has used performance goals in determining overall compensation, how well the company has disclosed performance metrics and goals and the extent to which the performance metrics, targets and goals are implemented to enhance company performance. We would recommend voting against the chair of the compensation committee where the CD&A provides insufficient or unclear information about performance metrics and goals, where the CD&A indicates that pay is not tied to performance, or where the compensation committee or management has excessive discretion to alter performance terms or increase amounts of awards in contravention of previously defined targets.

Review of Risk Management Controls

We believe companies, particularly financial firms, should have a dedicated risk committee, or a committee of the board charged with risk oversight, as well as a chief risk officer who reports directly to that committee, not to the CEO or another executive. In cases where a company has disclosed a sizable loss or writedown, and where a reasonable analysis indicates that the company’s board-level risk committee should be held accountable for poor oversight, we would recommend that shareholders vote against such committee members on that basis. In addition, in cases where a company maintains a significant level of financial risk exposure but fails to disclose any explicit form of board-level risk oversight (committee or otherwise), we will consider recommending to vote against the chairman of the board on that basis.

Separation of the roles of Chairman and CEO

Glass Lewis believes that separating the roles of corporate officers and the chairman of the board is a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board. Executives should be in the position of reporting and answering to the board for their performance in achieving the goals set out by such board. This becomes much more complicated when management actually sits on, or chairs, the board.

We view an independent chairman as better able to oversee the executives of the company and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. This, in turn, leads to a more proactive and effective board of directors that is looking out for the interests of shareholders above all else.

We do not recommend voting against CEOs who serve on or chair the board. However, we do support a separation between the roles of chairman of the board and CEO, whenever that question is posed in a proxy.

In the absence of an independent chairman, we support the appointment of a presiding or lead director with authority to set the agenda for the meetings and to lead sessions outside the presence of the insider chairman.

Majority Voting for the Election of Directors

Glass Lewis will generally support proposals calling for the election of directors by a majority vote in place of plurality voting. If a majority vote standard were implemented, a nominee would have to receive the support of a majority of the shares voted in order to assume the role of a director. Thus, shareholders could collectively vote to reject a director they believe will not pursue their best interests. We think that this minimal amount of protection for shareholders is reasonable and will not upset the corporate structure nor reduce the willingness of qualified shareholder-focused directors to serve in the future.

Classified Boards

Glass Lewis favors the repeal of staggered boards in favor of the annual election of directors. We believe that staggered boards are less accountable to shareholders than annually elected boards. Furthermore, we feel that the annual election of directors encourages board members to focus on protecting the interests of shareholders.

Mutual Fund Boards

Mutual funds, or investment companies, are structured differently than regular public companies (i.e., operating companies). Members of the fund’s adviser are typically on the board and management takes on a different role than that of other public companies. As such, although many of our guidelines remain the same, the following differences from the guidelines at operating companies apply at mutual funds:

1.

We believe three-fourths of the boards of investment companies should be made up of independent directors, a stricter standard than the two-thirds independence standard we employ at operating companies.

2.

We recommend voting against the chairman of the nominating committee at an investment company if the chairman and CEO of a mutual fund is the same person and the fund does not have an independent lead or presiding director.

II. FINANCIAL REPORTING

Auditor Ratification

We believe that role of the auditor is crucial in protecting shareholder value. In our view, shareholders should demand the services of objective and well-qualified auditors at every company in which they hold an interest. Like directors, auditors should be free from conflicts of interest and should assiduously avoid situations that require them to make choices between their own interests and the interests of the shareholders.

Glass Lewis generally supports management’s recommendation regarding the selection of an auditor. However, we recommend voting against the ratification of auditors for the following reasons:

•	When audit fees added to audit-related fees total less than one-third of total fees.
•

When there have been any recent restatements or late filings by the company where the auditor bears some responsibility for the restatement or late filing (e.g., a restatement due to a reporting error).

•	When the company has aggressive accounting policies.
•	When the company has poor disclosure or lack of transparency in financial statements.

•	When there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.
•

When the company is changing auditors as a result of a disagreement between the company and the auditor on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Auditor Rotation

We typically support audit related proposals regarding mandatory auditor rotation when the proposal uses a reasonable period of time (usually not less than 5-7 years).

Pension Accounting Issues

Proxy proposals sometimes raise the question as to whether pension accounting should have an effect on the company’s net income and therefore be reflected in the performance of the business for purposes of calculating payments to executives. It is our view that pension credits should not be included in measuring income used to award performance-based compensation. Many of the assumptions used in accounting for retirement plans are subject to the discretion of a company, and management would have an obvious conflict of interest if pay were tied to pension income.

III. COMPENSATION

Equity Based Compensation Plans

Glass Lewis evaluates option and other equity-based compensation on a case-by-case basis. We believe that equity compensation awards are a useful tool, when not abused, for retaining and incentivizing employees to engage in conduct that will improve the performance of the company.

We evaluate option plans based on ten overarching principles:

•	Companies should seek additional shares only when needed.
•	The number of shares requested should be small enough that companies need shareholder approval every three to four years (or more frequently).
•	If a plan is relatively expensive, it should not be granting options solely to senior executives and board members.
•	Annual net share count and voting power dilution should be limited.
•	Annual cost of the plan (especially if not shown on the income statement) should be reasonable as a percentage of financial results and in line with the peer group.
•	The expected annual cost of the plan should be proportional to the value of the business.
•	The intrinsic value received by option grantees in the past should be reasonable compared with the financial results of the business.
•	Plans should deliver value on a per-employee basis when compared with programs at peer companies.
•	Plans should not permit re-pricing of stock options.

Option Exchanges

Option exchanges are reviewed on a case-by-case basis, although they are approached with great skepticism. Repricing is tantamount to a re-trade. We will support a repricing only if the following conditions are true:

•	Officers and board members do not participate in the program.
•	The stock decline mirrors the market or industry price decline in terms of timing and approximates the decline in magnitude.
•	The exchange is value neutral or value creative to shareholders with very conservative assumptions and a recognition of the adverse selection problems inherent in voluntary programs.
•	Management and the board make a cogent case for needing to incentivize and retain existing employees, such as being in a competitive employment market.

Performance Based Options

We generally recommend that shareholders vote in favor of performance-based option requirements. We feel that executives should be compensated with equity when their performance and that of the company warrants such rewards. We believe that boards can develop a consistent, reliable approach, as boards of many companies have, that would attract executives who believe in their ability to guide the company to achieve its targets.

Linking Pay with Performance

Executive compensation should be linked directly with the performance of the business the executive is charged with managing. Glass Lewis grades companies on an A to F scale based on our analysis of executive compensation relative to performance and that of the company’s peers and will recommend voting against the election of compensation committee members at companies that receive a grade of F.

Director Compensation Plans

Non-employee directors should receive compensation for the time and effort they spend serving on the board and its committees. In particular, we support compensation plans that include equity-based awards, which help to align the interests of outside directors with those of shareholders. Director fees should be competitive in order to retain and attract qualified individuals.

Advisory Votes on Compensation

We closely review companies’ compensation practices and disclosure as outlined in their CD&As and other company filings to evaluate management-submitted advisory compensation vote proposals. In evaluating these non-binding proposals, we examine how well the company has disclosed information pertinent to its compensation programs, the extent to which overall compensation is tied to performance, the performance metrics selected by the company and the levels of compensation in comparison to company performance and that of its peers. Glass Lewis will generally recommend voting in favor of shareholder proposals to allow shareholders an advisory vote on compensation.

Limits on Executive Compensation

Proposals to limit executive compensation will be evaluated on a case-by-case basis. As a general rule, we believe that executive compensation should be left to the board’s compensation committee. We view the election of directors, and specifically those who sit on the compensation committee, as the appropriate mechanism for shareholders to express their disapproval or support of board policy on this issue.

Limits on Executive Stock Options

We favor the grant of options to executives. Options are a very important component of compensation packages designed to attract and retain experienced executives and other key employees. Tying a portion of an executive’s compensation to the performance of the company also provides an excellent incentive to maximize share values by those in the best position to affect those values. Accordingly, we typically vote against caps on executive stock options.

IV. GOVERNANCE STRUCTURE

Anti-Takeover Measures Poison Pills (Shareholder Rights Plans)

Glass Lewis believes that poison pill plans generally are not in the best interests of shareholders. Specifically, they can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock.

We believe that boards should be given wide latitude in directing the activities of the company and charting the company’s course. However, on an issue such as this where the link between the financial interests of shareholders and their right to consider and accept buyout offers is so substantial, we believe that shareholders should be allowed to vote on whether or not they support such a plan’s implementation.

In certain limited circumstances, we will support a limited poison pill to accomplish a particular objective, such as the closing of an important merger, or a pill that contains what we believe to be a reasonable ‘qualifying offer’ clause.

Right of Shareholders to Call a Special Meeting

We will vote in favor of proposals that allow shareholders to call special meetings. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting such a meeting.

Shareholder Action by Written Consent

We will vote in favor of proposals that allow shareholders to act by written consent. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting action by written consent.

Authorized Shares

Proposals to increase the number of authorized shares will be evaluated on a case-by-case basis. Adequate capital stock is important to the operation of a company. When analyzing a request for additional shares, we typically review four common reasons why a company might need additional capital stock beyond what is currently available:

1.	Stock split
2.	Shareholder defenses
3.	Financing for acquisitions
4.	Financing for operations

Unless we find that the company has not disclosed a detailed plan for use of the proposed shares, or where the number of shares far exceeds those needed to accomplish a detailed plan, we typically recommend in favor of the authorization of additional shares.

Voting Structure

Cumulative Voting

Glass Lewis will vote for proposals seeking to allow cumulative voting. Cumulative voting is a voting process that maximizes the ability of minority shareholders to ensure representation of their views on the board. Cumulative voting generally operates as a safeguard for by ensuring that those who hold a significant minority of shares are able to elect a candidate of their choosing to the board.

Supermajority Vote Requirements

Glass Lewis favors a simple majority voting structure. Supermajority vote requirements act as impediments to shareholder action on ballot items that are critical to our interests. One key example is in the takeover context where supermajority vote requirements can strongly limit shareholders’ input in making decisions on such crucial matters as selling the business.

Shareholder Proposals

Shareholder proposals are evaluated on a case-by-case basis. We generally favor proposals that are likely to increase shareholder value and/or promote and protect shareholder rights. We typically prefer to leave decisions regarding day-to-day management of the business and policy decisions related to political, social or environmental issues to management and the board except when we see a clear and direct link between the proposal and some economic or financial issue for the company.

Exhibit C

Taft Hartley (AFL – CIO Policy)

The AFL-CIO Proxy Voting Guidelines were created to serve pension fund trustees as a guide for voting their funds’ shareholder proxies in a manner that is consistent with the unique fiduciary responsibilities of union pension plans. The guidelines were developed to assist trustees in exercising their ownership rights in ways that achieve long-term value by supporting important shareholder initiatives on corporate accountability. Issues include board of directors proposals, corporate governance proposals concerning employee relations, executive compensation and corporate responsibility. The guidelines provide an in detail discussion of fiduciary duties of plan trustees described under the Employee Retirement Income Security Act (ERISA) and the Department of Labor (DOL) policy statements.

The following are examples of the AFL – CIO Policy position on specific matters.

•

When voting on the board of directors the board’s responsiveness to shareholder concerns as well as their responsiveness to employees and the communities in which they operate will be evaluated. Votes will be withheld for directors that fail to implement proposals that are in the long-term interests of shareholders and have been approved by shareholders in the past 12 months.

•	Proposals for fewer than 5 directors or more than 15 directors will not be supported.

•	Proposals requesting companies to make efforts to create a more diverse board of qualified directors, mainly women and minority groups should be supported.

•

Proposals requesting companies to report on diversity in the workplace should be supported. As long as they are not setting unreasonable goals, or require companies to hire employees that are not qualified for their positions.

For the full AFL - CIO policy please see
http://www.aflcio.org/corporatewatch/capital/upload/proxy_voting_guidelines.pdf

Exhibit D

ESG GUIDELINES

For more information about Glass Lewis’ policies or our approach to proxy analysis, please visit www.glasslewis.com or contact our Chief Policy Officer, Robert McCormick at (415) 678-4228.

ESG Guidelines

In addition to the standard detailed analysis conducted by Glass Lewis for all its clients, Glass Lewis conducts an additional level of analysis on behalf of clients seeking to vote consistent with widely-accepted enhanced environmental, social and governance practices. This additional level of review is described in more detail below.

Management Proposals

Compensation

Glass Lewis recognizes the importance in designing appropriate executive compensation plans that truly reward pay for performance. In its standard analysis, Glass Lewis engages in an exhaustive examination of the methods and levels of compensation paid to executives to determine if pay and performance are properly aligned. Under the Glass Lewis ESG policy, Glass Lewis conducts a further level of analysis by looking at compensation issues as they relate to environmental and social criteria as well as other issues relevant to good corporate governance practices. The Glass Lewis ESG policy recognizes that ESG performance factors should be an important component of the overall consideration of proper levels of executive performance and compensation. Therefore, Glass Lewis’ ESG policy generally supports proposals seeking to tie executive compensation to alternative performance measures such as compliance with environmental regulations, health and safety regulations, nondiscrimination laws and compliance with international human rights standards.

In general, the Glass Lewis ESG policy will evaluate director compensation based on the same criteria as executive compensation but will favor the ability to approve director compensation separate and apart from executive compensation. Furthermore, Glass Lewis will favor evaluating director compensation as it relates to various social criteria. The Glass Lewis ESG policy will generally support proposals that seek to evaluate overall director performance based on environmental and social criteria.

Mergers/Acquisitions

Glass Lewis undertakes a thorough examination of the economic and corporate governance implications of a proposed merger or acquisition in terms of the transaction’s likelihood of maximizing shareholder return. However, for the Glass Lewis ESG policy, Glass Lewis conducts a further level of analysis focusing on the effects of the transaction on the company’s stakeholders.

Shareholder Proposals

Shareholder Rights

Similar to Glass Lewis’ policy, the Glass Lewis ESG policy supports increased shareholder participation and access to a company and its board of directors. Accordingly, the Glass Lewis ESG policy will support initiatives that seek to enhance shareholder rights, such as the elimination in/reduction of supermajority provisions, the declassification of the board, the submission of shareholder rights’ plans to a shareholder vote and the principle of one share, one vote.

Environment

Glass Lewis’ ESG policy generally supports proposals regarding the environment, in particular those seeking improved reporting and disclosure about company practices which impact the environment. Glass Lewis’ ESG policy supports increased disclosure of a company’s environmental risk through company-

specific disclosure as well as compliance with international environmental conventions and adherence to environmental principles like those promulgated by CERES. Similarly, Glass Lewis’ ESG policy supports proposals, among others, requesting companies develop greenhouse gas emissions reduction goals, comprehensive recycling programs, and other proactive means to mitigate a company’s environmental impact.

The Glass Lewis ESG policy will also support proposals seeking to adopt the Equator Principles. The Equator Principles are a financial industry benchmark for determining, assessing and managing social and environmental risk in project financing. Similarly, the Glass Lewis ESG policy supports proposals requesting that a company consider energy efficiency and renewable energy sources in its project development and overall business strategy.

As bioengineering and nanotechnology become more prevalent, the Glass Lewis ESG policy carefully scrutinizes any proposals requesting that a company adopt a policy concerning these matters. In general, the Glass Lewis ESG policy supports proposals that seek additional reporting on these topics, as well as the development of safety standards to regulate their use.

Glass Lewis’ ESG policy carefully examines each proposal’s merits in order to ensure it seeks enhanced environmental disclosure and/or practices and is not conversely aimed at limiting environmental disclosure or consideration.

Glass Lewis’ ESG policy evaluates a company’s impact on the environment, in addition to the regulatory risk a company may face by not adopting environmentally responsible policies. The Glass Lewis ESG policy will consider withholding votes, or voting against, from certain directors for not exercising their fiduciary duty as it relates to environmental risk.

Labor/Human Rights

Glass Lewis’ ESG policy generally supports enhancing the rights of workers, as well as considering the communities and broader constituents in the areas in which companies do business. Accordingly, the Glass Lewis ESG policy will generally vote for proposals requesting that companies provide greater disclosure regarding impact on local stakeholders, workers’ rights and human rights in general. In addition, Glass Lewis’ ESG policy supports proposals for companies to adopt or comply with certain codes of conduct relating to labor standards, human rights conventions and corporate responsibility at large. The Glass Lewis ESG policy will support proposals requesting independent verification of a company’s contractors’ compliance with labor and human rights standards. In addition, the Glass Lewis ESG policy supports the International Labor Organization standards and encourages companies to adopt such standards in its business operations.

Glass Lewis’ ESG policy will review the performance and oversight of certain directors in instances in which a company is found to have violated international human rights standards. These directors have not adequately overseen the overall business strategy of the company to ensure that basic human rights standards are met. If a company is subject to regulatory or legal action with a foreign government or entity due to human rights violations, the Glass Lewis ESG policy will consider withholding votes, or voting against, directors based on the severity of the violations and the outcome of the claims.

Health/Safety

Glass Lewis’ ESG policy generally supports proposals seeking increased disclosure regarding health and safety issues. In particular, Glass Lewis’ ESG policy supports proposals calling for the labeling of the use of genetically modified organisms (“GMO”), the elimination or reduction of toxic emissions and use of toxic chemicals in manufacturing, and the prohibition of tobacco sales to minors. Glass Lewis’ ESG policy also supports proposals seeking a report on a company’s drug reimportation policy, as well as on a company’s ethical responsibility as it relates to drug distribution and manufacture.

Business Ethics

Glass Lewis’ ESG policy generally supports proposals seeking to increase disclosure of a company’s business ethics and code of conduct, as well as of its activities that relate to social welfare. The Glass Lewis ESG policy supports proposals requesting that a company develop sustainable business practices, such as animal welfare policies, human rights policies, and fair lending policies. Furthermore, the Glass Lewis ESG policy supports reporting and reviewing a company’s political and charitable spending as well as its lobbying practices.

APPENDIX E

LORD ABBETT

LORD, ABBETT & CO. LLC
PROXY VOTING POLICIES AND PROCEDURES

Introduction

Under the Investment Advisers Act of 1940, as amended, Lord, Abbett & Co. LLC (“Lord Abbett” or “we”) acts as a fiduciary that owes each of its clients duties of care and loyalty with respect to all servicesundertaken on the client’s behalf, including proxy voting. This means that Lord Abbett is required to vote proxies in the manner we believe is in the best interests of each client, including the Lord Abbett Funds (the “Funds”) and their shareholders. We take a long-term perspective in investing our clients’ assets and employ the same perspective in voting proxies on their behalf. Accordingly, we tend to support proxy proposals that we believe are likely to maximize shareholder value over time, whether such proposals were initiated by a company or its shareholders.

Proxy Voting Process Overview

Lord Abbett has a Proxy Group within its Operations Department (the “Proxy Group”) that oversees proxy voting mechanics on a day-to-day basis and provides Lord Abbett’s Proxy Policy Committee (the “Proxy Policy Committee”) and Investment Department personnel with information regarding shareholder voting. The Proxy Policy Committee consists of Lord Abbett’s Chief Investment Officer, Director of Domestic Equity Portfolio Management, Director of International Equity, Director of Research, and General Counsel. Voting decisions are made by the Investment Department in accordance with these policies and procedures and are carried out by the Proxy Group.

Lord Abbett has retained an independent third party service provider (the “Proxy Advisor”) to analyze proxy issues and recommend how to vote on those issues, and to provide assistance in the administration of the proxy process, including maintaining complete proxy voting records.1 While Lord Abbett takes into consideration the information and recommendations of the Proxy Advisor, Lord Abbett votes all proxies based on its own proxy voting policies, including Lord Abbett’s conclusions regarding the best interests of the Funds, their shareholders, and other advisory clients, rather than basing decisions solely on the Proxy Advisor’s recommendations.

Lord Abbett has implemented a three-pronged approach to the proxy voting process, which is described more fully below:

• In cases where we deem any client’s position in a company to be material,2 the relevant investment team is responsible for determining how to vote the security. Once a voting decision has been made, the investment team provides instructions to the Proxy Group, which is responsible for submitting Lord Abbett’s vote.

• In cases where we deem all clients’ positions in a company to be non-material, the Chief Administrative Officer for the Investment Department is responsible for determining how to vote the security. The Chief Administrative Officer may seek guidance from the relevant investment team, the Proxy Policy Committee or any of its members, the Proxy Advisor, or other sources to determine how to vote. Once a voting decision has been made, the Chief Administrative Officer provides instructions to the Proxy Group, which is responsible for submitting Lord Abbett’s vote.

• Lord Abbett has identified certain types of proxy proposals that it considers purely administrative in nature and as to which it always will vote in favor. The Proxy Group is authorized to vote in favor of such proposals without receiving instructions from the Investment Department, regardless of the materiality of any client’s position. Lord Abbett presently considers the following specific types of proposals to fall

1 Lord Abbett currently retains RiskMetrics Group as the Proxy Advisor

2 We presently consider a position in a particular company to be material if: (1) it represents more than 1% of any client’s portfolio holdings and all clients’ positions in the company together represent more than 1% of the company’s outstanding shares; or (2) all clients’ positions in the company together represent more than 5% of the company’s outstanding shares. For purposes of determining materiality, we exclude shares held by clients with respect to which Lord Abbett does not have authority to vote proxies. We also exclude shares with respect to which Lord Abbett’s vote is restricted or limited due to super-voting share structures (where one class of shares has super-voting rights that effectively disenfranchise other classes of shares), vote limitation policies, and other similar measures. This definition of materiality is subject to change at our discretion.

within this category: (1) proposals to change a company’s name; and (2) proposals regarding formalities of shareholder meetings (namely, changes to a meeting’s date, time, or location).

When multiple investment teams manage one or more portfolios that hold the same voting security, the investment team that manages the largest number of shares of the security will be considered to have the dominant position and Lord Abbett will vote all shares on behalf of all clients that hold the security in accordance with the vote determined by the investment team with the dominant position.

Conflicts of Interest

Lord Abbett is an independent, privately held firm with a singular focus on the management of money. Although Lord Abbett does not face the conflicts of interest inherent in being part of a larger financial institution, conflicts of interest nevertheless may arise in the proxy voting process. Such a conflict may exist, for example, when a client’s account holds shares of a company that also is a client of Lord Abbett. We have adopted safeguards designed to ensure that conflicts of interests are identified and resolved in our clients’ best interests rather than our own. Generally, when a potential conflict of interest arises, Lord Abbett adheres to its voting guidelines on the issue or, if the guidelines do not address the particular issue, we would follow the Proxy Advisor’s recommendation.

Lord Abbett maintains a list of all publicly held companies for which one of the Funds’ independent directors/trustees also serves on the board of directors or is a nominee for election to the board of directors. If the Fund owns stock in such a company and if Lord Abbett decides not to follow the Proxy Advisor’s recommendation concerning a proxy proposal involving the company, Lord Abbett will notify the related Fund’s Proxy Committee3 and seek voting instructions from the Committee. In these instances, if applicable, the independent director/trustee will abstain from any discussions by the Fund’s Proxy Committee regarding the company.

Lord Abbett also maintains a list of all publicly held companies (including any subsidiaries of such companies) that have a significant business relationship with Lord Abbett. A “significant business relationship” for this purpose means: (1) a broker dealer firm that is responsible for one percent or more of the Funds’ total dollar amount of shares sold for the last 12 months; (2) a firm that is a sponsor firm with respect to Lord Abbett’s separately managed account business; (3) an institutional account client that has an investment management agreement with Lord Abbett; (4) an institutional investor that, to Lord Abbett’s knowledge, holds at least $5 million in shares of the Funds; and (5) a retirement plan client that, to Lord Abbett’s knowledge, has at least $5 million invested in the Funds. For proxy proposals involving such companies, Lord Abbett will notify the Funds’ Proxy Committees and seek voting instructions from the Committees only in those situations where Lord Abbett proposes not to follow the Proxy Advisor’s recommendations.

Proxy Voting Guidelines

A general summary of the guidelines that we normally follow in voting proxies appears below. These voting guidelines reflect our general views. We reserve the flexibility to vote in a manner contrary to our general views on particular issues if we believe doing so is in the best interests of our clients, including the Funds and their shareholders. Many different specific types of proposals may arise under the broad categories discussed below, and it is not possible to contemplate every issue on which we may be asked to vote. Accordingly, we will vote on proposals concerning issues not expressly covered by these guidelines based on the specific factors that we believe are relevant.

A. Auditors – Auditors are responsible for examining, correcting, and verifying the accuracy of a company’s financial statements. Lord Abbett believes that companies normally are in the best position to select their auditors and, therefore, we generally support management’s recommendations concerning the ratification of the selection of auditors. However, we may evaluate such proposals on a case-by-case basis due to concerns about impaired independence, accounting irregularities, or failure of the auditors to act in shareholders’ best economic interests, among other factors we may deem relevant.

B. Directors

1.Election of directors – The board of directors of a company oversees all aspects of the company’s business. Companies and, under certain circumstances, their shareholders, may nominate directors for election by shareholders. Lord Abbett believes that the independent directors currently serving on a

3 The boards of directors and trustees of the Funds have delegated oversight of proxy voting to separate Proxy Committees comprised solely of independent directors and/or trustees, as the case may be. Each Proxy Committee is responsible for, among other things: (1) monitoring Lord Abbett’s actions in voting securities owned by the related Fund; (2) evaluating Lord Abbett’s policies in voting securities; and (3) meeting with Lord Abbett to review the policies in voting securities, the sources of information used in determining how to vote on particular matters, and the procedures used to determine the votes in any situation where there may be a conflict of interest.

company’s board of directors (or a nominating committee comprised of such independent directors) generally are in the best position to identify qualified director nominees. Accordingly, we normally vote in accordance with management’s recommendations on the election of directors. In evaluating a director nominee’s candidacy, however, Lord Abbett may consider the following factors, among others: (1) the composition of the board and its committees; (2) whether the nominee is independent of company management; (3) the nominee’s board meeting attendance; (4) the nominee’s history of representing shareholder interests on the company’s board or other boards; (5) the nominee’s investment in the company; (6) the company’s long-term performance relative to a market index; and (7) takeover activity. Lord Abbett may withhold votes for some or all of a company’s director nominees on a case-by-case basis.

2. Majority voting – Under a majority voting standard, director nominees must be elected by an affirmative majority of the votes cast at a meeting. Majority voting establishes a higher threshold for director election than plurality voting, in which nominees who receive the most votes are elected, regardless of how small the number of votes received is relative to the total number of shares voted. Lord Abbett generally supports proposals that seek to adopt a majority voting standard.

3. Board classification – A “classified” or “staggered” board is a structure in which only a portion of a company’s board of directors (typically one-third) is elected each year. A company may employ such a structure to promote continuity of leadership and thwart takeover attempts. Lord Abbett generally votes against proposals to classify a board, absent special circumstances indicating that shareholder interests would be better served by such a structure. In evaluating a classified board proposal, Lord Abbett may consider the following factors, among others: (1) the company’s long-term strategic plan; (2) the extent to which continuity of leadership is necessary to advance that plan; and (3) the need to guard against takeover attempts.

4. Separation of chairman and chief executive officer functions – Proponents of proposals for the separation of the roles of a company’s chairman and chief executive officer (“CEO”) seek to enhance board accountability and mitigate a company’s risk-taking behavior by asking that the role of the chairman of the company’s board of directors be filled by someone other than the company’s CEO. We generally support separation of the chairman and CEO functions, although we may oppose such separation on a case-by-case basis if we believe that a company’s governance structure or business promotes good and successful business management through other means.

5. Independent chairman – An independent director is one who serves on a company’s board but is not employed by the company or affiliated with it in any other capacity. We generally vote with management on proposals that call for an independent director to serve as the chairman of a company’s board of directors. We may vote for such proposals on a case-by-case basis, regardless of management opposition, if we believe that a company’s governance structure does not promote independent oversight through other means, such as a lead director, a board composed of a majority of independent directors, and/or independent board committees.

6. Independent board and committee members – Lord Abbett believes that independent board and committee membership often helps to mitigate the inherent conflicts of interest that arise when a company’s executive officers also serve on its board and committees. Therefore, we generally support proposals seeking to impose a requirement that a majority of a company’s directors be independent. We also generally support proposals seeking to impose a requirement that a board’s audit, compensation, nominating, and/or other committees be composed exclusively of independent directors.

C. Compensation and Benefits

1. General – In the wake of recent corporate scandals and market volatility, shareholders increasingly have scrutinized the nature and amount of compensation paid by a company to its executive officers and other employees. Lord Abbett believes that because a company has exclusive knowledge of material information not available to shareholders regarding its business, financial condition, and prospects, the company itself usually is in the best position to make decisions about compensation and benefits. Accordingly, we generally vote with management on such matters. However, we may oppose management on a case-by-case basis if we deem a company’s compensation to be excessive or inconsistent with its peer companies’ compensation, we believe a company’s compensation measures do not foster a long-term focus among its executive officers and other employees, or we believe a company has not met performance expectations, among other reasons. Discussed below are some specific types of compensation-related proposals that we may encounter.

2. Incentive compensation plans – An incentive compensation plan rewards an executive’s performance through a combination of cash compensation and stock awards. Incentive compensation plans are designed to align an executive’s compensation with a company’s long-term performance. As noted above, Lord Abbett believes that management generally is in the best position to assess executive compensation levels and, therefore, generally votes with management on proposals relating to incentive compensation plans. In evaluating such a proposal, however, Lord Abbett may consider the following factors, among others: (1) the executive’s expertise and the value he or she brings to the company; (2) the company’s performance, particularly during the executive’s tenure; (3) the percentage of overall compensation that consists of stock; (4) whether the incentive compensation plan has any potential to dilute the voting power or economic interests of other shareholders; (5) the features of the plan and costs associated with it; (6) whether the plan provides for repricing or replacement of underwater stock options; and (7) quantitative data from the Proxy Advisor regarding compensation ranges by industry and company size. We also scrutinize very closely the proposed repricing or replacement of underwater stock options, taking into consideration the stock’s volatility, management’s rationale for the repricing or replacement, the new exercise price, and any other factors we deem relevant.

3. Say on pay – “Say on pay” proposals give shareholders a nonbinding vote on executive compensation. These shareholder proposals are designed to serve as a means of conveying to company management shareholder concerns, if any, about executive compensation. Lord Abbett believes that management generally is in the best position to assess executive compensation. Thus, we generally vote with management on say on pay proposals unless we believe that compensation has been excessive or direct feedback to management about compensation has not resulted in any changes.

4. Pay for performance – “Pay for performance” proposals are shareholder proposals that seek to achieve greater alignment between executive compensation and company performance. Shareholders initiating these proposals tend to focus on board compensation committees’ accountability, the use of independent compensation consultants, enhanced disclosure of compensation packages, and perquisites given to executives. Because Lord Abbett believes that management generally is in the best position to assess executive compensation, we generally follow management’s voting recommendations regarding pay for performance proposals. However, we may evaluate such proposals on a case-by-case basis if we believe a company’s long-term interests and its executives’ financial incentives are not properly aligned or if we question the methodology a company followed in setting executive compensation, among other reasons.

5. Clawback provisions – A clawback provision allows a company to recoup or “claw back” incentive compensation paid to an executive if the company later determines that the executive did not actually meet applicable performance goals. For example, such provisions might be used when a company calculated an executive’s compensation based on inaccurate or fraudulent financial statements. Some clawback provisions are triggered only if the misalignment between compensation and performance is attributable to improper conduct on the part of the executive. Shareholder proponents of clawback proposals believe that they encourage executive accountability and mitigate a company’s risk-taking behavior. Because Lord Abbett believes that management generally is in the best position to assess executive compensation, we generally vote with management on clawback proposals. We may, however, evaluate such a proposal on a case-by-case basis due to concerns about the amount of compensation paid to the executive, the executive’s or the company’s performance, or accounting irregularities, among other factors we may deem relevant.

6. Anti-gross-up policies – Tax “gross-ups” are payments by a company to an executive intended to reimburse some or all of the executive’s tax liability with respect to compensation, perquisites, and other benefits. Because the gross-up payment also is taxable, it typically is inflated to cover the amount of the tax liability and the gross-up payment itself. Critics of such payments argue that they often are not transparent to shareholders and can substantially enhance an executive’s overall compensation. Thus, shareholders increasingly are urging companies to establish policies prohibiting tax gross-ups. Because Lord Abbett believes that management generally is in the best position to assess executive compensation, we generally vote with management on gross-up proposals. We may, however, evaluate such a proposal on a case-by-case basis due to concerns about the amount of compensation paid to the executive or the executive’s or the company’s performance, among other factors we may deem relevant.

7. Severance agreements and executive death benefits – Severance or so-called “golden parachute” payments sometimes are made to departing executives after termination or upon a company’s change in control. Similarly, companies sometimes make executive death benefit or so-called “golden coffin” payments to an executive’s estate. Both practices increasingly are coming under shareholder scrutiny. While we generally vote with management on compensation matters, we scrutinize cases in which severance or executive death benefits are especially lucrative or are granted despite the executive’s or the company’s poor performance, and may vote against management on a case-by-case basis as we deem appropriate.

8. Executive pay limits – Lord Abbett believes that a company’s flexibility with regard to its compensation practices is critical to its ability to recruit, retain, and motivate key talent. Accordingly, we generally vote with management on shareholder proposals that seek to impose limits on executive compensation.

9. Employee stock purchase plans – Employee stock purchase plans permit employees to purchase company stock at discounted prices and, under certain circumstances, receive favorable tax treatment when they sell the stock. Lord Abbett generally follows management’s voting recommendation concerning employee stock purchase plans, although we generally do not support plans that are dilutive.

D. Corporate Matters

1. Charter amendments – A company’s charter documents, which may consist of articles of incorporation or a declaration of trust and bylaws, govern the company’s organizational matters and affairs. Lord Abbett believes that management normally is in the best position to determine appropriate amendments to a company’s governing documents. Some charter amendment proposals involve routine matters, such as changing a company’s name or procedures relating to the conduct of shareholder meetings. Lord Abbett believes that such routine matters do not materially affect shareholder interests and, therefore, we vote with management with respect to them in all cases. Other types of charter amendments, however, are more substantive in nature and may impact shareholder interests. We consider such proposals on a case-by-case basis to the extent they are not explicitly covered by these guidelines.

2. Changes to capital structure – A company may propose amendments to its charter documents to change the number of authorized shares or create new classes of stock. We generally support proposals to increase a company’s number of authorized shares when the company has articulated a clear and reasonable purpose for the increase (for example, to facilitate a stock split, merger, acquisition, or restructuring). However, we generally oppose share capital increases that would have a dilutive effect. We also generally oppose proposals to create a new class of stock with superior voting rights.

3. Reincorporation – We generally follow management’s recommendation regarding proposals to change a company’s state of incorporation, although we consider the rationale for the reincorporation and the financial, legal, and corporate governance implications of the reincorporation. We will vote against reincorporation proposals that we believe contravene shareholders’ interests.

4. Mergers, acquisitions, and restructurings – A merger or acquisition involves combining two distinct companies into a single corporate entity. A restructuring involves a significant change in a company’s legal, operational, or structural features. After these kinds of transactions are completed, shareholders typically will own stock in a company that differs from the company whose shares they initially purchased. Thus, Lord Abbett views the decision to approve or reject a potential merger, acquisition, or restructuring as being equivalent to an investment decision. In evaluating such a proposal, Lord Abbett may consider the following factors, among others: (1) the anticipated financial and operating benefits; (2) the offer price; (3) the prospects of the resulting company; and (4) any expected changes in corporate governance and their impact on shareholder rights. We generally vote against management proposals to require a supermajority shareholder vote to approve mergers or other significant business combinations. We generally vote for shareholder proposals to lower supermajority vote requirements for mergers and acquisitions. We also generally vote against charter amendments that attempt to eliminate shareholder approval for acquisitions involving the issuance of more than 10% of a company’s voting stock.

E. Anti-Takeover Issues and Shareholder Rights

1. Proxy access – Proxy access proposals advocate permitting shareholders to have their nominees for election to a company’s board of directors included in the company’s proxy statement in opposition to the company’s own nominees. Recently proposed amendments4 to the U.S. Securities and Exchange Commission’s (the “SEC”) proxy rules would allow shareholders or groups of shareholders satisfying certain stock ownership and other eligibility requirements to include their director nominees on a company’s proxy ballot under certain limited circumstances. Proxy access initiatives enable shareholders to nominate their own directors without incurring the often substantial cost of preparing and mailing a proxy statement, making it less expensive and easier for shareholders to challenge incumbent directors. Lord Abbett supports such measures so long as they comport with the requirements set forth in the SEC’s proxy rules. However, we generally will vote with management on proposals that seek to allow proxy access subject to less stringent requirements.

2. Shareholder rights plans – Shareholder rights plans or “poison pills” are a mechanism of defending a company against takeover efforts. Poison pills allow current shareholders to purchase stock at discounted prices or redeem shares at a premium after a takeover, effectively making the company more expensive and less attractive to potential acquirers. Companies may employ other defensive tactics in combination with poison pills, such as golden parachutes that take effect upon a company’s change in control and therefore increase the cost of a takeover. Because poison pills can serve to entrench management and discourage takeover offers that may be attractive to shareholders, we generally vote in favor of proposals to eliminate poison pills and proposals to require that companies submit poison pills for shareholder ratification. In evaluating a poison pill proposal, however, Lord Abbett may consider the following factors, among others: (1) the duration of the poison pill; (2) whether we believe the poison pill facilitates a legitimate business strategy that is likely to enhance shareholder value; (3) our level of confidence in management; (4) whether we believe the poison pill will be used to force potential acquirers to negotiate with management and assure a degree of stability that will support good long-range corporate goals; and (5) the need to guard against takeover attempts.

3. Chewable pill provisions – A “chewable pill” is a variant of the poison pill that mandates a shareholder vote in certain situations, preventing management from automatically discouraging takeover offers that may be attractive to shareholders. We generally support chewable pill provisions that balance management’s and shareholders’ interests by including: (1) a redemption clause allowing the board to rescind a pill after a potential acquirer’s holdings exceed the applicable ownership threshold; (2) no dead- hand or no-hand pills, which would allow the incumbent board and their approved successors to control the pill even after they have been voted out of office; (3) sunset provisions that allow shareholders to review and reaffirm or redeem a pill after a predetermined time frame; and (4) a qualifying offer clause, which gives shareholders the ability to redeem a poison pill when faced with a bona fide takeover offer.

4. Anti-greenmail provisions – An anti-greenmail provision is a special charter provision that prohibits a company’s management from buying back shares at above market prices from potential acquirers without shareholder approval. We generally support such provisions, provided that they are not bundled with other measures that serve to entrench management or discourage attractive takeover offers.

5. Fair price provisions – A fair price provision is a special charter provision that requires that all selling shareholders receive the same price from a buyer. Fair price provisions are designed to protect shareholders from inequitable two-tier stock acquisition offers in which some shareholders may be bought out on disadvantageous terms. We generally support such provisions, provided that they are not bundled with other measures that serve to entrench management or discourage attractive takeover offers.

6. Rights to call special shareholder meetings – Proposals regarding rights to call special shareholder meetings normally seek approval of amendments to a company’s charter documents. Lord Abbett generally votes with management on proposals concerning rights to call special shareholder meetings. In

4 As of the date of these policies and procedures, the SEC has not yet issued final rule amendments regarding proxy access.

evaluating such a proposal, Lord Abbett may consider the following factors, among others: (1) the stock ownership threshold required to call a special meeting; (2) the purposes for which shareholders may call a special meeting; (3) whether the company’s annual meetings offer an adequate forum in which shareholders may raise their concerns; and (4) the anticipated economic impact on the company of having to hold additional shareholder meetings.

7. Supermajority vote requirements – A proposal that is subject to a supermajority vote must receive the support of more than a simple majority in order to pass. Supermajority vote requirements can have the effect of entrenching management by making it more difficult to effect change regarding a company and its corporate governance practices. Lord Abbett normally supports shareholders’ ability to approve or reject proposals based on a simple majority vote. Thus, we generally vote for proposals to remove supermajority vote requirements and against proposals to add them.

8. Cumulative voting – Under cumulative or proportional voting, each shareholder is allotted a number of votes equal to the number of shares owned multiplied by the number of directors to be elected. This voting regime strengthens the voting power of minority shareholders because it enables shareholders to cast multiple votes for a single nominee. Lord Abbett believes that a shareholder or group of shareholders using this technique to elect a director may seek to have the director represent a narrow special interest rather than the interests of the broader shareholder population. Accordingly, we generally vote against cumulative voting proposals.

9. Confidential voting – In a confidential voting system, all proxies, ballots, and voting tabulations that identify individual shareholders are kept confidential. An open voting system, by contrast, gives management the ability to identify shareholders who oppose its proposals. Lord Abbett believes that confidential voting allows shareholders to vote without fear of retribution or coercion based on their views. Thus, we generally support proposals that seek to preserve shareholders’ anonymity.

F. Social, Political, and Environmental Issues – Proposals relating to social, political, or environmental issues typically are initiated by shareholders and urge a company to disclose certain information or change certain business practices. Lord Abbett evaluates such proposals based on their effect on shareholder value rather than on their ideological merits. We generally follow management’s recommendation on social, political, and environmental proposals and tend to vote against proposals that are unduly burdensome or impose substantial costs on a company with no countervailing economic benefits to the company’s shareholders. Nonetheless, we pay particular attention to highly controversial issues, as well as instances where management has failed repeatedly to take corrective actions with respect to an issue.

G. Share Blocking – Certain foreign countries impose share blocking restrictions that would prohibit Lord Abbett from trading a company’s stock during a specified period before the company’s shareholder meeting. Lord Abbett believes that in these situations, the benefit of maintaining liquidity during the share blocking period outweighs the benefit of exercising our right to vote. Therefore, it is Lord Abbett’s general policy to not vote securities in cases where share blocking restrictions apply.

Adopted: September 17, 2009

APPENDIX F

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

PROXY VOTING POLICIES AND PROCEDURES

1. Application; General Principles

          1.1 These Proxy Voting Policies and Procedures apply to securities held in client accounts as to which NWQ Investment Management Company, LLC (“WQ”) has voting authority, directly or indirectly. Indirect voting authority exists where NWQ’s voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.

          1.2 NWQ shall vote proxies in respect of securities owned by or on behalf of a client in the client’s best interests and without regard to the interests of NWQ or any other client of NWQ.

2. Voting; Procedures

          2.1 To provide centralized management of the proxy voting process, NWQ shall establish a Proxy Voting Committee.

                    2.1.1 The Proxy Voting Committee shall be comprised of at least the following persons: one senior portfolio manager and the Compliance Director.

                    2.1.2 The Proxy Voting Committee shall:

-

supervise the proxy voting process, including the identification of material conflicts of interest involving NWQ and the proxy voting process in respect of securities owned by or on behalf of such clients;

-	determine how to vote proxies relating to issues not covered by these Policies and Procedures; and

-	determine when NWQ may deviate from these Policies and Procedures.

          2.2 Unless the Proxy Voting Committee otherwise determines (and documents the basis for its decision) or as otherwise provided below, the Proxy Voting Committee shall cause proxies to be voted in a manner consistent with the proxy voting guidelines established by Institutional Shareholder Services, Inc.(SM) (“ISS Guidelines”) or with the AFL-CIO Guidelines if selected by the client in writing, attached respectively as Exhibits A and B hereto and incorporated herein by reference, (hereafter both the ISS Guidelines and AFL-CIO Guidelines are together referred to as “Voting Guidelines”).

                    2.2.1 Where any material conflict of interest has been identified and the matter is covered by the Voting Guidelines, the Proxy Voting Committee shall cause proxies to be voted in accordance with the Voting Guidelines.

                    2.2.2 For clients that are registered investment companies (“Funds”), where a material conflict of interest has been identified and the matter is not covered by the ISS Guidelines, NWQ shall disclose the conflict and the Proxy Voting Committee’s determination of the manner in which to vote to the Fund’s Board or its designated committee. The Proxy Voting Committee’s determination shall take into account only the interests of the Fund, and the Proxy Voting Committee shall document the basis for the decision and furnish the documentation to the Fund’s Board or its designated committee.

                    2.2.3 For clients other than Funds, where a material conflict of interest has been identified and the matter is not covered by the Voting Guidelines, the Proxy Voting Committee shall disclose the conflict to the client and advise the client that its securities will be voted only upon the client’s written direction.

          2.3 NWQ may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients’ overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as NWQ deems appropriate under the circumstances.

                    2.3.1 Generally, NWQ does not intend to vote proxies associated with the securities of any issuer if as a result of voting, subsequent purchases or sales of such securities would be blocked. However, NWQ may decide, on an individual security basis, that it is in the best interests of its clients for NWQ to vote the proxy associated with such a security, taking into account the loss of liquidity.

                    2.3.2 To the extent that NWQ receives proxies for securities that are transferred into a client’s portfolio that were not recommended or selected by NWQ and are sold or expected to be sold promptly in an orderly manner (“legacy securities”), NWQ will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NWQ’s interest in maximizing the value of client investments. NWQ may consider an institutional client’s special request to vote a legacy security proxy, and if agreed would vote such proxy in accordance with the guidelines below.

                    2.3.3 In addition, the Proxy Voting Committee may determine: (a) not to recall securities on loan if, in its judgment, the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or, (b) in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

3. Conflicts of Interest

          3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies and Procedures:

                    3.1.1 The issuer is a client of NWQ.

                    3.1.2 The issuer is an entity in which a member of the Executive Committee or Proxy Committee of NWQ or a relative(1) of any such person is or was an officer, director or employee, or such person or relative otherwise has received more than $1,000 from the issuer during NWQ’s last three fiscal years, other than the receipt of interest, dividends, capital gains or proceeds from an insurance company for a claim.

                    3.1.3 The matter under consideration could reasonably be expected to result in a financial benefit to NWQ of at least $10,000 through the end of NWQ’s next two full fiscal years (for example, a vote to increase an investment advisory fee for a mutual fund advised by NWQ or an affiliate).

                    3.1.4 Another client or prospective client of NWQ, directly or indirectly, conditions future engagement of NWQ on voting proxies in respect of any client’s securities on a particular matter in a particular way.

                    3.1.5 Any other circumstance where NWQ’s duty to serve its clients’ interests, typically referred to as its “duty of loyalty,” could be compromised.

                    3.1.6 Notwithstanding the foregoing, a conflict of interest described in Section 3.1 shall not be considered material for the purposes of these Policies and Procedures in respect of a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

(1) For the purposes of these Guidelines, “relative” includes the following family members: spouse, minor children or stepchildren.

                    3.1.7 Notwithstanding the foregoing, in its process of determining whether there are material conflicts of interest, NWQ does not consider information about the business arrangements of its affiliates or their officers and directors.

4. Recordkeeping and Retention

          4.1 NWQ shall retain records relating to the voting of proxies, including:

          4.1.1 Copies of these Policies and Procedures and any amendments thereto.

                    4.1.2 A copy of each proxy ballot and proxy statement filed by the issuer with the Securities and Exchange Commission (“Proxy Statement”) that NWQ receives regarding client securities.

                    4.1.3 Records of each vote cast by NWQ on behalf of clients; these records may be maintained on an aggregate basis.

                    4.1.4 A copy of any documents created by NWQ that were material to making a decision on how to vote or that memorializes the basis for that decision.

                    4.1.5 A copy of each written request for information on how NWQ voted proxies on behalf of the client, and a copy of any written response by NWQ to any (oral or written) request for information on how NWQ voted.

          4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of NWQ’s fiscal year during which the last entry was made in the records, the first two years in an appropriate office of NWQ.

          4.3 NWQ may rely on Proxy Statements filed on the SEC’s EDGAR system or on Proxy Statements and records of votes cast by NWQ maintained by a third party, such as a proxy voting service. Adopted: June 24, 2003

EXHIBIT A

ISS PROXY VOTING GUIDELINES SUMMARY

1. OPERATIONAL ITEMS

ADJOURN MEETING

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

AMEND QUORUM REQUIREMENTS

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

AMEND MINOR BYLAWS

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

CHANGE COMPANY NAME

Vote FOR proposals to change the corporate name.

CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING

Vote FOR management proposals to change the date/time/location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date/time/location of the annual meeting unless the current scheduling or location is unreasonable.

RATIFYING AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

-	An auditor has a financial interest in or association with the company, and is therefore not independent

-	Fees for non-audit services are excessive, or

-	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote FOR shareholder proposals asking for audit firm rotation, unless the rotation period is so short (less than five years) that it would be unduly burdensome to the company.

TRANSACT OTHER BUSINESS

Vote AGAINST proposals to approve other business when it appears as voting item.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors’ investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being withheld. These instances include directors who:

-	Attend less than 75 percent of the board and committee meetings without a valid excuse

-	Implement or renew a dead-hand or modified dead-hand poison pill

-	Ignore a shareholder proposal that is approved by a majority of the shares outstanding

-	Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

-	Failed to act on takeover offers where the majority of the shareholders tendered their shares

-	Are inside directors or affiliated outsiders and sit on the audit, compensation, or nominating committees

-	Are inside directors or affiliated outsiders and the full board serves as the audit, compensation, or nominating committee or the company does not have one of these committees

-	Are audit committee members and the non-audit fees paid to the auditor are excessive.

In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to withhold votes.

AGE LIMITS

Vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors.

BOARD SIZE

Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company’s other governance provisions.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard.

Vote AGAINST proposals to eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if both of the following apply:

-	The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

-	Only if the director’s legal expenses would be covered.

ESTABLISH/AMEND NOMINEE QUALIFICATIONS

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board. Vote AGAINST shareholder proposals requiring two candidates per board seat.

FILLING VACANCIES/REMOVAL OF DIRECTORS

Vote AGAINST proposals that provide that directors may be removed only for cause. Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, the following factors should be taken into account in determining whether the proposal warrants support:

-	Designated lead director appointed from the ranks of the independent board members with clearly delineated duties

-	Majority of independent directors on board

-	All-independent key committees

-	Committee chairpersons nominated by the independent directors

-	CEO performance reviewed annually by a committee of outside directors

-	Established governance guidelines

-	Company performance.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

STOCK OWNERSHIP REQUIREMENTS

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

TERM LIMITS

Vote AGAINST shareholder proposals to limit the tenure of outside directors.

3. PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors:

-	Long-term financial performance of the target company relative to its industry; management’s track record

-	Background to the proxy contest

-	Qualifications of director nominees (both slates)

-	Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

REIMBURSING PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS

Votes on advance notice proposals are determined on a CASE-BY-CASE basis, giving support to those proposals which allow shareholders to submit proposals as close to the meeting date as reasonably possible and within the broadest window possible.

AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill.

Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent. Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS

APPRAISAL RIGHTS

Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

ASSET PURCHASES

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

-	Purchase price

-	Fairness opinion

-	Financial and strategic benefits

-	How the deal was negotiated

-	Conflicts of interest

-	Other alternatives for the business

-	Noncompletion risk.

ASSET SALES

Votes on asset sales should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Impact on the balance sheet/working capital

-	Potential elimination of diseconomies

-	Anticipated financial and operating benefits

-	Anticipated use of funds

-	Value received for the asset

-	Fairness opinion

-	How the deal was negotiated

-	Conflicts of interest.

BUNDLED PROPOSALS

Review on a CASE-BY-CASE basis bundled or “conditioned” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote against the proposals. If the combined effect is positive, support such proposals.

CONVERSION OF SECURITIES

Votes on proposals regarding conversion of securities are determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

CORPORATE REORGANIZATION/DEBT RESTRUCTURING/PREPACKAGED BANKRUPTCY PLANS/REVERSE LEVERAGED BUYOUTS/WRAP PLANS

Votes on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan are determined on a CASE-BY-CASE basis, taking into consideration the following:

-	Dilution to existing shareholders’ position

-	Terms of the offer

-	Financial issues

-	Management’s efforts to pursue other alternatives

-	Control issues

-	Conflicts of interest.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

FORMATION OF HOLDING COMPANY

Votes on proposals regarding the formation of a holding company should be determined on a CASE-BY-CASE basis, taking into consideration the following:

-	The reasons for the change

-	Any financial or tax benefits

-	Regulatory benefits

-	Increases in capital structure

-	Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

-	Increases in common or preferred stock in excess of the allowable maximum as calculated by the ISS Capital Structure model

-	Adverse changes in shareholder rights

GOING PRIVATE TRANSACTIONS (LBOS AND MINORITY SQUEEZEOUTS)

Vote going private transactions on a CASE-BY-CASE basis, taking into account the following: offer price/premium, fairness opinion, how the deal was negotiated, conflicts of interest, other alternatives/offers considered, and noncompletion risk.

JOINT VENTURES

Votes CASE-BY-CASE on proposals to form joint ventures, taking into account the following: percentage of assets/business contributed, percentage ownership, financial and strategic benefits, governance structure, conflicts of interest, other alternatives, and noncompletion risk.

LIQUIDATIONS

Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

MERGERS AND ACQUISITIONS/ ISSUANCE OF SHARES TO FACILITATE MERGER OR ACQUISITION

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, determining whether the transaction enhances shareholder value by giving consideration to the following:

-	Prospects of the combined company, anticipated financial and operating benefits

-	Offer price

-	Fairness opinion

-	How the deal was negotiated

-	Changes in corporate governance

-	Change in the capital structure

-	Conflicts of interest.

PRIVATE PLACEMENTS/WARRANTS/CONVERTIBLE DEBENTURES

Votes on proposals regarding private placements should be determined on a CASE-BY-CASE basis. When evaluating these proposals the investor should review: dilution to existing shareholders’ position, terms of the offer, financial issues, management’s efforts to pursue other alternatives, control issues, and conflicts of interest. Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

SPIN-OFFS

Votes on spin-offs should be considered on a CASE-BY-CASE basis depending on:

-	Tax and regulatory advantages

-	Planned use of the sale proceeds

-	Valuation of spin-off

-	Fairness opinion

-	Benefits to the parent company

-	Conflicts of interest

-	Managerial incentives

-	Corporate governance changes

-	Changes in the capital structure.

VALUE MAXIMIZATION PROPOSALS

Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors: prolonged poor performance with no turnaround in sight, signs of entrenched board and management, strategic plan in place for improving value, likelihood of receiving reasonable value in a sale or dissolution, and whether company is actively exploring its strategic options, including retaining a financial advisor.

6. STATE OF INCORPORATION

CONTROL SHARE ACQUISITION PROVISIONS

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions. Vote FOR proposals to restore voting rights to the control shares.

CONTROL SHARE CASHOUT PROVISIONS

Vote FOR proposals to opt out of control share cashout statutes.

DISGORGEMENT PROVISIONS

Vote FOR proposals to opt out of state disgorgement provisions.

FAIR PRICE PROVISIONS

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price. Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

FREEZEOUT PROVISIONS

Vote FOR proposals to opt out of state freezeout provisions.

GREENMAIL

Vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

REINCORPORATION PROPOSALS

Proposals to change a company’s state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

STAKEHOLDER PROVISIONS

Vote AGAINST proposals that ask the board to consider nonshareholder constituencies or other nonfinancial effects when evaluating a merger or business combination.

STATE ANTITAKEOVER STATUTES

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

7. CAPITAL STRUCTURE

ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Vote FOR management proposals to reduce the par value of common stock.

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being delisted or if a company’s ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

-	It is intended for financing purposes with minimal or no dilution to current shareholders

-	It is not designed to preserve the voting power of an insider or significant shareholder

ISSUE STOCK FOR USE WITH RIGHTS PLAN

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a shareholder rights plan (poison pill).

PREEMPTIVE RIGHTS

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

PREFERRED STOCK

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock).

Vote FOR proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.

RECAPITALIZATION

Votes CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following: more simplified capital structure, enhanced liquidity, fairness of conversion terms, impact on voting power and dividends, reasons for the reclassification, conflicts of interest, and other alternatives considered.

REVERSE STOCK SPLITS

Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote FOR management proposals to implement a reverse stock split to avoid delisting.

Votes on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue should be determined on a CASE-BY-CASE basis using a model developed by ISS.

SHARE REPURCHASE PROGRAMS

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by ISS.

TRACKING STOCK

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis, weighing the strategic value of the transaction against such factors as: adverse governance changes, excessive increases in authorized capital stock, unfair method of distribution, diminution of voting rights, adverse conversion features, negative impact on stock option plans, and other alternatives such as spin-off.

8. EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC’s rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders’ equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to executives, adjusted for:

-	Long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index),

-	Cash compensation, and

-	Categorization of the company as emerging, growth, or mature.

These adjustments are pegged to market capitalization. ISS will continue to examine other features of proposed pay plans such as administration, payment terms, plan duration, and whether the administering committee is permitted to reprice underwater stock options without shareholder approval.

DIRECTOR COMPENSATION

Votes on compensation plans for directors are determined on a CASE-BY-CASE basis, using a proprietary, quantitative model developed by ISS.

STOCK PLANS IN LIEU OF CASH

Votes for plans which provide participants with the option of taking all or a portion of their cash compensation in the form of stock are determined on a CASE-BY-CASE basis.

Vote FOR plans which provide a dollar-for-dollar cash for stock exchange.

Votes for plans which do not provide a dollar-for-dollar cash for stock exchange should be determined on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

DIRECTOR RETIREMENT PLANS

Vote AGAINST retirement plans for nonemployee directors.

Vote FOR shareholder proposals to eliminate retirement plans for nonemployee directors.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

-	Historic trading patterns

-	Rationale for the repricing

-	Value-for-value exchange

-	Option vesting

-	Term of the option

-	Exercise price

-	Participation.

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

-	Purchase price is at least 85 percent of fair market value

-	Offering period is 27 months or less, and

-	Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the following apply:

-	Purchase price is less than 85 percent of fair market value, or

-	Offering period is greater than 27 months, or

-	VPD is greater than ten percent

INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)

Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m).

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) should be considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by ISS.

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares.)

401(K) EMPLOYEE BENEFIT PLANS

Vote FOR proposals to implement a 401(k) savings plan for employees.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only. Vote FOR shareholder proposals to put option repricings to a shareholder vote.

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

OPTION EXPENSING

Generally vote FOR shareholder proposals asking the company to expense stock options, unless the company has already publicly committed to expensing options by a specific date.

PERFORMANCE-BASED STOCK OPTIONS

Vote CASE-BY-CASE on shareholder proposals advocating the use of performance-based stock options (indexed, premium-priced, and performance-vested options), taking into account:

-	Whether the proposal mandates that all awards be performance-based

-	Whether the proposal extends beyond executive awards to those of lower-ranking employees

-	Whether the company’s stock-based compensation plans meet ISS’s SVT criteria and do not violate our repricing guidelines

GOLDEN AND TIN PARACHUTES

Vote FOR shareholder proposals to require golden and tin parachutes (executive severance agreements) to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden or tin parachutes. An acceptable parachute should include the following:

-	The parachute should be less attractive than an ongoing employment opportunity with the firm

-	The triggering mechanism should be beyond the control of management

-	The amount should not exceed three times base salary plus guaranteed benefits

9. SOCIAL AND ENVIRONMENTAL ISSUES

CONSUMER ISSUES AND PUBLIC SAFETY ANIMAL RIGHTS

Vote CASE-BY-CASE on proposals to phase out the use of animals in product testing, taking into account:

-	The nature of the product and the degree that animal testing is necessary or federally mandated (such as medical products),

-	The availability and feasibility of alternatives to animal testing to ensure product safety, and

-	The degree that competitors are using animal-free testing.

Generally vote FOR proposals seeking a report on the company’s animal welfare standards unless:

-	The company has already published a set of animal welfare standards and monitors compliance

-	The company’s standards are comparable to or better than those of peer firms, and

-	There are no serious controversies surrounding the company’s treatment of animals

DRUG PRICING

Vote CASE-BY-CASE on proposals asking the company to implement price restraints on pharmaceutical products, taking into account:

-	Whether the proposal focuses on a specific drug and region

-	Whether the economic benefits of providing subsidized drugs (e.g., public goodwill) outweigh the costs in terms of reduced profits, lower R&D spending, and harm to competitiveness

-	The extent that reduced prices can be offset through the company’s marketing budget without affecting R&D spending

-	Whether the company already limits price increases of its products

-	Whether the company already contributes life-saving pharmaceuticals to the needy and Third World countries

-	The extent that peer companies implement price restraints

GENETICALLY MODIFIED FOODS

Vote CASE-BY-CASE on proposals to label genetically modified (GMO) ingredients voluntarily in the company’s products, or alternatively to provide interim labeling and eventually eliminate GMOs, taking into account:

-	The costs and feasibility of labeling and/or phasing out

-	The nature of the company’s business and the proportion of it affected by the proposal

-	The proportion of company sales in markets requiring labeling or GMO-free products

-	The extent that peer companies label or have eliminated GMOs

-	Competitive benefits, such as expected increases in consumer demand for the company’s products

-	The risks of misleading consumers without federally mandated, standardized labeling

-	Alternatives to labeling employed by the company.

Vote FOR proposals asking for a report on the feasibility of labeling products containing GMOs.

Vote AGAINST proposals to completely phase out GMOs from the company’s products. Such resolutions presuppose that there are proven health risks to GMOs — an issue better left to federal regulators — which outweigh the economic benefits derived from biotechnology.

Vote CASE-BY-CASE on reports outlining the steps necessary to eliminate GMOs from the company’s products, taking into account:

-	The relevance of the proposal in terms of the company’s business and the proportion of it affected by the resolution

-	The extent that peer companies have eliminated GMOs

-	The extent that the report would clarify whether it is viable for the company to eliminate GMOs from its products

-	Whether the proposal is limited to a feasibility study or additionally seeks an action plan and timeframe actually to phase out GMOs

-	The percentage of revenue derived from international operations, particularly in Europe, where GMOs are more regulated.

Vote AGAINST proposals seeking a report on the health and environmental effects of GMOs and the company’s strategy for phasing out GMOs in the event they become illegal in the United States. Studies of this sort are better undertaken by regulators and the scientific community. If made illegal in the United States, genetically modified crops would automatically be recalled and phased out.

HANDGUNS

Generally vote AGAINST requests for reports on a company’s policies aimed at curtailing gun violence in the United States unless the report is confined to product safety information. Criminal misuse of firearms is beyond company control and instead falls within the purview of law enforcement agencies.

PREDATORY LENDING

Vote CASE-BY CASE on requests for reports on the company’s procedures for preventing predatory lending, including the establishment of a board committee for oversight, taking into account:

-	Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices

-	Whether the company has adequately disclosed the financial risks of its subprime business

-	Whether the company has been subject to violations of lending laws or serious lending controversies

-	Peer companies’ policies to prevent abusive lending practices.

TOBACCO

Most tobacco-related proposals should be evaluated on a CASE-BY-CASE basis, taking into account the following factors: Second-hand smoke:

-	Whether the company complies with all local ordinances and regulations

-	The degree that voluntary restrictions beyond those mandated by law might hurt the company’s competitiveness

-	The risk of any health-related liabilities.

Advertising to youth:

-	Whether the company complies with federal, state, and local laws on the marketing of tobacco or if it has been fined for violations

-	Whether the company has gone as far as peers in restricting advertising

-	Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth

-	Whether restrictions on marketing to youth extend to foreign countries

CEASE PRODUCTION OF TOBACCO-RELATED PRODUCTS OR AVOID SELLING PRODUCTS TO TOBACCO COMPANIES:

-	The percentage of the company’s business affected

-	The economic loss of eliminating the business versus any potential tobacco-related liabilities.

SPIN-OFF TOBACCO-RELATED BUSINESSES:

-	The percentage of the company’s business affected

-	The feasibility of a spin-off

-	Potential future liabilities related to the company’s tobacco business.

STRONGER PRODUCT WARNINGS:

Vote AGAINST proposals seeking stronger product warnings. Such decisions are better left to public health authorities.

INVESTMENT IN TOBACCO STOCKS:

Vote AGAINST proposals prohibiting investment in tobacco equities. Such decisions are better left to portfolio managers.

ENVIRONMENT AND ENERGY

ARCTIC NATIONAL WILDLIFE REFUGE

Vote CASE-BY-CASE on reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR), taking into account:

-	Whether there are publicly available environmental impact reports;

-	Whether the company has a poor environmental track record, such as violations of federal and state regulations or accidental spills; and

-	The current status of legislation regarding drilling in

ANWR. CERES PRINCIPLES

Vote CASE-BY-CASE on proposals to adopt the CERES Principles, taking into account:

-	The company’s current environmental disclosure beyond legal requirements, including environmental health and safety (EHS) audits and reports that may duplicate CERES

-	The company’s environmental performance record, including violations of federal and state regulations, level of toxic emissions, and accidental spills

-	Environmentally conscious practices of peer companies, including endorsement of CERES

-	Costs of membership and implementation.

ENVIRONMENTAL REPORTS

Generally vote FOR requests for reports disclosing the company’s environmental policies unless it already has well-documented environmental management systems that are available to the public.

GLOBAL WARMING

Generally vote FOR reports on the level of greenhouse gas emissions from the company’s operations and products, unless the report is duplicative of the company’s current environmental disclosure and reporting or is not integral to the company’s line of business. However, additional reporting may be warranted if:

-	The company’s level of disclosure lags that of its competitors, or

-	The company has a poor environmental track record, such as violations of federal and state regulations.

RECYCLING

Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

-	The nature of the company’s business and the percentage affected o The extent that peer companies are recycling

-	The timetable prescribed by the proposal

-	The costs and methods of implementation

-	Whether the company has a poor environmental track record, such as violations of federal and state regulations.

RENEWABLE ENERGY

Vote CASE-BY-CASE on proposals to invest in renewable energy sources, taking into account:

-	The nature of the company’s business and the percentage affected

-	The extent that peer companies are switching from fossil fuels to cleaner sources

-	The timetable and specific action prescribed by the proposal

-	The costs of implementation

-	The company’s initiatives to address climate change

Generally vote FOR requests for reports on the feasibility of developing renewable energy sources, unless the report is duplicative of the company’s current environmental disclosure and reporting or is not integral to the company’s line of business.

GENERAL CORPORATE ISSUES

LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities. Such resolutions should be evaluated in the context of:

-	The relevance of the issue to be linked to pay

-	The degree that social performance is already included in the company’s pay structure and disclosed

-	The degree that social performance is used by peer companies in setting pay

-	Violations or complaints filed against the company relating to the particular social performance measure

-	Artificial limits sought by the proposal, such as freezing or capping executive pay

-	Independence of the compensation committee

-	Current company pay levels.

CHARITABLE/POLITICAL CONTRIBUTIONS

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

-	The company is in compliance with laws governing corporate political activities, and

-	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and not coercive.

Vote AGAINST proposals to report or publish in newspapers the company’s political contributions. Federal and state laws restrict the amount of corporate contributions and include reporting requirements.

Vote AGAINST proposals disallowing the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

LABOR STANDARDS AND HUMAN RIGHTS CHINA PRINCIPLES

Vote AGAINST proposals to implement the China Principles unless:

-	There are serious controversies surrounding the company’s China operations, and

-	The company does not have a code of conduct with standards similar to those promulgated by the International Labor Organization (ILO).

COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS

Vote CASE-BY-CASE on requests for reports detailing the company’s operations in a particular country and steps to protect human rights, based on:

-	The nature and amount of company business in that country

-	The company’s workplace code of conduct

-	Proprietary and confidential information involved

-	Company compliance with U.S. regulations on investing in the country

-	Level of peer company involvement in the country.

INTERNATIONAL CODES OF CONDUCT/VENDOR STANDARDS

Vote CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring. In evaluating these proposals, the following should be considered:

-	The company’s current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent

-	Agreements with foreign suppliers to meet certain workplace standards

-	Whether company and vendor facilities are monitored and how

-	Company participation in fair labor organizations

-	Type of business

-	Proportion of business conducted overseas

-	Countries of operation with known human rights abuses

-	Whether the company has been recently involved in significant labor and human rights controversies or violations

-	Peer company standards and practices

-	Union presence in company’s international factories

Generally vote FOR reports outlining vendor standards compliance unless any of the following apply:

-	The company does not operate in countries with significant human rights violations

-	The company has no recent human rights controversies or violations, or

-	The company already publicly discloses information on its vendor standards compliance.

MACBRIDE PRINCIPLES

Vote CASE-BY-CASE on proposals to endorse or increase activity on the MacBride Principles, taking into account:

-	Company compliance with or violations of the Fair Employment Act of 1989

-	Company antidiscrimination policies that already exceed the legal requirements

-	The cost and feasibility of adopting all nine principles

-	The cost of duplicating efforts to follow two sets of standards (Fair Employment and the MacBride Principles)

-	The potential for charges of reverse discrimination

-	The potential that any company sales or contracts in the rest of the United Kingdom could be negatively impacted

-	The level of the company’s investment in Northern Ireland

-	The number of company employees in Northern Ireland

-	The degree that industry peers have adopted the MacBride Principles

-	Applicable state and municipal laws that limit contracts with companies that have not adopted the MacBride Principles.

MILITARY BUSINESS

FOREIGN MILITARY SALES/OFFSETS

Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

LANDMINES AND CLUSTER BOMBS

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in antipersonnel landmine production, taking into account:

-	Whether the company has in the past manufactured landmine components

-	Whether the company’s peers have renounced future production

Vote CASE-BY-CASE on proposals asking a company to renounce future involvement in cluster bomb production, taking into account:

-	What weapons classifications the proponent views as cluster bombs

-	Whether the company currently or in the past has manufactured cluster bombs or their components

-	The percentage of revenue derived from cluster bomb manufacture

-	Whether the company’s peers have renounced future production

NUCLEAR WEAPONS

Vote AGAINST proposals asking a company to cease production of nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Components and delivery systems serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company’s business.

SPACED-BASED WEAPONIZATION

Generally vote FOR reports on a company’s involvement in spaced-based weaponization unless:

-	The information is already publicly available or

-	The disclosures sought could compromise proprietary information.

WORKPLACE DIVERSITY

BOARD DIVERSITY

Generally vote FOR reports on the company’s efforts to diversify the board, unless:

-	The board composition is reasonably inclusive in relation to companies of similar size and business or

-	The board already reports on its nominating procedures and diversity initiatives.

Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

-	The degree of board diversity

-	Comparison with peer companies

-	Established process for improving board diversity

-	Existence of nominating committee

-	Use of outside search firm

-	History of EEO violations.

EQUAL EMPLOYMENT OPPORTUNITY (EEO)

Generally vote FOR reports outlining the company’s affirmative action initiatives unless all of the following apply:

-	The company has well-documented equal opportunity programs

-	The company already publicly reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

-	The company has no recent EEO-related violations or litigation.

Vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administration burden on the company.

GLASS CEILING

Generally vote FOR reports outlining the company’s progress towards the Glass Ceiling Commission’s business recommendations, unless:

-	The composition of senior management and the board is fairly inclusive

-	The company has well-documented programs addressing diversity initiatives and leadership development

-	The company already issues public reports on its company-wide affirmative initiatives and provides data on its workforce diversity, and

-	The company has had no recent, significant EEO-related violations or litigation

SEXUAL ORIENTATION

Vote CASE-BY-CASE on proposals to amend the company’s EEO policy to include sexual orientation, taking into account:

-	Whether the company’s EEO policy is already in compliance with federal, state and local laws

-	Whether the company has faced significant controversies or litigation regarding unfair treatment of gay and lesbian employees

-	The industry norm for including sexual orientation in EEO statements

-	Existing policies in place to prevent workplace discrimination based on sexual orientation

Vote AGAINST proposals to extend company benefits to or eliminate benefits from domestic partners. Benefit decisions should be left to the discretion of the company.

10. MUTUAL FUND PROXIES ELECTION OF DIRECTORS

Vote to elect directors on a CASE-BY-CASE basis, considering the following factors:

-	Board structure

-	Director independence and qualifications

-	Attendance at board and committee meetings.

Votes should be withheld from directors who:

-

Attend less than 75 percent of the board and committee meetings without a valid excuse for the absences. Valid reasons include illness or absence due to company business. Participation via telephone is acceptable. In addition, if the director missed only one meeting or one day’s meetings, votes should not be withheld even if such absence dropped the director’s attendance below 75 percent.

-	Ignore a shareholder proposal that is approved by a majority of shares outstanding

-	Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

-	Are interested directors and sit on the audit or nominating committee, or

-	Are interested directors and the full board serves as the audit or nominating committee or the company does not have one of these committees.

CONVERT CLOSED-END FUND TO OPEN-END FUND

Vote conversion proposals on a CASE-BY-CASE basis, considering the following factors:

-	Past performance as a closed-end fund

-	Market in which the fund invests

-	Measures taken by the board to address the discount

-	Past shareholder activism, board activity

-	Votes on related proposals.

PROXY CONTESTS

Votes on proxy contests should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Past performance relative to its peers

-	Market in which fund invests

-	Measures taken by the board to address the issues

-	Past shareholder activism, board activity, and votes on related proposals

-	Strategy of the incumbents versus the dissidents

-	Independence of directors

-	Experience and skills of director candidates

-	Governance profile of the company

-	Evidence of management entrenchment

INVESTMENT ADVISORY AGREEMENTS

Votes on investment advisory agreements should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Proposed and current fee schedules

-	Fund category/investment objective

-	Performance benchmarks

-	Share price performance compared to peers

-	Resulting fees relative to peers

-	Assignments (where the advisor undergoes a change of control).

APPROVE NEW CLASSES OR SERIES OF SHARES

Vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS

Votes on the authorization for or increase in preferred shares should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Stated specific financing purpose

-	Possible dilution for common shares

-	Whether the shares can be used for antitakeover purposes.

1940 ACT POLICIES

Votes on 1940 Act policies should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Potential competitiveness

-	Regulatory developments

-	Current and potential returns

-	Current and potential risk.

Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

CHANGE FUNDAMENTAL RESTRICTION TO NONFUNDAMENTAL RESTRICTION

Proposals to change a fundamental restriction to a nonfundamental restriction should be evaluated on a CASE-BY-CASE basis, considering the following factors:

-	The fund’s target investments

-	The reasons given by the fund for the change

-	The projected impact of the change on the portfolio.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Vote AGAINST proposals to change a fund’s fundamental investment objective to nonfundamental.

NAME CHANGE PROPOSALS

Votes on name change proposals should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Political/economic changes in the target market

-	Consolidation in the target market

-	Current asset composition

CHANGE IN FUND’S SUBCLASSIFICATION

Votes on changes in a fund’s subclassification should be determined on a CASE-BY-CASE basis, considering the following factors:

-	Potential competitiveness

-	Current and potential returns

-	Risk of concentration

-	Consolidation in target industry

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote these proposals on a CASE-BY-CASE basis, considering the following factors:

-	Strategies employed to salvage the company

-	The fund’s past performance

-	Terms of the liquidation.

CHANGES TO THE CHARTER DOCUMENT

Votes on changes to the charter document should be determined on a CASE-BY-CASE basis, considering the following factors:

-	The degree of change implied by the proposal

-	The efficiencies that could result

-	The state of incorporation

-	Regulatory standards and implications.

Vote AGAINST any of the following changes:

-	Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series

-	Removal of shareholder approval requirement for amendments to the new declaration of trust

-

Removal of shareholder approval requirement to amend the fund’s management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act

-	Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund’s shares

-	Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements

-	Removal of shareholder approval requirement to change the domicile of the fund

CHANGE THE FUND’S DOMICILE

Vote reincorporations on a CASE-BY-CASE basis, considering the following factors:

-	Regulations of both states

-	Required fundamental policies of both states

-	Increased flexibility available.

AUTHORIZE THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

DISTRIBUTION AGREEMENTS

Vote these proposals on a CASE-BY-CASE basis, considering the following factors:

-	Fees charged to comparably sized funds with similar objectives

-	The proposed distributor’s reputation and past performance

-	The competitiveness of the fund in the industry

-	Terms of the agreement.

MASTER-FEEDER STRUCTURE

Vote FOR the establishment of a master-feeder structure.

MERGERS

Vote merger proposals on a CASE-BY-CASE basis, considering the following factors:

-	Resulting fee structure

-	Performance of both funds

-	Continuity of management personnel

-	Changes in corporate governance and their impact on shareholder rights.

SHAREHOLDER PROPOSALS TO ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

SHAREHOLDER PROPOSALS TO REIMBURSE PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis. In cases where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

SHAREHOLDER PROPOSALS TO TERMINATE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis, considering the following factors:

-	Performance of the fund’s NAV

-	The fund’s history of shareholder relations

-	The performance of other funds under the advisor’s management.

EXHIBIT B

Proxy Voter Services (PVS)

U.S. PROXY VOTING POLICY STATEMENT & GUIDELINES

U.S. Proxy Voting Policy
Statement and Guidelines

a) Fifth Edition, January 2003

Copyright (C) 2003 by Proxy Voter Services (PVS), a division of Institutional Shareholder Services (ISS Inc.) Persons receiving this Exhibit B are requested not to disseminate it to any third party.

All rights reserved. No part of this publication may be reproduced or transmitted in any form or by any means, electronic or mechanical, including photocopy, recording, or any information storage and retrieval system, without permission in writing from the publisher.

Requests for permission to make copies of any part of this work should be sent to:

PROXY VOTER SERVICES/ISS
2099 GAITHER ROAD, SUITE 501
ROCKVILLE, MD 20850-4045

PROXY VOTING POLICY STATEMENT AND GUIDELINES

This statement sets forth the proxy voting policy of Proxy Voter Services (PVS). The U.S. Department of Labor (DOL) has stated that the fiduciary act of managing plan assets that are shares of corporate stock includes the voting of proxies appurtenant to those shares of stock and that trustees may delegate this duty to an investment manager. ERISA section 3(38) defines an investment manager as any fiduciary who is registered as an investment adviser under the Investment Advisor Act of 1940. PVS is a registered investment adviser under the Investment Advisor Act of 1940.

PVS shall vote the proxies of its clients solely in the interest of their participants and beneficiaries and for the exclusive purpose of providing benefits to them. PVS shall not subordinate the interests of participants and beneficiaries to unrelated objectives. PVS shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. When proxies due to PVS’s clients have not been received, PVS will make reasonable efforts to obtain missing proxies. PVS is not responsible for voting proxies it does not receive.

PVS shall analyze each proxy on a CASE-BY-CASE basis, informed by the guidelines elaborated below, subject to the requirement that all votes shall be cast solely in the long-term interest of the participants and beneficiaries of the plans. PVS does not intend for these guidelines to be exhaustive. Hundreds of issues appear on proxy ballots every year, and it is neither practical nor productive to fashion voting guidelines and policies which attempt to address every eventuality. Rather, PVS’s guidelines are intended to cover the most significant and frequent proxy issues that arise. Issues not covered by the guidelines shall be voted in the interest of the participants and beneficiaries of the plan. PVS shall revise its guidelines as events warrant.

PVS shall report annually to its clients on proxy votes cast on their behalf. These proxy voting reports will demonstrate PVS’s compliance with its responsibilities and will facilitate clients’ monitoring of PVS. A copy of this Proxy Voting Policy Statement and Guidelines is provided to each client at the time PVS is retained. PVS shall provide its clients with revised copies of this proxy voting policy statement and guidelines whenever significant revisions have been made.

BOARD OF DIRECTORS

Electing directors is the single most important stock ownership right that shareholders can exercise. By electing directors who share their views, shareholders can help to define performance standards against which management can be held accountable.

According to the Report of the National Association of Corporate Directors’ Blue Ribbon Commission on Director Professionalism (1996): “The accepted governance paradigm is simple: management is accountable to the board and the board is accountable to shareholders... In the view of the Commission, the board does more than mechanically link those who manage the corporation and those who own it... Rather, as a surrogate for dispersed ownership, the board is at the very center of corporate governance itself.”

PVS holds directors to a high standard when voting on their election, qualifications, and compensation. PVS will evaluate directors fairly and objectively, rewarding them for significant contributions and holding them ultimately accountable to shareholders for corporate performance. Institutional investors should use their voting rights in uncontested elections to influence financial performance and corporate strategies for achieving long term shareholder value.

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes concerning the entire board of directors are examined using the following five factors:

-	Poor long-term corporate performance record relative to its peer index and S&P 500;

-	Lack of majority of independent directors or independence of the full board and key board committees (fully independent audit, compensation, and nominating committees);

-	Diversity of board;

-	Executive compensation related (excessive salaries/bonuses/pensions, history of repricing underwater stock options, imprudent use of company resources, misallocation of corporate assets, etc.); and

-	Failure of the board to properly respond to majority votes on shareholder proposals.

Votes on individual director nominees are made on a CASE-BY-CASE basis. Votes on individual directors are examined using the following eight factors:

-	Attendance of director nominees at board meetings of less than 75 percent in one year without valid reason or explanation;

-	Lack of independence on key board committees (i.e. audit, compensation, and nominating committees);

-	Failure to establish any key board committees (i.e. audit, compensation, or nominating);

-	Directors serving on an excessive number of other boards which could compromise their duties of care and loyalty;

-	Chapter 7 bankruptcy, SEC violations, and criminal investigations;

-	Interlocking directorships;

-	Performance of compensation committee members related to egregious executive compensation; and

-	Performance of audit committee members concerning excessive non-audit fees and the presence of auditor ratification upon the proxy ballot.

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Contested elections of directors frequently occur when a board candidate or “dissident slate” seeks election for the purpose of achieving a significant change in corporate policy or control of seats on the board. Competing slates will be evaluated on a CASE-BY-CASE basis with a number of considerations in mind. These include, but are not limited to, the following: personal qualifications of each candidate; the economic impact of the policies advanced by the dissident slate of nominees; and their expressed and demonstrated commitment to the interests of the shareholders of the company.

Votes in a contested election of directors are evaluated on a CASE-BY-CASE basis with the following seven factors in consideration:

-	Long-term financial performance of the target company relative to its industry;

-	Management’s historical track record;

-	Background to the proxy contest;

-	Qualifications of director nominees (both slates);

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Evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals in these proposals are realistic, achievable, demonstrable and viable under the current conditions by which the company operates;

-	Equity ownership positions; and

-	Total impact on all stakeholders.

CEO SERVING AS CHAIRMAN

Arguments have been made that a smaller company and its shareholders can benefit from the full-time attention of a joint chairman and CEO. This may be so in select cases (and indeed, using a case-by-case review of circumstances, there may be worthy exceptions). But, even in these cases, it is our general view that a person should only serve in the position of joint CEO and chairman on a temporary basis. Once a company reaches a point of maturity, these positions should be separated. Clearly, the prevalence of joint CEO/chairman positions in boardrooms has stretched well beyond the small-cap universe of companies. Today, roughly 60 percent of companies in both the S&P 500 and Russell 3000 fall into this category.

We strongly believe that the potential for conflicts of interest in the board’s supervisory and oversight duties trumps any possible corollary benefits that could ensue from a dual CEO/chairman scenario. Instead of having an ingrained quid pro quo situation whereby a company has a single leader overseeing both management and the boardroom, we believe that it is the board’s implicit duty to assume an impartial and objective role in overseeing the executive team’s overall performance. Shareholder interests are placed in jeopardy if the CEO of a company is required to report to a board that she/he also chairs. Inherent in the chairman’s job description is the duty to assess the CEO’s performance. This objectivity is obviously compromised when a chairman is in charge of evaluating her/his own performance. Moreover, the unification of chairman and CEO poses a direct threat to the smooth functioning of the entire board process since it is the ultimate responsibility of the chairman to set the agenda, facilitate discussion, and make sure that directors are given complete access to information in order to make informed decisions.

Two major components at the top of every public company are the running of the board and the executive responsibility for the running of the company’s business. Without doubt, there should be a clear division of responsibilities at the head of the company that will ensure a balance of power and authority, such that no one individual has unfettered powers of decision. When there is no clear division between the executive and board branches of a company, poor executive and/or board actions often go unchecked to the ultimate detriment of shareholders.(2) In the past, we have supported shareholder proposals calling to separate the positions of CEO and chairman. Our revised policy(3) is based upon this very principle and is merely an extension of this tenet of sound corporate governance.

-	Generally WITHHOLD votes from a CEO who is also serving in the role of chairman at the same company.

-	Generally support shareholder proposals calling for the separation of the CEO and chairman positions.

-	Generally support shareholder proposals calling for a non-executive director to serve as chairman who is not a former CEO or senior-level executive of the company.

INDEPENDENT DIRECTORS

PVS believes that a board independent from management is of vital importance to a company and its shareholders. Accordingly, PVS will cast votes in a manner that shall encourage the independence of boards. Independence will be evaluated based upon a number of factors, including: employment by the company or an affiliate in an executive capacity; past or current employment by a firm that is one of the company’s paid advisors or consultants; personal services contract with the company; family relationships of an executive or director of the company; interlocks with other companies on which the company’s chairman or chief executive officer is also a board member; and service with a non-profit that receives significant contributions from the company.

-	Generally support shareholder proposals that request that the board be comprised of a majority of independent directors.

-	Vote FOR shareholder proposals requesting that the key board committees (i.e. audit, compensation and/or nominating) include independent directors exclusively.

-	Vote AGAINST boards with a majority insider board composition.

DIRECTOR DIVERSITY

We support gender and ethnic diversity as an important component of a company’s board. Diversity brings different perspectives to a board that in turn leads to a more varied approach to board issues. We believe that increasing diversity in the boardroom to better reflect a company’s workforce, customers, and community enhances shareholder value.

-	Support proposals asking the board to make greater efforts to search for qualified female and minority candidates for nomination to the board of directors.

-	Support endorsement of a policy of board inclusiveness.

-	Support reporting to shareholders on a company’s efforts to increase diversity on their boards.

(2) Recent notable bankruptcies with joint chairman/CEOs include: John Rigas at Adelphia, Ken Lay at Enron, Dennis Kozlowski at Tyco, and Linda Wachner at Warnaco.

(3) New PVS policy implemented October 1, 2002.

STOCK OWNERSHIP REQUIREMENTS

Corporate directors should own some amount of stock of the companies on which they serve as board members. Stock ownership is a simple method to align the interests of directors with company shareholders. Nevertheless, many highly qualified individuals such as academics and clergy who can offer valuable perspectives in board rooms may be unable to purchase individual shares of stock. In such a circumstance, the preferred solution is to look at the board nominees individually and take stock ownership into consideration when voting on the merits of each candidate.

-	Vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director nominee or to remain on the board.

BOARD STRUCTURE

The ability to elect directors is the single most important use of the shareholder franchise, and all directors should be accountable on an annual basis. Annually elected boards provide the best governance system for accountability to shareholders. A classified board is a board that is divided into separate classes, with directors serving overlapping terms. A company with a classified board usually divides the board into three classes. Under this system, only one class of nominees comes up to shareholder vote at the AGM each year.

As a consequence of these staggered terms, shareholders only have the opportunity to vote on a single director approximately once every three years. A classified board makes it difficult to change control of the board through a proxy contest since it would normally take two years to gain control of a majority of board seats. Under a classified board, the possibility of management entrenchment greatly increases.

Many in management believe that staggered boards provide continuity. Some shareholders believe that in certain cases a staggered board can provide consistency and continuity in regard to decision-making and commitment that may be important to the long-term financial future of the company.

Nevertheless, empirical evidence suggests that staggered boards may not in all cases be in the shareholders best interests. A classified board can entrench management and effectively preclude most takeover bids or proxy contests.

-	Vote AGAINST classified boards when the issue comes up for vote.

LIMIT TERM OF OFFICE

Those who support term limits argue that this requirement would bring new ideas and approaches on to a board. Here again we prefer to look at directors as individuals rather than impose a strict rule.

-	Generally vote AGAINST shareholder proposals to limit the tenure of outside directors.

CUMULATIVE VOTING

Most corporations provide that shareholders are entitled to cast one vote for each share owned. Under a cumulative voting scheme the shareholder is permitted to have one vote per share for each director to be elected. Shareholders are permitted to apportion those votes in any manner they wish among the director candidates. Shareholders have the opportunity to elect a minority representative to a board through cumulative voting, thereby ensuring representation for all sizes of shareholders.

For example, if there is a company with a ten-member board and 500 shares outstanding -- the total number of votes that may be cast is 5,000. In this case a shareholder with 51 shares (10.2 percent of the outstanding shares) would be guaranteed one board seat because all votes may be cast for one candidate. Without cumulative voting, anyone controlling 51 percent of shares would control the election of all ten directors.

Shareholders need to have flexibility in supporting candidates for a company’s board of directors. This is the only mechanism that minority shareholders can use to be represented on a company’s board.

-	Vote AGAINST proposals to eliminate cumulative voting. o Vote FOR proposals to permit cumulative voting.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Management proposals typically seek shareholder approval to adopt an amendment to the company’s charter to eliminate or limit the personal liability of directors to the company and its shareholders for monetary damages for any breach of fiduciary duty to the fullest extent permitted by state law. In contrast, shareholder proposals seek to provide for personal monetary liability for fiduciary breaches arising from gross negligence. While PVS recognizes that a company may have a more difficult time attracting and retaining directors if they are subject to personal monetary liability, PVS believes the great responsibility and authority of directors justifies holding them accountable for their actions.

Each proposal addressing director liability will be evaluated consistent with this philosophy. PVS may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but PVS may often oppose management proposals and support shareholder proposals in light of our philosophy of promoting director accountability.

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Vote AGAINST proposals to limit or eliminate entirely director and officer liability in regards to: (i) breach of the director’s fiduciary “duty of loyalty” to shareholders; (ii) acts or omissions not made in “good faith” or involving intentional misconduct or knowledge of violations under the law; (iii) acts involving the unlawful purchases or redemptions of stock; (iv) payment of unlawful dividends; or (v) use of the position as director for receipt of improper personal benefits.

INDEMNIFICATION

Indemnification is the payment by a company of the expenses of directors who become involved in litigation as a result of their service to a company. Proposals to indemnify a company’s directors differ from those to eliminate or reduce their liability because with indemnification directors may still be liable for an act or omission, but the company will bear the expense. PVS may support these proposals when the company persuasively argues that such action is necessary to attract and retain directors, but will generally oppose indemnification when it is being proposed to insulate directors from actions they have already taken.

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Vote AGAINST indemnification proposals that would expand individual coverage beyond ordinary legal expenses to also cover specific acts of negligence which exceed the standard of mere carelessness that is regularly covered in board fiduciary indemnification.

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Vote FOR only those proposals which provide expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and (2) only if the director’s legal expenses would be covered.

PROXY CONTEST DEFENSES

POISON PILLS

Shareholder rights plans, typically known as poison pills, take the form of rights or warrants issued to shareholders and are triggered when a potential acquiring stockholder reaches a certain threshold of ownership. When triggered, poison pills generally allow shareholders to purchase shares from, or sell shares back to, the target company (“flip-in pill”) and/or the potential acquirer (“flip-out pill”) at a price far out of line with fair market value.

Depending on the type of pill, the triggering event can either transfer wealth from the target company or dilute the equity holdings of current shareholders. Poison pills insulate management from the threat of a change in control and provide the target board with veto power over takeover bids. Because poison pills greatly alter the balance of power between shareholders and management, shareholders should be allowed to make their own evaluation of such plans.

-	Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

-	Review on a CASE-BY-CASE basis shareholder proposals to redeem a company’s poison pill.

-	Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

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Votes should be WITHHELD from any board where a dead-hand poison pill provision is in place. From a shareholder perspective, there is no justification for a dead-hand provision. Directors of companies with these lethal protective devices should be held accountable.

GREENMAIL

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of shares, the practice discriminates against most shareholders. This transferred cash, absent the greenmail payment, could be put to much better use for reinvestment in the company, payment of dividends, or to fund a public share repurchase program.

-	Vote FOR proposals to adopt an anti-greenmail provision in their charter or bylaws that would thereby restrict a company’s ability to make greenmail payments to certain shareholders.

-	Review on a CASE-BY-CASE basis all anti-greenmail proposals when they are presented as bundled items with other charter or bylaw amendments.

SHAREHOLDER ABILITY TO REMOVE DIRECTORS

Shareholder ability to remove directors, with or without cause, is either prescribed by a state’s business corporation law, individual company’s articles of incorporation, or its corporate bylaws. Many companies have sought shareholder approval for charter or bylaw amendments that would prohibit the removal of directors except for cause, thus ensuring that directors would retain their directorship for their full-term unless found guilty of self-dealing. By requiring cause to be demonstrated through due process, management insulates the directors from removal even if a director has been performing poorly, not attending meetings, or not acting in the best interests of shareholders.

-	Vote AGAINST proposals that provide that directors may be removed only for cause.

-	Vote FOR proposals which seek to restore the authority of shareholders to remove directors with or without cause.

-	Vote AGAINST proposals that provide only continuing directors may elect replacements to fill board vacancies.

-	Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

Proposals which would allow management to increase or decrease the size of the board at its own discretion are often used by companies as a takeover defense. PVS supports management proposals to fix the size of the board at a specific number, thus preventing management when facing a proxy context from increasing the board size without shareholder approval. By increasing the size of the board, management can make it more difficult for dissidents to gain control of the board. Fixing the size of the board also prevents a reduction in the size of the board as a strategy to oust independent directors. Fixing board size also prevents management from increasing the number of directors in order to dilute the effects of cumulative voting.

-	Vote FOR proposals that seek to fix the size of the board.

-	Vote AGAINST proposals that give management the ability to alter the size of the board without shareholder approval.

AUDITORS

AUDITOR RATIFICATION

The ratification of auditors is an important component of good governance. The wave of recent accounting scandals at companies illuminate the need to ensure auditor independence in the face of selling consulting services to audit clients. At the Big Five (now Final Four) accounting firms, revenues from non-audit services grew from 13% of total revenues in 1981 to half of total revenue in 2000. A recent study of over 1,200 US companies in the S&P 500, Mid Cap, and Small Cap indices found that 72% of fees paid to auditors in 2002 were for non-audit services, exactly the same level as 2001. We believe that the ratio should be reversed, and that non-audit fees should make up no more one-quarter of all fees paid to the auditor so as to properly discourage even the appearance of any undue influence upon an auditor’s objectivity.

As auditors are the backbone upon which a company’s financial health is measured, auditor independence is absolutely essential for rendering objective opinions upon which investors then rely. When an auditor is paid excessive consulting fees in addition to fees paid for auditing, the company/auditor relationship is left open to conflicts of interest. Because accounting scandals evaporate shareholder value, any proposal to ratify auditors is examined for potential conflicts of interest, with particular attention to the fees paid to the auditor.

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Vote FOR proposals to ratify auditors when the amount of audit fees is equal to or greater than three times the amount paid for consulting, unless: i) an auditor has a financial interest in or association with the company, and is therefore not independent; or ii) there is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

-	Vote AGAINST proposals to ratify auditors when the amount of audit fees is less than three times greater than that for consulting fees.

-	WITHHOLD votes from Audit Committee members in cases where consulting fees exceed audit fees.

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Generally support shareholder proposals to ensure auditor independence through measures such as mandatory auditor rotation (no less than every five years) or prohibiting companies from buying consulting services from their auditor.

MERGERS AND ACQUISITIONS

Votes on mergers and acquisitions are considered on a CASE-BY-CASE basis, taking into account at least the following:

-	Impact of the merger on shareholder value;

-	Anticipated financial and operating benefits realizable through combined synergies;

-	Offer price (cost vs. premium).

-	Financial viability of the combined companies as a single entity;

-	Was the deal put together in good faith? Were negotiations carried out at arm’s length? Was any portion of the process tainted by possible conflicts of interest?;

-	Fairness opinion (or lack thereof);

-	Changes in corporate governance and their impact on shareholder rights; and

-	Impact on community stakeholders and employees in both workforces.

FAIR PRICE PROVISIONS

Fair price provisions were originally designed to specifically defend against the most coercive of takeover devises -- the two-tiered, front-end loaded tender offer. In such a hostile takeover, the bidder offers cash for enough shares to gain control of the target. At the same time, the acquirer states that once control has been obtained, the target’s remaining shares will be purchased with cash, cash and securities, or only securities. Since the payment offered for the remaining stock is, by design, less valuable than the original offer for the controlling shares, shareholders are forced to sell out early to maximize the value of their shares. Standard fair price provisions require that -- absent of board or shareholder approval of the acquisition -- the bidder must pay the remaining shareholders the same price for their shares that brought control.

-	Vote FOR fair price proposals as long as the shareholder vote requirement embedded in the provision is no more than a majority of disinterested shares.

-	Vote FOR shareholder proposals to lower the shareholder vote requirement in existing fair price provisions.

CORPORATE RESTRUCTURING

Votes concerning corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spin-offs, liquidations, and asset sales, are considered on a CASE-BY-CASE basis.

APPRAISAL RIGHTS

Rights of appraisal provide shareholders who do not approve of the terms of certain corporate transactions the right to demand a judicial review in order to determine the fair value for their shares. The right of appraisal applies to mergers, sale of corporate assets, and charter amendments that may have a materially adverse effect on the rights of dissenting shareholders.

-	Vote FOR proposals to restore or provide shareholders with the right of appraisal.

SPIN-OFFS

Votes on spin-offs are considered on a CASE-BY-CASE basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

ASSET SALES

Votes on asset sales are made on a CASE-BY-CASE basis after considering the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

LIQUIDATIONS

Votes on liquidations are made on a CASE-BY-CASE basis after reviewing management’s efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

CHANGING CORPORATE NAME

Vote FOR changing the corporate name in all instances if proposed and supported by management.

SHAREHOLDER RIGHTS

CONFIDENTIAL VOTING

The confidential ballot ensures that voters are not subject to real or perceived coercion. In an open voting system, management can determine who has voted against its nominees or proposals before a final vote count. As a result, shareholders can be pressured to vote with management at companies with which they maintain or would like to establish a business relationship.

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Vote FOR shareholder proposals that request corporations to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: in the case of a contested election, management is permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

-	Vote FOR management proposals to adopt confidential voting procedures.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Most state corporation statutes allow shareholders to call a special meeting when they want to take action on certain matters that arise between regularly scheduled annual meetings. Sometimes this right applies only if a shareholder or a group of shareholders own a specified percentage of shares, with ten percent being the most common. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

-	Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

-	Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Consent solicitations allow shareholders to vote on and respond to shareholder and management proposals by mail without having to act at a physical meeting. A consent card is sent by mail for shareholder approval and only requires a signature for action. Some corporate bylaws require supermajority votes for consents, while at others standard annual meeting rules apply. Shareholders may lose the ability to remove directors, initiate a shareholder resolution, or respond to a beneficial offer without having to wait for the next scheduled meeting if they are unable to act at a special meeting of their own calling.

-	Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

-	Vote FOR proposals to allow or make easier shareholder action by written consent.

EQUAL ACCESS

The process for electing directors can be improved since a company currently nominates for election only one candidate for each board seat, leaving shareholders with no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so unless they are willing to undertake the considerable expense of running an independent candidate for the board. The current system is that of a truly limited democracy, whereby voters are not given a choice of multiple candidates for each directorship, but are only allowed to register their approval or disapproval of one candidate for each director’s seat. The only way to register dissent about a given candidate is to withhold support from that nominee. Truly democratic director elections should offer a choice, thereby allowing a far healthier and more rigorous shareholder evaluation and debate about which specific nominees are best qualified. A more open and rigorous election process would give shareholders an actual choice and give them far greater say in choosing the directors most able to represent their interests.

- Vote FOR shareholder proposals that would allow significant company shareholders equal access to management’s proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

UNEQUAL VOTING RIGHTS

Incumbent managers are able to use unequal voting rights through the creation of a separate class of shares which have superior voting rights to the common shares of regular shareholders. This separate class of shares with disproportionate voting power allows management to concentrate its power and insulate itself from the wishes of the majority of shareholders. Dual class exchange offers involve a transfer of voting rights from one group of shareholders to another group of shareholders typically through the payment of a preferential dividend. A dual class recapitalization plan also establishes two classes of common stock with unequal voting rights, but initially involves an equal distribution of preferential and inferior voting shares to current shareholders.

-	Vote FOR resolutions that seek to maintain or convert to a one share, one vote capital structure.

-	Vote AGAINST requests for the creation or continuation of dual class capital structures or the creation of new or additional super-voting shares.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR BYLAWS

Supermajority shareholder vote requirements for charter or bylaw amendments are often the result of “lock-in” votes, which are the votes required to repeal new provisions to the corporate charter. Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company and its corporate governance provisions. Requiring more than this may entrench managers by blocking actions that are in the best interests of shareholders.

-	Vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

-	Vote AGAINST management proposals seeking to lower supermajority shareholder vote requirements when they accompany management sponsored proposals to also change certain charter or bylaw amendments.

-	Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

Supermajority provisions violate the principle that a simple majority of voting shares should be all that is necessary to effect change regarding a company and its corporate governance provisions. Requiring more than this may entrench managers by blocking actions that are in the best interests of shareholders.

-	Vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

-	Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

REIMBURSE PROXY SOLICITATION EXPENSES

Decisions to provide full reimbursement for dissidents waging a proxy contest are made on a CASE-BY-CASE basis.

CAPITAL STRUCTURE

The management of a corporation’s capital structure involves a number of important issues including dividend policy, types of assets, opportunities for growth, ability to finance new projects internally, and the cost of obtaining additional capital. Many financing decisions have a significant impact on shareholder value, particularly when they involve the issuance of additional common stock, preferred stock, or debt.

COMMON STOCK AUTHORIZATION

State statutes and stock exchanges require shareholder approval for increases in the number of common shares. Corporations increase their supply of common stock for a variety of ordinary business purposes: raising new capital, funding stock compensation programs, business acquisitions, implementation of stock splits, or payment of stock dividends.

PVS supports management proposals requesting shareholder approval to increase authorized common stock when management provides persuasive justification for the increase. For example, PVS will support increases in authorized common stock to fund stock splits that are in shareholders’ interests. PVS will evaluate on a CASE-BY-CASE basis on proposals when the company intends to use the additional stock to implement a poison pill or other takeover defense. PVS will evaluate the amount of additional stock requested in comparison to the requests of the company’s peers as well as the company’s articulated reason for the increase.

-	Review on a CASE-BY-CASE basis proposals to increase the number of shares of common stock authorized for issue.

-	Vote AGAINST proposed common stock authorizations that increase the existing authorization by more than 50 percent unless a clear need for the excess shares is presented by the company.

REVERSE STOCK SPLITS

Reverse splits exchange multiple shares for a lesser amount to increase share price. Increasing share price is sometimes necessary to restore a company’s share price to a level that will allow it to be traded on the national stock exchanges. In addition, some brokerage houses have a policy of not monitoring or investing in very low priced shares. Reverse stock splits can help maintain stock liquidity.

We will review management proposals to implement a reverse stock split on a CASE-BY-CASE basis, taking into account whether there is a corresponding proportional decrease in authorized shares. We will generally support a reverse stock split if management provides a reasonable justification for the split and reduces authorized shares accordingly. Without a corresponding decrease, a reverse stock split is effectively an increase in authorized shares by reducing the number of shares outstanding while leaving the number of authorized shares to be issued at the pre-split level.

BLANK CHECK PREFERRED AUTHORIZATION

Preferred stock is an equity security which has certain features similar to debt instruments -- such as fixed dividend payments and seniority of claims to common stock -- and usually carries little to no voting rights. The terms of blank check preferred stock give the board of directors the power to issue shares of preferred stock at their discretion with voting, conversion, distribution, and other rights to be determined by the board at time of issue. Blank check preferred stock can be used for sound corporate purposes but can also be used as a device to thwart hostile takeovers without shareholder approval.

-	Vote FOR proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense or carry superior voting rights.

-	Review on a CASE-BY-CASE basis proposals that would authorize the creation of new classes of preferred stock with unspecified voting, conversion, dividend, distribution, and other rights.

-

Review on a CASE-BY-CASE basis proposals to increase the number of authorized blank check preferred shares. If the company does not have any preferred shares outstanding, we will vote AGAINST the requested increase.

-

Vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

ADJUST PAR VALUE OF COMMON STOCK

Stock that has a fixed per share value that is on its certificate is called par value stock. The purpose of par value stock is to establish the maximum responsibility of a stockholder in the event that a corporation becomes insolvent. Proposals to reduce par value come from certain state level requirements for regulatory industries such as banks and other legal requirements relating to the payment of dividends.

-	Vote FOR management proposals to reduce the par value of common stock.

PREEMPTIVE RIGHTS

Preemptive rights permit shareholders to share proportionately in any new issues of stock of the same class. These rights guarantee existing shareholders the first opportunity to purchase shares of new issues of stock in the same class as their own and in the same proportion. The absence of these rights could cause stockholders’ interest in a company to be reduced by the sale of additional shares without their knowledge and at prices unfavorable to them. Preemptive rights, however, can make it difficult for corporations to issue large blocks of stock for general corporate purposes. Both corporations and shareholders benefit when corporations are able to arrange issues without preemptive rights that do not result in a substantial transfer of control.

-

Review on a CASE-BY-CASE basis proposals to create or abolish preemptive rights. In evaluating proposals on preemptive rights, we look at the size of a company and the characteristics of its shareholder base.

DEBT RESTRUCTURING

We review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan. We consider the following issues:

-	Dilution: How much will ownership interests of existing shareholders be reduced and how extreme will dilution to any future earnings be?

-	Change in Control: Will the transaction result in a change-in-control of the company?

-	Bankruptcy: How real is the threat of bankruptcy? Is bankruptcy the main factor driving the debt restructuring? Would the restructuring result in severe loss to shareholder value?

-	Possible self-dealings: Generally approve proposals that facilitate debt restructuring unless there are clear signs of self-dealing or other abuses.

EXECUTIVE AND DIRECTOR COMPENSATION

STOCK OPTION PLANS

PVS supports compensating executives at a reasonable rate and believes that executive compensation should be strongly correlated to performance. PVS supports stock options as a significant component of compensation. Stock option and other forms of compensation should be performance-based with an eye toward improving shareholder value. Well-designed stock option plans align the interests of executives and shareholders by providing that executives benefit when stock prices rise as the company -- and shareholders -- prosper together. Many plans sponsored by management provide goals so easily attained that executives can realize massive rewards even though shareholder value is not necessarily created. PVS will support option plans that provide legitimately challenging performance targets that serve to truly motivate executives in the pursuit of excellent performance. Likewise, we will oppose plans that offer unreasonable benefits to executives that are not available to any other shareholders.

PVS will consider whether the proposed plan is being offered at fair market value or at a discount; whether the plan excessively dilutes the earnings per share of the outstanding shares; and whether the plan gives management the ability to replace or reprice “underwater” options. Repricing is an amendment to a previously granted stock option contract that reduces the option exercise price. Options are “underwater” when their current price is below the current option contract price. Options can also be repriced through cancellations and re-grants. The typical new grant would have a ten-year term, new vesting restrictions, and a lower exercise price reflecting the current lower market price. PVS will also consider any other features of the plan that may not be in shareholders’ best interest.

In general, we consider executive and director compensation plans on a CASE-BY-CASE basis. When evaluating executive and director compensation matters, we review the following three elements:

-	Dilution: Vote AGAINST plans in which the potential voting power dilution (VPD) of all shares outstanding exceeds 12 percent.

-

Full market value: Awards must be granted at 100 percent of fair market value on the date of grant. However, in instances when a plan is open to broad-based employee participation and excludes the five most highly compensated employees, we accept a 15 percent discount.

-	Repricing: Vote AGAINST plans if the company’s policy permits repricing of “underwater” options or if the company has a history of repricing past options.

However, in instances when repricing is put up for a shareholder vote, we will vote FOR the repricing of shares under the following four conditions:

-	he repricing is value for value;

-	If the five most highly compensated employees are excluded from the repricing;

-	If the plan is broad based; and

-	If the current vesting schedule is maintained.

STOCK OPTION EXPENSING

The theory that stock options are beneficial to shareholders because they motivate management and align the interests of investors with those of executives is no longer held sacrosanct. The fact that companies reprice underwater options exposes the initial fallacy of this theory. A recent long-term study of stock option awards from the Indiana University School of Business found that there was no correlation whatsoever between executive stock ownership and company performance. Given their accounting treatment of not being charged as an expense against earnings, stock options have been the ultimate tax dodge for companies wishing to lavishly compensate employees.

Misused stock options can give executives an incentive to inflate their company’s earnings or make irresponsibly optimistic forecasts in order to keep stock prices high and their paychecks gargantuan. Alan Greenspan cautioned that the failure to expense stock option grants has “introduced a significant distortion in reported earnings, one that has grown with the increasing prevalence of this form of compensation.” Some companies have chosen to acknowledge the distortion caused by the non-expensing of options and have committed to expense options going forward. And beginning in 2003, the SEC will no longer exclude stock option expensing proposals from the proxy ballot using the ordinary business exception rules.

-	Support shareholder resolutions calling for stock option grants to be treated as an expense for accounting and earnings calculation purposes.

OBRA-RELATED COMPENSATION PROPOSALS

-	Vote FOR amendments that place a cap on annual grants or amend administrative features.

-

Vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants that any one participant may receive in order to comply with the provisions of Section 162(m) of OBRA.

AMENDMENTS TO ADD PERFORMANCE-BASED GOALS

Section 162(m) of the IRS Code Section limits the deductibility of compensation in excess of $1 million to a named executive officer unless certain prescribed actions are taken including shareholder approval and the establishment of performance goals.

-	Vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

Amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis.

APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

-

Generally vote AGAINST cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA if the plan provides for awards to individual participants in excess of $2 million a year.

-	Vote AGAINST plans that are deemed to be “excessive” because they are not justified by performance measures.

PERFORMANCE BASED OPTIONS

Stock options are intended to align the interests of management with those of shareholders. However, stock option grants without performance-based elements can excessively compensate executives for stock increases due solely to a general stock market rise, rather than improved or superior company stock performance. When option grants reach the hundreds of thousands, a relatively small increase in the share price may permit executives to reap millions of dollars without providing material benefits to shareholders.

PVS advocates performance based options, such as premium-priced or indexed, which encourage executives to outperform rivals and the market as a whole rather than being rewarded for any rise in the share price, which can occur if there are not empirical performance measures incorporated into the structure of the options. Additionally, it should be noted that performance-accelerated vesting and premium priced options allow fixed plan accounting, whereas performance-vested and indexed options entail certain expensing requirements.

-	Generally vote FOR shareholder proposals that seek to provide for performance based options such as indexed and/or premium priced options.

SHAREHOLDER PROPOSALS TO LIMIT EXECUTIVE AND DIRECTOR PAY

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Generally vote FOR shareholder proposals that seek additional disclosure of executive and director pay information. Current SEC requirements only call for the disclosure of the top 5 most highly compensated executives and only if they earn more than $100,000 in salary and benefits.

-	Generally vote FOR shareholder proposals that seek to eliminate outside directors’ retirement benefits.

-

Review on a CASE-BY-CASE basis all other shareholder proposals that seek to limit executive and director pay. This includes shareholder proposals that seek to link executive compensation to customer, employee, or stakeholder satisfaction.

GOLDEN AND TIN PARACHUTES

Golden parachutes are designed to protect the employees of a corporation in the event of a change-in-control. Under most golden parachute agreements, senior level management employees receive a lump sum pay-out triggered by a change-in-control at usually two to three times base salary. Increasingly, companies that have golden parachute agreements for senior level executives are extending coverage for all their employees via “tin” parachutes. The SEC requires disclosure of all golden parachute arrangements in the proxy statement, while disclosure of tin parachutes in company filings is not required at this time.

-	Vote for shareholder proposals to all have golden and tin parachute agreements submitted for shareholder ratification.

-	Generally vote against all proposals to ratify golden parachutes.

-	Vote on tin parachutes on a case-by-case basis.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

An Employee Stock Ownership Plan (ESOP) is an employee benefit plan that makes the employees of a company also owners of stock in that company. Recently, a large Rutgers University study of the performance of ESOPs in closely held companies found that ESOPs appear to increase overall sales, employment, and sales per employee over what would have been expected absent an ESOP. The study also found that ESOP companies are also more likely to still be in business several years later, and are more likely to have other retirement-oriented benefit plans than comparable non-ESOP companies.

          Vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs except in cases when the number of shares allocated to the ESOP is deemed “excessive” (i.e. generally greater than five percent of outstanding shares).

STATE OF INCORPORATION

VOTING ON STATE TAKEOVER STATUTES

We review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions). We generally support opting into stakeholder protection statutes if they provide comprehensive protections for employees and community stakeholders. We would be less supportive of takeover statutes that only serve to protect incumbent management from accountability to shareholders and which negatively influence shareholder value.

OFFSHORE REINCORPORATIONS & TAX HAVENS

For a company that seeks to reincorporate, we evaluate the merits of the move on a CASE-BY-CASE basis, taking into consideration the company’s strategic rationale for the move, the potential economic ramifications, potential tax benefits, and any corporate governance changes that may impact shareholders. We believe there are a number of concerns associated with a company looking to reincorporate from the United States to exotic locales such as Bermuda, the Cayman Islands or Panama. The trend of U.S. companies seeking to move offshore appears to be on the rise, and shareholders are just beginning to understand the web of complexities surrounding the legal, tax, and governance implications involved in such a transaction.

When reviewing a proposed offshore move, we will consider the following factors:

-	Legal recourse for U.S. stockholders of the new company and the enforcement of legal judgments against the company under the U.S. securities laws;

-	The transparency (or lack thereof) of the new locale’s legal system;

-	Adoption of any shareholder-unfriendly corporate law provisions;

-	Actual, qualified tax benefits;

-	Potential for accounting manipulations and/or discrepancies;

-	Any pending U.S. legislation concerning offshore companies; and

-	Prospects of reputational harm and potential damage to brand name via increased media coverage concerning corporate expatriation.

Furthermore, PVS will generally support shareholder requests calling for “expatriate” companies that are domiciled abroad yet predominantly owned and operated in America to re-domesticate back to a U.S. state jurisdiction.

CORPORATE RESPONSIBILITY & ACCOUNTABILITY

SOCIAL, ENVIRONMENTAL AND SUSTAINABILITY ISSUES

In general, we support social, workforce, and environmental shareholder-sponsored resolutions if they seek to create responsible corporate citizens while at the same time attempting to enhance long-term shareholder value. In most cases, we will support proposals that ask for disclosure reporting of additional information that is not available outside the company and that is not proprietary in nature. Such reporting is particularly most vital when it appears that a company has not adequately addressed shareholder concerns regarding social, workplace, environmental and/or other issues.

          In determining our vote on social, workplace, environmental, and other related proposals, we specifically analyze the following factors:

-	Whether adoption of the proposal would have either a positive or negative impact on the company’s short-term or long-term share value;

-	Percentage of sales, assets, and earnings affected;

-	Degree to which the company’s stated position on the issues could affect its reputation or sales, or leave it vulnerable to boycott or selective purchasing;

-	Whether the issues presented should be dealt with through government or company-specific action;

-	Whether the company has already responded in some appropriate manner to the request embodied in a proposal;

-	Whether the company’s analysis and voting recommendation to shareholders is persuasive;

-	What its industry peers have done in response to the issue;

-	Whether the proposal itself is well framed and reasonable;

-	Whether implementation of the proposal would achieve the objectives sought in the proposal; and

-	Whether the subject of the proposal is best left to the discretion of the board.

In general, we support proposals that request the company to furnish information helpful to shareholders in evaluating the company’s operations. In order to be able to intelligently monitor their investments, shareholders often need information best provided by the company in which they have invested. Requests to report such information merits support.

We will evaluate proposals requesting the company to cease taking certain actions that the proponent believes is harmful to society or some segment of society with special attention to the company’s legal and ethical obligations, its ability to remain profitable, and potential negative publicity if the company fails to honor the request.

SPECIAL POLICY REVIEW AND SHAREHOLDER ADVISORY COMMITTEES

These resolutions propose the establishment of special committees of the board to address broad corporate policy and provide forums for ongoing dialogue on issues including, but not limited to: shareholder relations, the environment, occupational health and safety, and executive compensation.

-	Support these proposals when they appear to offer a potentially effective method for enhancing shareholder value.

MILITARY SALES

Shareholder proposals from church groups ask companies for detailed reports on foreign military sales. These proposals often can be created at reasonable cost to the company and contain no proprietary data. Large companies can supply this information without undue burden and provide shareholders with information affecting corporate performance and decision making.

-	Generally support reports on foreign military sales and economic conversion of facilities.

-	Generally vote AGAINST proposals asking a company to develop specific military contracting criteria.

POLITICAL CONTRIBUTIONS REPORTING

We believe employees should not be put in position where professional standing and goodwill within the corporation could be jeopardized as a result of political beliefs. Responsible employment practices should protect workers from an environment characterized by political indoctrination or intimidation. Corporations should not devote resources to partisan political activities, nor should they compel their employees to contribute to or support particular causes. Moreover, we believe it is wise for a corporation to maintain a politically neutral stance as to avoid potentially embarrassing conflicts of interests that could negatively impact the company’s brand name with consumers. Shareholders have the right to know about corporate political activities, and management’s knowledge that such information can be made publicly available should encourage a company’s lawful and responsible use of political contributions.

-	Support proposals affirming political non-partisanship.

-	Support reporting of political and political action committee (PAC) contributions.

-	Support establishment of corporate political contributions guidelines and reporting provisions.

EQUAL EMPLOYMENT OPPORTUNITY AND OTHER WORK PLACE PRACTICE REPORTING ISSUES

These proposals generally request that a company establish a policy of reporting to shareholders its progress with equal opportunity and affirmative action programs. The costs of violating federal laws that prohibit discrimination by corporations are high and can affect corporate earnings.

The Equal Opportunities Employment Commission (EEOC) does not release the company’s filings to the public unless it is involved in litigation, and it is difficult to obtain from other sources. Companies need to be very sensitive to minority employment issues as the new evolving work force becomes increasingly diverse. This information can be provided with little cost to the company and does not create an unreasonable burden on management.

-	Vote FOR proposals calling for action on equal employment opportunity and anti-discrimination.

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Vote FOR legal and regulatory compliance and public reporting related to non-discrimination, affirmative action, workplace health and safety, environmental issues, and labor policies and practices that affect long-term corporate performance.

-	Vote FOR non-discrimination in salary, wages, and all benefits.

HIGH-PERFORMANCE WORKPLACE

High-performance workplace practices emphasize employee training, participation, and feedback. The concept of a high-performance workplace has been endorsed by the U.S. Department of Labor and refers to a workplace that is designed to provide workers with the information, skills, incentives, and responsibility to make decisions essential for innovation, quality improvement and rapid response to changes in the marketplace. These standards embrace a “what’s good for the worker is good for the company” philosophy. Studies have shown that improvement in human resources practices is associated with increases in total return to shareholders. High-performance workplace standards proposals can include linking compensation to social measures such as employee training, morale and safety, environmental performance and workplace lawsuits.

-	Generally support proposals that incorporate high-performance workplace standards.

NON-DISCRIMINATION IN RETIREMENT BENEFITS

A cash balance plan is a defined benefit plan that treats an earned retirement benefit as if it were a credit from a defined contribution plan, but which provides a stated benefit at the end of its term. Because employer contributions to these plans are credited evenly over the life of a plan and not based on a seniority formula, they may reduce payouts to long term employees who are currently vested in plans.

Cash-balance pension conversions are undergoing congressional and federal agency scrutiny in the wake of high-profile EEOC complaints on age discrimination and employee anger at companies like IBM. While significant policy reform is unlikely in the short-term, business interests are worried enough that the National Association of Manufacturers and other pro-business lobbies are forming a coalition on Capitol Hill to preserve the essential features of the plans and to overturn a recent IRS ruling.

Driving the push behind conversions from traditional pension plans to cash-balance plans are the substantial savings that companies generate in the process. Critics point out that this savings is gained at the expense of the most senior employees. Resolutions call on corporate boards to establish a committee of outside directors to prepare a report to shareholders on the potential impact of pension-related proposals now being considered by national policymakers in reaction to the controversy spawned by the plans.

-	Support non-discrimination in retirement benefits.

FAIR LENDING

These resolutions call for financial institutions to comply with fair lending laws and statutes while avoiding predatory practices in their subprime lending. These predatory practices include: lending to borrowers with inadequate income, who will then default; not reporting on payment performances of borrowers to credit agencies; implying that credit life insurance is necessary to obtain the loan (packing); unnecessarily high fees; refinancing with high additional fees rather than working out a loan that is in arrears (flipping); and high pre-payment fees.

-	Support compliance with fair-lending laws.

-	Support reporting on overall lending policies and data.

CERES PRINCIPLES

These resolutions call for the adoption of principles that encourage the company to protect the environment and the safety and health of its employees.

The CERES Principles, formulated by the Coalition of Environmentally Responsible Economies, require signing companies to address environmental issues, including protection of the biosphere, sustainable use of natural resources, reduction and disposal of wastes, energy conservation, and employee and community risk reduction. A signee to the CERES Principles would disclose its efforts in such areas through a standardized report submitted to CERES and made available to the public.

Evidence suggests that environmentally conscious companies may realize long-term savings by implementing programs to pollute less and conserve resources. In addition, environmentally responsible companies stand to benefit from good public relations and new marketing opportunities. Moreover, the reports that are required of signing companies provide shareholders with more information concerning topics they may deem relevant to their company’s financial well being.

Many companies have voluntarily adopted these principles. PVS supports proposals that improve a company’s public image, reduce exposure to liabilities, and establish standards so that environmentally responsible companies and markets are not at a competitive financial disadvantage.

-	Vote FOR the adoption of the CERES Principles.

-	Vote FOR adoption of reports to shareholders on environmental issues.

MACBRIDE PRINCIPLES

These resolutions call for the adoption of the MacBride Principles for operations located in Northern Ireland. They request companies operating abroad to support the equal employment opportunity policies that apply in facilities they operate domestically. The principles were established to address the sectarian hiring problems between Protestants and Catholics in Northern Ireland. It is well documented that Northern Ireland’s Catholic community faces much higher unemployment figures than the Protestant community. In response to this problem, the U.K. government instituted the New Fair Employment Act of 1989 (and subsequent amendments) to address the sectarian hiring problems.

Many companies believe that the Act adequately addresses the problems and that further action, including adoption of the MacBride Principles, only duplicates the efforts already underway. In evaluating a proposal to adopt the MacBride Principles, shareholders must decide whether the principles will cause companies to divest, and therefore worsen the unemployment problem, or whether the principles will promote equal hiring practices. Proponents believe that the Fair Employment Act does not sufficiently address the sectarian hiring problems. They argue that the MacBride Principles will stabilize the situation and promote further investment.

-	Support the MacBride Principles for operations in Northern Ireland that request companies to abide by equal employment opportunity policies.

CONTRACT SUPPLIER STANDARDS

These resolutions call for compliance with governmental mandates and corporate policies regarding nondiscrimination, affirmative action, work place safety and health, and other basic labor protections. PVS will generally support proposals that:

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Seek publication of a “Worker Code of Conduct” to the company’s foreign suppliers and licensees, requiring they satisfy all applicable labor standards and laws protecting employees’ wages, benefits, working conditions, freedom of association, right to collectively bargain, and other rights.

-	Request a report summarizing the company’s current practices for enforcement of its Worker Code of Conduct.

-	Establishes independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with the Worker Code of Conduct.

-	Create incentives to encourage suppliers to raise standards rather than terminate contracts.

-	Implement policies for ongoing wage adjustments, ensuring adequate purchasing power and a sustainable living wage for employees of foreign suppliers and licensees.

-	Request public disclosure of contract supplier reviews on a regular basis.

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Adopt labor standards for foreign and domestic suppliers to ensure that the company will not do business with foreign suppliers that manufacture products for sale in the U.S. using forced or child labor, or that fail to comply with applicable laws protecting employees’ wages and working conditions.

CORPORATE CONDUCT, HUMAN RIGHTS, AND LABOR CODES

PVS generally supports proposals that call for the adoption and/or enforcement of clear principles or codes of conduct relating to countries in which there are systematic violations of human rights. These conditions include the use of slave, child, or prison labor, undemocratically elected governments, widespread reports by human rights advocates, fervent pro-democracy protests, or economic sanctions and boycotts.

Many proposals refer to the seven core conventions, commonly referred to as the “Declaration on Fundamental Principles and Rights At Work,” ratified by the International Labor Organization (ILO). The seven conventions fall under four broad categories: i) right to organize and bargain collectively; ii) non-discrimination in employment; iii) abolition of forced labor; and iv) end of child labor. Each of the 180 member nations of the ILO body are bound to respect and promote these rights to the best of their abilities.

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Support the principles and codes of conduct relating to company investment and/or operations in countries with patterns of human rights abuses or pertaining to geographic regions experiencing political turmoil (Northern Ireland, Columbia, Burma, former Soviet Union, and China).

-	Support the implementation and reporting on ILO codes of conduct.

-	Support independent monitoring programs in conjunction with local and respected religious and human rights groups to monitor supplier and licensee compliance with Codes.

INTERNATIONAL FINANCIAL RELATED

The rise of globalization has put increasing importance on the need for US companies to periodically monitor their business operations abroad. As a means to preserve brand integrity and protect against potentially costly litigation and negative public relations, PVS generally supports shareholder proposals which call for a report on the company’s core business policies and procedures of its operations outside the United States. Many of the resolutions which address a company’s international policies can include: impact of Foreign Direct Investment (FDI) in emerging market economies; corporate safeguards against money laundering; economic de-stabilization concerns; relationships with international financial institutions (IFIs); and product sales/marketing abroad (i.e., tobacco, pharmaceutical drug pricing).

-	Generally support proposals asking for policy clarification and reporting on foreign-related matters that can materially impact the company’s short and long-term bottom-line.

APPENDIX G

PROXY VOTING POLICY SUMMARY
WINSLOW CAPITAL MANAGEMENT, INC.

          Winslow, pursuant to Rule 206(4)-6 under the Investment Advisers Act of 1940, has adopted Proxy Voting Policies and Procedures pursuant to which Winslow undertakes to vote all proxies or other beneficial interests in an equity security prudently and solely in the best long-term economic interest of its advisory clients and their beneficiaries, considering all relevant factors and without undue influence from individuals or groups who may have an economic interest in the outcome of a proxy vote.

          Winslow has delegated the authority to vote proxies in accordance with its Proxy Voting Policies and Procedures to ISS, a third party proxy-voting agency. Winslow subscribes to ISS’ Implied Consent service feature. As ISS research is completed, the ISS Account Manager executes the ballots as Winslow’s agent according to the vote recommendations and consistent with the ISS Standard Proxy Voting Guidelines.

          Winslow retains the ability to override any vote if it disagrees with ISS’ vote recommendation, and always maintains the option to review and amend votes before they are cast, except in the case of a conflict of interest. When there is an apparent conflict of interest, or the appearance of a conflict of interest, e.g. where Winslow may receive fees from a company for advisory or other services at the same time that Winslow has investments in the stock of that company, Winslow will follow the vote recommendation of ISS. Winslow retains documentation of all amended votes.

PART C

Item 28. Exhibits

(a) (1) Declaration of Trust of the HSBC Investor Portfolios. (1)

(a)(2) Amendment to Declaration of Trust and Establishment and Designation of Additional Shares regarding establishment of HSBC Investor Short Duration Fixed Income Portfolio. (9)

(b) By-Laws of the Registrant.(1)

(c) Not applicable.

(d)(1) Amended and Restated Master Investment Advisory Contract between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (9)

(d)(2) Investment Advisory Contract Supplement regarding HSBC Investor International Equity Portfolio. (5)

(d)(3) Investment Advisory Contract Supplement regarding HSBC Investor Opportunity Portfolio. (5)

(d)(4) Investment Advisory Contract Supplement regarding HSBC Investor Short Duration Fixed Income Portfolio. (7)

(d)(5) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Investor Growth Portfolio. (filed herewith)

(d)(6) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Investor Value Portfolio. (filed herewith)

(d)(7) Subadvisory Agreement between Westfield Capital Management Company L.P., and HSBC Global Asset Management (USA) Inc. regarding HSBC Investor Opportunity Portfolio. (12)

(d)(8) Subadvisory Agreement between Winslow Capital Management, Inc. and HSBC Global Asset Management (USA) Inc. regarding HSBC Investor Growth Portfolio. (12)

(d)(9) Subadvisory Agreement between NWQ Investment Management Co., LLC and HSBC Global Asset Management (USA) Inc. regarding HSBC Investor Value Portfolio. (11)

(d)(10) Subadvisory Agreement between Lord, Abbett & Co. LLC, and HSBC Global Asset Management (USA) Inc. regarding the HSBC Investor International Equity Portfolio. (14)

(e) Not applicable.

(f) Not applicable.

(g)(1)(i) Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company on behalf of the HSBC Investor Portfolios. (10)

(g)(1)(ii) Amended Schedule B-1 dated February 10, 2011 to Custodian Agreement between HSBC Investor Portfolios and The Northern Trust Company on behalf of the HSBC Investor Portfolios. (15)

(h)(1) Exclusive Placement Agent Agreement between HSBC Investor Portfolios and Citi Fund Services (Ireland) Limited (“Citi (Ireland)”). (3)

(h)(2)(i) Second Amended and Restated Master Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc, HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(2)(ii) Amendment to the Second Amended and Restated Master Services Agreement dated January 1, 2009. (12)

(h)(2)(iii) Amendment to the Second Amended and Restated Master Services Agreement dated September 14, 2009. (13)

(h)(2)(iv) Amendment to the Second Amended and Restated Master Services Agreement dated December 1, 2010. (15)

(h)(3)(i) Administration Services Agreement between HSBC Investor Portfolio and HSBC Global Asset Management (USA) Inc. (8)

(h)(3)(ii) Amendment to Administration Services Agreement dated June 4, 2007 between HSBC Investor Portfolios and HSBC Global Asset Management (USA) Inc. (11)

(h)(4) Amended and Restated Sub-Administration Services Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., HSBC Investor Funds, HSBC Investor Portfolios and HSBC Advisor Funds Trust and HSBC Global Asset Management (USA) Inc. (12)

(h)(5)(i) Amended and Restated Omnibus Fee Agreement dated January 1, 2009 among Citi Fund Services Ohio, Inc., Citi Fund Services (Cayman) Limited and HSBC Investor Portfolios. (13)

(h)(5)(ii) Amendment to the Amended and Restated Omnibus Fee Agreement dated September 14, 2009 (13)

(h)(5)(iii) Amendment to the Amended and Restated Omnibus Fee Agreement dated December 1, 2010. (15)

(h)(5)(iv) Amendment to the Amended and Restated Omnibus Fee Agreement dated January 1, 2011. (15)

(h)(5)(v) Amended and Restated Compliance Services Agreement dated January 1, 2009 between Citi Fund Services Ohio, Inc. and HSBC Investor Funds, HSBC Advisor Funds Trust, and HSBC Investor Portfolios. (12)

(i) Not applicable.

(j)(1) Consent of KPMG LLP. (filed herewith)

(j)(2) Power of Attorney dated June 16, 2008 (12)

(k) Not applicable.

(l)(1) Initial investor representation letter regarding International Equity Portfolio.(2)

(l)(2) Initial investor representation letter regarding Fixed Income Portfolio. (2)

(m) Not Applicable.

(n) Not Applicable.

(o) Reserved.

(p)(1) Amended Code of Ethics for HSBC Global Asset Management (USA) Inc. (8)

(p)(2) Amended Code of Ethics for Westfield Capital Management Company, L.P. (8)

(p)(3) Amended Code of Ethics for Citi Fund Services Ohio, Inc. and Citi Fund Services Limited Partnership. (15)

(p)(4) Amended Code of Ethics for Winslow Capital Management, Inc. (12)

(p)(5) Amended Code of Ethics for NWQ Investment Management Co., LLC. (8)

(p)(6) Amended Code of Lord, Abbett & Co. LLC (14)

(p)(7) Code of Ethics for HSBC Investor Funds, HSBC Investor Portfolios, and HSBC Advisor Funds Trust. (12)

(1) Incorporated herein by reference from amendment No. 1 to the Registrant’s registration statement (the “Registration Statement”) on Form N-1A (File No. 811-8928) as filed with the Securities and Exchange Commission (the “SEC”) on February 26, 1996.

(2) Incorporated herein by reference from the Registration Statement as filed with the SEC on December 21, 1994.

(3) Incorporated herein by reference from amendment no. 3 to the Registration Statement as filed with the SEC on February 28, 1997.

(4) Incorporated herein by reference from amendment no. 5 to the Registration Statement as filed with the SEC on January 18, 2001.

(5) Incorporated herein by reference from amendment no. 7 to the Registration Statement as filed with the SEC on January 30, 2002.

(6) Incorporated herein by reference from amendment no. 8 to the Registration Statement as filed with the SEC on February 28, 2003.

(7) Incorporated herein by reference from post-effective amendment no. 94 to the Registration Statement as filed with the SEC on December 14, 2005 for the HSBC Investor Funds.

(8) Incorporated herein by reference from post-effective amendment no. 95 to the Registration Statement as filed with the SEC on February 28, 2006 for the HSBC Investor Funds.

(9) Incorporated herein by reference from amendment No. 13 to the Registration Statement as filed with the SEC on February 28, 2006.

(10) Incorporated herein by reference from post-effective amendment No. 104 to the Registration Statement as filed with the SEC on February 28, 2007 for the HSBC Investor Funds.

(11) Incorporated herein by reference from post-effective amendment No. 15 to the Registration Statement as filed with the SEC on February 28, 2008.

(12) Incorporated herein by reference from post-effective amendment No. 16 to the Registration Statement as filed with the SEC on February 27, 2009.

(13) Incorporated herein by reference from post-effective amendment No. 115 to the Registration Statement as filed with the SEC on October 2, 2009 for the HSBC Investor Funds.

(14) Incorporated herein by reference from post-effective amendment No. 125 to the Registration Statement as filed with the SEC on January 7, 2011 for the HSBC Investor Funds.

(15) Incorporated herein by reference from post-effective amendment No. 126 to the Registration Statement as filed with the SEC on February 14, 2011 for the HSBC Investor Funds.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

Not applicable.

ITEM 30. INDEMNIFICATION

Reference is hereby made to Article IV of the Registrant’s Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees or officers of the Registrant by the Registrant pursuant to the Declaration of Trust of otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Investment Company Act of 1940, as amended (the “1940 Act”) and, therefore, is unenforceable.

A claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees or officers of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees or officers in connection with the shares being registered, the Registrant will, unless in the opinion of its Counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1940 Act and will be governed by the final adjudication of such issues.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS

HSBC Global Asset Management (USA) Inc. 452 Fifth Avenue, New York, New York 10018, serves as investment adviser (“Adviser”) and is a wholly-owned subsidiary of HSBC Bank USA, Inc., a New York State chartered bank, which is a wholly-owned subsidiary of HSBC USA, Inc., a registered bank holding company. Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-25999) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Westfield Capital Management Company L.P. (“Westfield”) together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Westfield in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-69413) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of NWQ Investment Management Co., LLC (“NWQ”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of NWQ in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-61379) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Winslow Capital Management, Inc. (“Winslow”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Winslow in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-41316) filed under the Investment Advisers Act of 1940, as amended and is incorporated by reference thereto.

Information as to the directors and officers of Lord, Abbett & Co. LLC (“Lord Abbett”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of Lord Abbett in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-6997) filed under the Investment Advisers Act of 1940, as amended, and is incorporated by reference thereto.

ITEM 32. PRINCIPAL UNDERWRITER

Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of: HSBC Global Asset Management (USA) Inc., 452 Fifth Avenue, New York, New York 10018; Citi Fund Services Ohio, Inc. 3435 Stelzer Road, Columbus, Ohio 43219-3035; Lord, Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302; Westfield Capital Management Company L.P., One Financial Center, Boston, MA 02111; Winslow Capital Management, Inc., 4720 IDS Tower, 80 S. Eighth Street, Minneapolis, MN 55402; and NWQ Investment Management Co., LLC, 2049 Century Park East, 19th Floor, Los Angeles, CA 90067.

ITEM 34. MANAGEMENT SERVICES

Not applicable.

ITEM 35. UNDERTAKINGS

The Registrant undertakes to comply with Section 16(c) of the 1940 Act as though such provisions of the 1940 Act were applicable to the Registrant except that the request referred to in the third full paragraph thereof may only be made by shareholders who hold in the aggregate at least 10% of the outstanding shares of the Registrant, regardless of the net asset value or values of shares held by such requesting shareholders.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the HSBC Investor Portfolios has duly caused this amendment to its registration statement on Form N-lA to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 28th day of February, 2011.

HSBC INVESTOR PORTFOLIOS

/s/ Richard A. Fabietti	/s/ Ty Edwards

Richard A. Fabietti	Ty Edwards
President	Treasurer

Alan S. Parsow*	Michael Seely*
Trustee	Trustee

Thomas F. Robards*	Susan S. Huang *
Trustee	Trustee

Marcia L. Beck*
Trustee

*/s/David J. Harris

David J. Harris

*David J. Harris, as attorney-in-fact pursuant to a power of attorney filed herewith.

Exhibit List

(d)(5) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Investor Growth Portfolio

(d)(6) Investment Advisory Contract Supplement dated June 16, 2003 regarding HSBC Value Portfolio

(j)(1) Consent of KPMG LLP